Exhibit 10.21

EXECUTION COPY

CREDIT AGREEMENT

dated as of September 1, 2009

among

VIRTUS INVESTMENT PARTNERS, INC.,

as Borrower,

The Lenders Party Hereto,

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent and as Issuing Bank

THE BANK OF NEW YORK MELLON,

as Lead Arranger

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104 3300

CAUTIONARY NOTE

The Credit Agreement and related exhibits and schedules filed as Exhibit 10.21 to this Annual Report on Form 10-K for the year ended December 31, 2010 are included to provide information regarding the terms of the agreement and are not intended to be a source of factual, business or operational information about the Company or to provide any other factual or disclosure information regarding the parties to the agreement. The representations and warranties included in the agreement have been made solely for the benefit of the parties to the agreement and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties; (ii) have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors; and (iv) were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to developments occurring subsequent to such date.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time, and shareholders should not rely on the agreement or related exhibits and schedules as any characterization of the actual state of facts or circumstances at any time. Additional information about the Company may be found in the Company’s other public filings, which are available free of charge on the Company’s website located at www.virtus.com.

(i)

Virtus Investment Partners, Inc. Credit Agreement

		Page
Section 4.12	Insurance	53
Section 4.13	Labor Matters	53
Section 4.14	Solvency	53
Section 4.15	Federal Reserve Regulations, etc.	54
Section 4.16	Absence of Certain Restrictions	54
Section 4.17	Material Licenses, Permits, Privileges and Franchises	54
Section 4.18	Security Documents	54
Section 4.19	Disclosure	55
Section 4.20	Inactive Subsidiaries	56

ARTICLE 5. CONDITIONS		56
Section 5.1	Closing Date	56
Section 5.2	Each Credit Event	60

ARTICLE 6. AFFIRMATIVE COVENANTS		60
Section 6.1	Financial Statements and Other Information	60
Section 6.2	Notices of Material Events	62
Section 6.3	Existence; Conduct of Business	64
Section 6.4	Payment and Performance of Obligations	64
Section 6.5	Maintenance of Properties	64
Section 6.6	Books and Records; Inspection Rights	64
Section 6.7	Compliance with Laws	64
Section 6.8	Use of Proceeds	64
Section 6.9	Information Regarding Collateral	65
Section 6.10	Insurance	65
Section 6.11	Casualty and Condemnation	65
Section 6.12	Additional Subsidiaries	66
Section 6.13	Further Assurances	66
Section 6.14	Compliance with Environmental Laws	64

ARTICLE 7. NEGATIVE COVENANTS		68
Section 7.1	Indebtedness; Equity Securities	68
Section 7.2	Liens	69
Section 7.3	Fundamental Changes; Business; Fiscal Year	70
Section 7.4	Investments, Loans, Advances, Guarantees and Acquisitions	71
Section 7.5	Asset Sales; Issuances of Equity Interests by Subsidiaries	73
Section 7.6	Sale and Lease Back Transactions	74
Section 7.7	Hedging Agreements	74
Section 7.8	Restricted Payments	74
Section 7.9	Transactions with Affiliates	75
Section 7.10	Restrictive Agreements	75
Section 7.11	Amendment of Material Documents	75
Section 7.12	Financial Covenants	75

(ii)

Virtus Investment Partners, Inc. Credit Agreement

		Page
Section 7.13	Government Regulation	76

ARTICLE 8. EVENTS OF DEFAULT		76
Section 8.1	Events of Default	76
Section 8.2	Remedies Upon Event of Default	78
Section 8.3	Application of Funds	79

ARTICLE 9. THE ADMINISTRATIVE AGENT		80
Section 9.1	Appointment and Authority	80
Section 9.2	Rights as a Lender	80
Section 9.3	Exculpatory Provisions	80
Section 9.4	Reliance by Administrative Agent	81
Section 9.5	Delegation of Duties	82
Section 9.6	Resignation of Administrative Agent	82
Section 9.7	Non Reliance on Administrative Agent and Other Credit Parties	83
Section 9.8	No Other Duties, etc.	83

ARTICLE 10. MISCELLANEOUS		83
Section 10.1	Notices	83
Section 10.2	Waivers; Amendments	84
Section 10.3	Expenses; Indemnity; Damage Waiver	85
Section 10.4	Successors and Assigns	87
Section 10.5	Survival	90
Section 10.6	Counterparts; Integration; Effectiveness; Electronic Execution	90
Section 10.7	Severability	91
Section 10.8	Right of Setoff	91
Section 10.9	Governing Law; Jurisdiction; Consent to Service of Process	91
Section 10.10	WAIVER OF JURY TRIAL	92
Section 10.11	Headings	93
Section 10.12	Interest Rate Limitation	93
Section 10.13	Treatment of Certain Information; Confidentiality	93
Section 10.14	USA Patriot Act Notice	94
Section 10.15	Publication; Advertisement	84

(iii)

Virtus Investment Partners, Inc. Credit Agreement

SCHEDULES:

Schedule 1.1	Other Permitted Investments
Schedule 2.1	List of Commitments
Schedule 4.6	List of Disclosed Matters
Schedule 4.11	List of Subsidiaries
Schedule 4.12	List of Insurance
Schedule 4.18	List of UCC Filing Offices
Schedule 7.1	List of Existing Indebtedness
Schedule 7.2	List of Existing Liens
Schedule 7.4	List of Existing Investments
Schedule 7.10	List of Existing Restrictions

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Opinion of Kevin Carr, Esq.
Exhibit B-2	Form of Opinion of Day Pitney LLP
Exhibit C	Form of Credit Request
Exhibit D	Form of Note
Exhibit E	Form of Guarantee Agreement
Exhibit F	Form of Security Agreement
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Notice of Conversion or Continuation
Exhibit I	Form of Officers’ Closing Certificate
Exhibit J	Form of Intercompany Note
Exhibit K	Form of Asset Coverage Ratio Certificate
Exhibit L	Form of Post-Closing Letter
Exhibit M	Form of Pledge Agreement

(iv)

Virtus Investment Partners, Inc. Credit Agreement

CREDIT AGREEMENT, dated as of September 1, 2009, among VIRTUS INVESTMENT PARTNERS, INC., the LENDERS party hereto and THE BANK OF NEW YORK MELLON, as Administrative Agent and as Issuing Bank.

The parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1 Defined Terms. As used in this Credit Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted EBITDA” means, for any period, EBITDA for such period adjusted, on a consistent basis, to reflect issuances and retirements of Equity Interests by Subsidiaries and purchases, acquisitions, sales, transfers and other dispositions, and issuances of Equity Interests, made by the Borrower and the Subsidiaries during such period as if they occurred at the beginning of such period.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Adjusted One Month Eurodollar Rate” means, on any day, the rate of interest per annum as determined by the Administrative Agent, equal to (i) the LIBO Rate (determined in the manner set forth in the definition thereof) for a deposit in an amount approximately equal to $1,000,000 with a maturity of one month at approximately 11:00 a.m., London time, on such day, provided that if the day for which such rate is to be determined is not a Business Day, the Adjusted One Month Eurodollar Rate for such day shall be such rate on the next preceding Business Day multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” means BNYM, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means, BNYM in its capacity as Administrative Agent.

Virtus Investment Partners, Inc. Credit Agreement

“Agreement Date” means the first date appearing in this Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 0.50%, and (iii) the Adjusted One Month Eurodollar Rate in effect on such day plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted One Month Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted One Month Eurodollar Rate.

“Applicable Margin” means, at all times from and after the Agreement Date and during the applicable periods set forth below: (i) with respect to ABR Borrowings, the percentage set forth in the following table under the heading “ABR Margin”, and (ii) with respect to Eurodollar Borrowings and the Letter of Credit participation fee payable under Section 3.3(b)(i), the percentage set forth in the following table under the heading “Eurodollar Margin and LC Fee”:

When the Leverage Ratio is:
greater than or equal to	and less than	ABR Margin	Eurodollar Margin and LC Fee
2.50:1.00	n/a	2.50%	3.50%
2.00:1.00	2.50:1.00	2.00%	3.00%
n/a	2.00:1.00	1.75%	2.75%

Changes in the Applicable Margin resulting from a change in the Leverage Ratio as evidenced by the Compliance Certificate most recently delivered under Section 6.1(c) shall become effective five Business Days after the later to occur of (a) the date such Compliance Certificate is delivered to the Administrative Agent, and (b) 120 days after the fiscal year end or 60 days after the fiscal quarter end (in the case of the first three fiscal quarters of any fiscal year), in either case in respect of which such Compliance Certificate shall have been delivered. Notwithstanding anything to the contrary in this definition, (i) if the Borrower shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, the Leverage Ratio for purposes of this defined term only shall be deemed to be greater than or equal to 2.50:1.00 from and including such date to the fifth Business Day following the date of delivery to the Administrative Agent of such Compliance Certificate, and (ii) during the period commencing on the Agreement Date and ending on the fifth Business Day after the later to occur of the (A) date the first such Compliance Certificate is delivered to the Administrative Agent, and (B) 90th day after the fiscal year end or the 45th day after the fiscal quarter end (in the case of the first three fiscal quarters of any fiscal year) in respect of which such first Compliance Certificate shall have been delivered, the Leverage Ratio for purposes of this defined term only shall be based on the certificate delivered pursuant to Section 5.1(d).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be

Virtus Investment Partners, Inc. Credit Agreement

determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Coverage Amount” means, as of any date, an amount equal to (a) the sum of the following (as set forth on the then most recently delivered monthly Asset Coverage Ratio Certificate) with respect to the Borrower on a consolidated basis (provided that VPDI shall be eliminated for all purposes of such calculation): (i) the book value of all cash, (ii) the book value of all marketable securities (including all investments in Virtus Funds, in each case to the extent constituting marketable securities, but excluding any such investment in a Virtus Short-term Bond Fund to the extent in excess of $2,000,000), and (iii) the net book value of all investment management receivables minus (b) the aggregate Excluded Amount.

“Asset Coverage Ratio” means, as of any date, the ratio of (a) the Asset Coverage Amount, to (b) the aggregate Revolving Credit Exposures of all Lenders.

“Asset Coverage Ratio Certificate” means a certificate, substantially in the form of Exhibit K.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and, if different, the date of termination of the Revolving Commitments.

“BNYM” means The Bank of New York Mellon.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Virtus Investment Partners, Inc., a Delaware corporation.

“Borrower Materials” has the meaning assigned to such term in Section 6.2.

“Borrowing” means Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business” means, collectively, (i) the business of the Borrower and the Subsidiaries on the Agreement Date and (ii) any business that is the same, similar or otherwise reasonably related, ancillary or complementary thereto.

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“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Hartford, CT are authorized or required by law to remain closed, provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower or any of the Subsidiaries during such period that, in accordance with GAAP, are or should be included in “additions to property, plant and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower and the Subsidiaries for such period (including the amount of assets leased by incurring any Capital Lease Obligation or Synthetic Lease Obligation); provided that expenditures for permitted acquisitions shall not constitute Capital Expenditures.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Certificate of Designations” means the Certificate of Designations with respect to the Convertible Preferreds.

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code.

A “Change in Control” shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d 5 of the Securities Exchange Act of 1934 as in effect on the Agreement Date) shall own directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power or economic interests represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis, (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time be occupied by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) any change in control (or similar event, however denominated) with respect to the Borrower or any of the Subsidiaries shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an outstanding principal amount in excess of $1,000,000 to which the Borrower or any Subsidiary is a party.

“Change in Law” means the occurrence, after Agreement Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof

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by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means the date on which the conditions specified in Section 5.1 are satisfied (or waived in accordance with Section 10.2).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document.

“Commitment Reduction Event” means, without duplication:

(a) any sale, transfer, lease or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b) and (c) of Section 7.5, (ii) the sale or redemption of shares of any Virtus General Fund, and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year;

(b) any insured casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, other than insured casualties, other insured damages or takings resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year;

(c) the issuance of any Equity Interest by the Borrower or any Subsidiary, or the receipt by the Borrower or any Subsidiary of any capital contribution, other than (i) any such issuance to, or any such receipt from, the Borrower or any Subsidiary Guarantor, (ii) any such issuance as consideration to the seller in connection with an acquisition permitted by Section 7.4(h), and (iii) any such issuance of restricted Equity Interests for executive compensation, or in connection with any other employee stock ownership plan, in either case in the ordinary course of business; and

(d) the issuance of any Indebtedness by the Borrower or any Subsidiary, other than Indebtedness permitted by clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of Section 7.1(a).

“Commitments” means, the Revolving Commitments (including the Letter of Credit Commitments).

“Compliance Certificate” means a certificate, substantially in the form of Exhibit G.

“Consolidated AUM” means, as of any date, the total market value of investments managed by the Borrower and its Subsidiaries (other than investments in money market funds), in respect of which it receives management fees based on a percentage of such total market value, for their customers.

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“Consolidated Net Worth” means, as of any date, the total consolidated stockholders’ equity of the Borrower and its Subsidiaries plus, without duplication, the aggregate liquidation preference of all outstanding Convertible Preferreds.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreements” means, collectively, Deposit Account Control Agreements and Securities Account Control Agreements as such terms are defined in the Security Agreement.

“Convertible Preferreds” means, collectively, the Series A Non-Voting Convertible Preferred Stock of the Borrower and the Series B Voting Convertible Preferred Stock of the Borrower.

“Credit Event” has the meaning assigned to such term in Section 5.2.

“Credit Obligations” means (i) the due and punctual payment of (a) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (b) all other monetary obligations, including reimbursement obligations in respect of LC Disbursements, fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Secured Parties, or that are otherwise payable to any Credit Party, in each case under the Loan Documents, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties or any other party (other than a Credit Party) under or pursuant to the Loan Documents.

“Credit Parties” means the Administrative Agent, the Issuing Bank and the Lenders.

“Credit Request” means a Credit Request, substantially in the form of Exhibit C, or in such other form as shall be acceptable to the Administrative Agent.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits, proceedings and environmental matters disclosed in Schedule 4.6.

“Disqualified Equity” means any Equity Interest of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the

Virtus Investment Partners, Inc. Credit Agreement

option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires or mandates payments or distributions in cash, on or prior to the date that is one year after the Maturity Date; provided, however, that Equity Interests that would constitute Disqualified Equity solely because the holders thereof have the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of one or more certain events shall not constitute Disqualified Equity if the terms of such Equity Interest provide that such Person may not repurchase or redeem any such Equity Interest unless such repurchase or redemption complies with Section 7.8. The term “Disqualified Equity” shall also include any options, warrants or other rights that are convertible into Disqualified Equity or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the Maturity Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EBITDA” means, for any period, Net Income for such period, (a) plus, without duplication and to the extent deducted from revenues in determining Net Income for such period, the sum of (i) the aggregate amount of Interest Expense, (ii) the aggregate amount of income and franchise tax expense, and (iii) all amounts attributable to depreciation and amortization, (b) excluding, to the extent included in determining Net Income for such period, (i) unrealized mark to market gains and losses, and (ii) other non-cash non-recurring gains, (c) adjusted, solely for purposes of making the necessary calculations for purposes of Section 5.1(d)(ix), for certain charges totaling not in excess of $14,500,000 for the fiscal year ended December 31, 2008, and totaling not in excess of $700,000 for the fiscal quarter ended March 31, 2009 and totaling not in excess of $552,000 for the fiscal quarter ended June 30, 2009, and (d) plus, without duplication and to the extent deducted from revenues in determining Net Income for such period, the sum of (i) charges incurred during the two consecutive fiscal quarters of the Borrower ended December 31, 2009, relating to severance and other non-recurring items, to the extent not in excess of $748,000 in the aggregate, (ii) charges for non-cash stock based compensation, and (iii) other non-cash non-recurring losses not exceeding $1,000,000 in the aggregate for any four consecutive fiscal quarter period.

“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund, (iv) any other Person (other than a natural person) approved by the Administrative Agent, and the Issuing Bank, and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environment” means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

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“Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (ii) exposure to any Hazardous Material, (iii) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (iv) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interest” means (i) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing Person and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (i) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (ii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(a) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by the Borrower, any Subsidiary or any ERISA Affiliate

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of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by the Borrower, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Evergreen Letter of Credit” has the meaning assigned to such term in Section 2.8(b)(iii).

“Excluded Amount” means, as of any date and with respect to each Excluded Investment, an amount equal to the fair market value of such Excluded Investment, provided that on and after the Excluded Investment Termination Date with respect to such Excluded Investment, the Excluded Amount with respect to such Excluded Investment shall be $0.

“Excluded Investment” means each security or other investment of any one or more of the Loan Parties listed as an “Excluded Investment” on Schedule 3.4 to the Security Agreement.

“Excluded Investment Termination Date” means, with respect to each Excluded Investment, the first date, if any, upon which the security interest in such Excluded Investment granted to the Administrative Agent pursuant to the Security Agreement has been perfected by “control” (within the meaning of Sections 8-106 and 9-106 of the UCC), and the Administrative Agent has received an opinion of Day Pitney LLP (or such other nationally-recognized law firm as shall be reasonably acceptable to the Administrative Agent), in form and substance satisfactory to the Administrative Agent with respect thereto.

“Excluded Taxes” means, with respect to any Credit Party or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.8(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.7, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at

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the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.7.

“Existing Disqualified Equity” means 9,783 shares of the Series B Voting Convertible Preferred held by Harris Bankcorp.

“Existing Loan Agreement” means the Loan Agreement, dated as of December 31, 2008, between the Borrower and PLC.

“Existing Loan Documents” means, collectively, the Existing Loan Agreement, all guarantees, security agreements, security agreements, mortgages and other documents executed and delivered in connection with the Existing Loan Agreement.

“Federal Funds Effective Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Free Cash Flow” means, for any fiscal quarter of the Borrower, (a) EBITDA for such fiscal quarter, minus (b) the sum of the following for the Borrower on a Consolidated basis for such fiscal quarter: (i) interest costs paid or required to be paid in cash, (ii) income and franchise taxes paid or required to be paid in cash, (iii) capital expenditures paid in cash, and (iv) severance obligations paid or required to be paid in cash.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

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“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Guarantors and the Administrative Agent.

“Guarantee Documents” means the Guarantee Agreement and each other guarantee agreement, instrument or other document executed or delivered pursuant to Sections 6.12 or 6.13 to guarantee any of the Credit Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means (i) any Interest Rate Protection Agreement and (ii) any foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price swap, cap, collar, hedging or other like arrangement, in each case entered into to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

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“Inactive Subsidiary” means a Subsidiary that (i) has no assets or assets not in excess of $50,000 and (ii) does not engage in the active conduct of a trade or business.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, including seller paper, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (v) all obligations of such Person in respect of the deferred purchase price of property or services (including contingent payment, earn out and similar obligations, but excluding current accounts payable incurred in the ordinary course of business which are paid within 90 days of their respective due dates), (vi) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (vii) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (viii) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (ix) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted (e.g., take or pay obligations) or similar obligations, (x) to the extent not otherwise included, all net obligations of such Person under Hedging Agreements, (xi) any of the foregoing of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, and (xii) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

“Information” has the meaning assigned to such term in Section 10.13(b).

“Intercompany Note” means a promissory note evidencing the Indebtedness of a Subsidiary to the Borrower or another Subsidiary or of the Borrower to a Subsidiary, in each case substantially in the form annexed hereto as Exhibit J.

“Interest Coverage Ratio” means:

(a) for purposes of Section 5.1(d)(ix), the ratio of (i) EBITDA for the 12 consecutive calendar months ended March 31, 2009, to (ii) Interest Expense for the 12 consecutive calendar months ended March 31, 2009,

(b) as of September 30, 2009, the ratio of (i) EBITDA for the two consecutive fiscal quarters then ended to (ii) Interest Expense (excluding, to the extent included therein, all fees paid to the Credit Parties on or about the Closing Date relating to the establishment of the credit facilities evidenced hereby) for the two consecutive fiscal quarters then ended,

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(c) as of December 31, 2009, the ratio of (i) EBITDA for the three consecutive fiscal quarters then ended to (ii) Interest Expense (excluding, to the extent included therein, all fees paid to the Credit Parties on or about the Closing Date relating to the establishment of the credit facilities evidenced hereby) for the three consecutive fiscal quarters then ended, and

(d) as of any fiscal quarter end occurring on or after March 31, 2010, the ratio of (i) EBITDA for the four consecutive fiscal quarters then ended, to (ii) Interest Expense (excluding, to the extent included therein, all fees paid to the Credit Parties on or about the Closing Date relating to the establishment of the credit facilities evidenced hereby) for the four consecutive fiscal quarters then ended.

“Interest Expense” means, for any period, the interest (whether expensed or capitalized) paid or accrued (including the interest component in respect of Capital Lease Obligations) by the Borrower and the Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means (i) with respect to any ABR Loan, the last day of each March, June, September and December, (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Eurodollar Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (iii) with respect to all Revolving Loans, the Maturity Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement entered into to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

“Issuing Bank” means BNYM, in its capacity as issuer of Letters of Credit.

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“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, (i) with respect to all of the Lenders, the sum, without duplication, of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time and (ii) with respect to each Lender, its Applicable Percentage of the amount determined under clause (i) above.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit (and any successive renewals thereof) issued pursuant to this Credit Agreement.

“Letter of Credit Commitment” means, with respect to the Issuing Bank, the commitment of the Issuing Bank to issue Letters of Credit hereunder. The amount of the Issuing Bank’s Letter of Credit Commitment is $2,000,000.

“Leverage Ratio” means:

(a) for purposes of Section 5.1(d)(ix), the ratio of (i) Total Debt as of March 31, 2009 to (ii) Adjusted EBITDA for the twelve consecutive calendar months ended March 31, 2009,

(b) as of any date occurring on or after September 30, 2009, but before December 31, 2009, the ratio of (i) Total Debt as of such date to (ii)(X) Adjusted EBITDA for the two consecutive fiscal quarters ended September 30, 2009, multiplied by (Y) two (2),

(c) as of any date occurring on or after December 31, 2009, but before March 31, 2010, the ratio of (i) Total Debt as of such date to (ii)(X) Adjusted EBITDA for the three consecutive fiscal quarters ended December 31, 2009, multiplied by (Y) 4/3, and

(d) as of any date occurring on or after March 31, 2010, the ratio of (i) Total Debt as of such date to (ii) Adjusted EBITDA for the four consecutive fiscal quarters ended on such date or, if such date is not a fiscal quarter end, for the four consecutive fiscal quarters ended immediately prior to such date.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters LIBO Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period. In the event that such

Virtus Investment Partners, Inc. Credit Agreement

rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate of interest per annum as determined by the Administrative Agent, equal to the rate, as reported by BNYM to the Administrative Agent, quoted by BNYM to leading banks in the London interbank market as the rate at which BNYM is offering dollar deposits in an amount approximately equal to its ratable share of such Eurodollar Borrowing with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Credit Agreement, the Notes, the Guarantee Documents, the documentation in respect of each Letter of Credit, the Post-Closing Letter and the Security Documents.

“Loan Parties” means the Borrower, the Subsidiary Guarantors and VPDI.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Credit Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of any Loan Document, (iii) the ability of any Loan Party to perform any of its obligations under any Loan Document, (iv) the rights of or benefits available to any Credit Party under any Loan Document or (v) any Lien purported to be created under the applicable Loan Documents shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required thereby, except (a) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (b) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the applicable Security Document.

“Material Obligations” means, as of any date, Indebtedness or other obligations (other than Indebtedness or other obligations under the Loan Documents) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Obligations, the “principal amount” of any Indebtedness or other obligations at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Subsidiary, as applicable, would be required to pay if such Indebtedness or other obligations became due and payable on such day.

“Maturity Date” means September 1, 2011.

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“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the net income (or loss) for such period of the Borrower and the Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Net Proceeds” means, with respect to any event, (i) the cash proceeds received in respect of such event, including (a) any cash received in respect of any non-cash proceeds, but only as and when received, (b) in the case of a casualty, insurance proceeds, (c) in the case of a condemnation or similar event, condemnation awards and similar payments and (d) in the case of the issuance of Equity Interests, any cash subscription payment or other cash consideration paid in connection therewith, (ii) net of the sum of (a) all reasonable fees and out of pocket expenses paid by the Borrower and the Subsidiaries to third parties in connection with such event, (b) in the case of a sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction), or the issuance of Equity Interests, the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Indebtedness under the Loan Documents) secured by such asset or otherwise subject to mandatory payment as a result of such event and (c) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries and the amount of any cash reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower); provided that, with respect to any sale, transfer, lease or other disposition of an asset (including pursuant to a sale and leaseback transaction or, subject to Section 6.11, a casualty or other insured damage or condemnation or similar proceeding), if the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent on or before the date of receipt by the Borrower or such Subsidiary, as applicable, of the proceeds of such sale, transfer, lease or other disposition setting forth the intent of the Borrower or such Subsidiary, as applicable, to use the proceeds of such sale, transfer, lease or other disposition to replace or repair the assets that are the subject thereof with, or otherwise purchase, other assets within 180 days of receipt of such proceeds, such proceeds shall not constitute Net Proceeds except to the extent not so used at the end of such 180 day period, at which time such unapplied proceeds shall be deemed Net Proceeds.

“Notes” means, with respect to each Lender, a promissory note evidencing such Lender’s Loans payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit D.

“Notice of Conversion or Continuation” means a Notice of Conversion or Continuation, substantially in the form of Exhibit H, or in such other form as shall be acceptable to the Administrative Agent.

“Notice of Non-Extension” has the meaning assigned to such term in Section 2.8(b)(iii).

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made

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hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

“Participant” has the meaning assigned to such term in Section 10.4(d).

“Patriot Act” has the meaning assigned to such term in Section 10.14.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 6.4, provided that enforcement of such Liens is stayed pending such contest;

(b) landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.4;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.1(k);

(f) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower and the Subsidiaries;

(g) Liens in favor of a financial institution encumbering deposits (including the right of setoff) held by such financial institution in the ordinary course of its business and which are within the general parameters customary in the banking industry; and

(h) Liens on Margin Stock to the extent that a prohibition on such Liens would violate Regulation U.

“Permitted Investments” means:

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(a) debt obligations maturing within one year from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States of America;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, or from Moody’s Investors Service, Inc.;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 or, to the extent not otherwise included, any Lender, and which is rated at least A1 by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, and P1 by Moody’s Investors Service, Inc. in the note or commercial paper rating category;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition;

(e) money market mutual funds, 90% of the investments of which are in cash or investments contemplated by clauses (a), (b) and (c) of this definition; and

(f) investments in any Virtus Short-term Bond Fund to the extent permitted by Schedule 1.1.

“Permitted Prior Liens” means (a) Liens referred to in clauses (b), (c), (d), (f) and (g) of the defined term “Permitted Encumbrances”, and (b) Liens referred to in clauses (c), (d), (e) and (f) of Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 6.2.

“PLC” means Phoenix Life Insurance Company, a New York domiciled insurance company.

“PLC Debt” means the Indebtedness for borrowed money of the Borrower to PLC in the outstanding principal amount of approximately $18,000,000.

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“Pledge Agreement” means the Pledge Agreement, substantially in the form of Exhibit M, between VPDI and the Administrative Agent.

“Post-Closing Letter” means the letter agreement, dated the Closing Date, between the Borrower and the Administrative Agent, substantially in the form of Exhibit L.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by BNYM as its prime commercial lending rate at its principal office in New York City; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be lowest rate of interest charged by BNYM in connection with extensions of credit to borrowers.

“Prohibited Convertible Preferred Event” means that on and as of October 31, 2011, the Certificate of Designation shall not have been amended in form and substance satisfactory to the Administrative Agent (and all requisite stockholder consents therefor been obtained), to provide that all obligations (whether or not contingent) of the Loan Parties to purchase, tender for, redeem, retire or otherwise reacquire any portion of the Convertible Preferreds (or any securities into which they have been converted or exchanged) shall be subordinated to the Credit Obligations.

“Properties” has the meaning assigned to such term in Section 4.6.

“Public Lender” has the meaning assigned to such term in Section 6.2.

“Register” has the meaning assigned to such term in Section 10.4(c).

“Regulated Equity Interest” means any Equity Interest issued by a Subsidiary to any Person other than the Borrower or a Subsidiary Guarantor.

“Regulation D” means Regulation D of the Board.

“Regulation T” means Regulation T of the Board.

“Regulation U” means Regulation U of the Board.

“Regulation X” means Regulation X of the Board.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” has the meaning set forth in Section 101(22) of CERCLA.

“Remedial Action” means (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or

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threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Required Lenders” means, at any time, Lenders having unused Revolving Commitments and Revolving Credit Exposure representing greater than 50% of the sum of the unused Revolving Commitments and Revolving Credit Exposure of all Lenders, provided that at any time there are only two Lenders, Required Lenders shall mean all Lenders.

“Restricted Payment” means, as to any Person, (i) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (iii) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness of such Person which is subordinated to the payment of the Credit Obligations, or (iv) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder in an aggregate outstanding amount not exceeding the amount of such Lender’s Revolving Commitment as set forth on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment in accordance with Section 10.4(b), as applicable, as such Revolving Commitment may be adjusted from time to time pursuant to Section 2.5 or pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial aggregate amount of the Revolving Commitments on the Agreement Date is $30,000,000.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender’s Revolving Loans and LC Exposure at such time.

“Revolving Loan” means a loan referred to in Section 2.1 and made pursuant to Section 2.4.

“Sale and Leaseback” has the meaning assigned to such term in Section 7.6.

“Secured Parties” means the “Secured Parties” as defined in the Security Agreement.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit F, among the Borrower, the Subsidiary Guarantors and the Administrative Agent.

“Security Documents” means the Security Agreement, the Pledge Agreement, each Control Agreement and each other security agreement, instrument or other document executed or delivered pursuant to Sections 6.12 or 6.13, or Articles 4 or 10 of the Security Agreement, to secure any of the Credit Obligations.

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“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”), as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power is or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means any Subsidiary that executes and delivers the Security Documents and the Guarantee Agreement, in each case in accordance with Sections 5.1(f), 5.1(g), 6.12 and 6.13.

“Synthetic Lease” means a lease of property or assets (other than inventory) designed to permit the lessee (i) to claim depreciation on such property or assets under U.S. tax law and (ii) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee’s balance sheet under GAAP.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the sum of (i) the obligations of such Person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and, without duplication, (ii) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Debt” means, at any time, an amount equal to the total Indebtedness of the Borrower and the Subsidiaries at such time (excluding Indebtedness in respect of Hedging Agreements) determined on a consolidated basis in accordance with GAAP.

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“Transactions” means (i) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (ii) the borrowing of the Loans and the issuance of the Letters of Credit, (iii) the use of the proceeds of the Loans and the Letters of Credit, (iv) the repayment of the PLC Debt, and (v) the payment of certain amounts in connection with the other transactions contemplated hereby, all to occur on or prior to the Closing Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” has the meaning assigned to such term in the Security Agreement.

“Virtus Fund” means, as of any date, any “registered investment company” (as defined in Section 8 of the Investment Company Act of 1940, as amended), of which the Borrower or any Subsidiary Guarantor is the registered investment adviser.

“Virtus General Fund” means any Virtus Fund other than a Virtus Short-term Bond Fund.

“Virtus General Fund Proceeds” means, as of any date, the aggregate sum, without duplication, of all cash received by the Borrower and the Subsidiary Guarantors during the period from the Closing Date to such date (a) as a return on and of all seed capital investments made by the Borrower and the Subsidiary Guarantors in any Virtus General Fund (including a return of such seed capital), and (b) from all sales or other dispositions of seed capital investments in any Virtus General Fund.

“Virtus Short-term Bond Fund” means any Virtus Fund listed on Schedule 1.1.

“VPDI” means VP Distributors, Inc., a Connecticut corporation and a registered broker dealer.

“Withdrawal Liability” means a liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2 Classification of Loans and Borrowings. For purposes of this Credit Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings may also be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.3 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or

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otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.4 Accounting Terms; GAAP. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (i) the Borrower notifies the Administrative Agent that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of GAAP in effect immediately after such change becomes effective or (ii) the Required Lenders so object, then the Borrower’s compliance with such ratio or requirement shall be determined on the basis of GAAP in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Required Lenders, as the case may be, or the Borrower and the Required Lenders otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower’s financial statements required to be delivered hereunder.

Section 1.5 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.6 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE 2.

THE CREDITS

Section 2.1 Revolving Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender agrees to make loans to the Borrower in dollars from time to time during the Availability Period, provided that,

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immediately after giving effect thereto (a) the aggregate Revolving Credit Exposures of all Lenders will not exceed the aggregate Revolving Commitments, and (b) the Asset Coverage Ratio shall not be less than 1.75:1.00. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

Section 2.2 Revolving Loans and Revolving Borrowings

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Revolving Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.

(b) Subject to Section 3.5(e), each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans, as applicable, in each case as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Eurodollar Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Credit Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $2,000,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.8(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of three Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Credit Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.3 Requests for Borrowings

(a) To request a Borrowing the Borrower shall deliver a Credit Request to the Administrative Agent by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Administrative Agent) or notify the Administrative Agent by telephone, in each case to be promptly confirmed by the delivery to the Administrative Agent of a signed Credit Request (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Credit Request (including each such

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telephonic request) shall be irrevocable and shall specify the following information in compliance with Section 2.2:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4; and

(vi) a reasonably detailed calculation of the Leverage Ratio on a pro forma basis immediately after giving effect to such Borrowing.

(b) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Credit Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.4 Funding of Borrowings. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Subject to Section 5.2, the Administrative Agent will make such Loans available to the Borrower by promptly crediting or otherwise transferring the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Credit Request, provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.8(e) shall be remitted by the Administrative Agent to the Issuing Bank.

Section 2.5 Termination and Reduction of Revolving Commitments

(a) Unless previously terminated, the Revolving Commitments shall terminate on the last day of the Availability Period.

(b)(i) On September 1, 2010, the aggregate Revolving Commitments of the Lenders shall be automatically reduced, on a pro rata basis, by such amount as may be necessary, if any, so that the aggregate Revolving Commitments of the Lenders equals $18,000,000, (ii) upon the occurrence of each Commitment Reduction Event, the Revolving Commitments shall

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be reduced by an amount equal to 50% of the Net Proceeds thereof, and (iii) upon the occurrence of a Prohibited Convertible Preferred Event, the Revolving Commitments shall terminate.

(c) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments, provided that (i) immediately after giving effect thereto, the sum of the Revolving Credit Exposures would not exceed the total Revolving Commitments, (ii) each such reduction shall be in an amount that is an integral multiple of $2,000,000 and not less than $1,000,000, and (iii) any reduction of the Revolving Commitments to an amount below the Letter of Credit Commitment shall automatically reduce the Letter of Credit Commitment on a dollar for dollar basis.

(d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction, and any termination, of the Revolving Commitments shall be permanent and each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

Section 2.6 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) or (c) of this Section shall, to the extent not inconsistent with any entries made in the Notes, be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error

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therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Credit Agreement.

(e) Any Lender may request that the Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender, a Note payable to the order of such Lender, substantially in the form of Exhibit D. In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns.

Section 2.7 Prepayment of Loans.

(a) Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) Prepayments Resulting from the Reduction of the Total Revolving Commitments. In the event of any partial reduction or termination of the Revolving Commitments, then (i) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the sum of the Revolving Credit Exposures after giving effect thereto and (ii) if such sum would exceed the total Revolving Commitments after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, prepay Revolving Borrowings in an amount sufficient to eliminate such excess.

(c) Asset Coverage Prepayments. In the event that the Asset Coverage Ratio is less than 1.75:1.00 at any time, the Borrower shall immediately prepay the Revolving Loans and take such other action as may be necessary to cause the Asset Coverage Ratio to be not less than 1.75:1.00 immediately after giving effect to such prepayment or other action.

(d) Notice of Prepayment; Application of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of a prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.5, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.5. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing under Section 2.7(a) shall be in an integral multiple of $1,000,000 and not less than $2,000,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.1.

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Section 2.8 Letters of Credit

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of standby letters of credit denominated in dollars for its own account, in a form acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Closing Date to the tenth Business Day preceding the last day of the Availability Period. In the event of any inconsistency between the terms and conditions of this Credit Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Credit Agreement shall control.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not later than three Business Days before the requested date of issuance, amendment, renewal or extension) a Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (x) the aggregate LC Exposure of all Lenders shall not exceed the Letter of Credit Commitment, (y) the aggregate Revolving Credit Exposures of all Lenders shall not exceed the aggregate Revolving Commitments, and (z) the Asset Coverage Ratio shall not be less than 1.75:1.00, provided that notwithstanding anything to the contrary contained in any Loan Document, the Issuing Bank shall have no obligation hereunder to issue, amend, renew or extend any Letter of Credit.

(ii) Unless the Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 5 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with

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the Issuing Bank’s usual and customary business practices. Upon the issuance amendment, renewal or extension of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage multiplied by the face amount of such Letter of Credit.

(iii) If the Borrower so requests in any Credit Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Evergreen Letter of Credit”); provided that each such Evergreen Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice (a “Non-Extension Notice”) to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than ten Business Days prior to the Maturity Date; provided, however, that the Issuing Bank shall not permit any such extension if it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from any Credit Party or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is ten Business Days prior to the Maturity Date, provided that any Letter of Credit may provide for the renewal thereof for additional one year periods (which shall in no event extend beyond the date that is ten Business Days prior to the Maturity Date).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each such Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension

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of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to any Lender to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Lender to the extent permitted by applicable law) suffered by such Lender that are caused by the Issuing Bank’s failure to exercise care (the Lenders expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care).

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, then the Issuing Bank shall either (i) notify the Borrower to reimburse the Issuing Bank therefor, in which case the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement and any accrued interest thereon not later than 1:00 p.m., New York City time, on (A) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, New York City time, or (B) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if the LC Disbursement is equal to or greater than $1,000,000, the Borrower may, subject to the conditions of borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing, or (ii) notify the Administrative Agent that the Issuing Bank is requesting that the Lenders make an ABR Borrowing in an amount equal to such LC Disbursement and any accrued interest thereon, in which case (A) the Administrative Agent shall notify each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of such ABR Borrowing, and (B) each Lender shall, whether or not any Default shall have occurred and be continuing, any representation or warranty shall be accurate, any condition to the making of any Loan hereunder shall have been fulfilled, or any other matter whatsoever, make the Loan to be made by it under this paragraph by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders on (1) the Business Day that such Lender receives such notice, if such notice is received prior to 12:00 noon, New York City time, on the day of receipt or (2) the Business Day immediately following the day that such Lender receives such notice, if such notice is not received prior to such time on the day of receipt. Such Loans shall, for all purposes hereof, be deemed to be an ABR Borrowing referred to in Section 2.1 and made pursuant to Section 2.4, and the Lenders obligations to make such Loans shall be absolute and unconditional. The Administrative Agent will make such Loans available to the Issuing Bank by promptly crediting or otherwise transferring the amounts so received, in like funds, to the Issuing Bank for the purpose of repaying in full the LC Disbursement and all accrued interest thereon.

(f) Obligations Absolute. The Borrower’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Credit Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged,

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fraudulent, insufficient or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document, (v) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Credit Party or any other Person, whether in connection with this Credit Agreement, any other Loan Document or any other related or unrelated agreement or transaction, or (vi) any other act or omission to act or delay of any kind of any Credit or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither any Credit Party nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify (which may include telephonic notice, promptly confirmed by facsimile) the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC

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Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 3.1(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateral. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 8.1(h) or Section 8.1(i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Credit Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Such deposit shall not bear interest, nor shall the Administrative Agent be under any obligation whatsoever to invest the same, provided that, at the request of the Borrower, such deposit shall be invested by the Administrative Agent in direct short term obligations of, or short term obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America, in each case maturing no later than the expiry date of the Letter of Credit giving rise to the relevant LC Exposure. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Credit Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.9 Payments Generally; Administrative Agent’s Clawback.

(a) General. Each Loan Party (other than VPDI) shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, LC Disbursements, interest or fees, or of amounts payable under Sections 3.5, 3.6, 3.7 or 10.3, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such

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time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office at One Wall Street, New York, New York, or such other office as to which the Administrative Agent may notify the other parties hereto, except payments to be made to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 3.5, 3.6, 3.7 and 10.3, shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees, each reduction of the Revolving Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Revolving Commitments (or, if such Revolving Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

(c) Funding by Lenders; Presumption by Administrative Agent.

(i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (x) in the case of a payment to be made by such Lender, a rate per annum equal to 0.50% plus the Federal Funds Effective Rate and (y) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this paragraph (c) shall be conclusive, absent manifest error.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to purchase participations in Letters of Credit, and to make payments pursuant to Section 10.3(c) are several and not joint. The failure of any Lender to make any Loan, purchase any participation in any Letter of Credit, or make any payment under Section 10.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Loan, purchase any participation in a Letter of Credit, or make any payment required under Section 10.3(c).

(e) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the borrowing of Loans set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Insufficient Payment. Subject to the provisions of Article 8, whenever any payment received by the Administrative Agent under this Credit Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Credit Parties under or in respect of this Credit Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent (i) first, towards payment of all fees and expenses due to the Administrative Agent under the Loan Documents, (ii) second, towards payment of all expenses then due hereunder, ratably among the parties entitled thereto in accordance herewith, (iii) third, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties, and (iv)

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fourth, towards payment of principal of Loans and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and unreimbursed LC Disbursements then due to such parties.

(h) Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Loan Party (other than VPDI) consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each such Loan Party in the amount of such participation.

ARTICLE 3.

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1 Interest

(a) The Revolving Loans comprising each (i) ABR Borrowing shall bear interest the Alternate Base Rate plus the Applicable Margin and (ii) Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement obligation in respect of any LC Disbursement or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon

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acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate applicable to ABR Borrowings as provided in the preceding paragraph of this Section. In addition, notwithstanding the foregoing, if an Event of Default has occurred and is continuing and (x) the Administrative Agent so notifies the Borrower, or (y) such Event of Default has occurred under Sections 8.1(h) or 8.1(i), then, so long as such Event of Default is continuing, all outstanding principal of each Loan and all unreimbursed reimbursement obligations in respect of all LC Disbursements shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or to such unreimbursed reimbursement obligations in accordance with Section 2.8(h).

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Each of the Alternate Base Rate, the Adjusted LIBO Rate, the Federal Funds Effective Rate, the LIBO Rate and the Adjusted One Month Eurodollar Rate shall be determined by the Administrative Agent, and each such determination shall be conclusive absent clearly demonstrable error.

Section 3.2 Interest Elections

(a) Each Borrowing initially shall be of the Type specified in the applicable Credit Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Credit Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall deliver to the Administrative Agent a signed Notice of Conversion or Continuation (or notify the Administrative Agent by telephone, to be promptly confirmed by delivery to the Administrative Agent of a signed Notice of Conversion or Continuation) by the time that a Credit Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

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(c) Each such telephonic and written Notice of Conversion or Continuation shall be irrevocable and shall specify the following information:

(i) the Borrowing to which such Notice of Conversion or Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Notice of Conversion or Continuation, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Notice of Conversion or Continuation requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Notice of Conversion or Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Notice of Conversion or Continuation prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 3.3 Fees

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee, which shall accrue at a rate per annum equal to 0.50% on the daily amount of such Lender’s unused Revolving Commitment during the period from and including the date on which this Credit Agreement becomes effective pursuant to Section 10.6 to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Revolving Commitments are permanently reduced and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of year of

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360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding anything to the contrary herein, if an Event of Default has occurred and is continuing and the Administrative Agent, in the case of participation fees, or the Issuing Bank, in the case of fronting fees, so notifies the Borrower, then, so long as such Event of Default is continuing, all participation fees and fronting fees shall be calculated at a rate per annum equal to 2% plus the rate otherwise applicable thereto and shall be payable on demand.

(c) The Borrower agrees to pay to each of the Administrative Agent, the Issuing Bank and the Lead Arranger, for its own account, such fees and other amounts (and at such times) as may have been separately agreed upon between the Borrower and such Credit Party.

(d) All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds. Fees and other amounts paid shall not be refundable under any circumstances.

Section 3.4 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

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(b) the Administrative Agent is advised by Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Notice of Conversion or Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Credit Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.5 Increased Costs; Illegality

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.7 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company,

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if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Illegality. Notwithstanding any other provision of this Credit Agreement, if, after the Agreement Date, any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as applicable), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be

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automatically converted to ABR Loans, as of the effective date of such notice as provided in the last sentence of this paragraph.

In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans, as applicable. For purposes of this paragraph, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

Section 3.6 Break Funding Payments. In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 3.8(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 3.7 Taxes

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower

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shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Credit Party and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Credit Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

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(i) duly completed copies of Internal Revenue Service Form W 8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) duly completed copies of Internal Revenue Service Form W 8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W 8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If any Credit Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of such Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of a Credit Party, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Credit Party in the event such Credit Party is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Credit Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 3.8 Mitigation Obligations; Replacement of Lenders

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.5, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or Letters of Credit (or any participation therein) hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable to such Lender pursuant to or under Section 3.5 or Section 3.7, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable

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costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.5, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.7, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.4;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.5 or payments required to be made pursuant to Section 3.7, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Credit Parties that:

Section 4.1 Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

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Section 4.2 Authorization; Enforceability. The Transactions are within the corporate, partnership or other analogous powers of each of the Borrower and the Subsidiaries to the extent it is a party thereto and have been duly authorized by all necessary corporate, partnership or other analogous and, if required, equity holder action. Each Loan Document has been duly executed and delivered by each of the Borrower and the Subsidiaries to the extent it is a party thereto and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

Section 4.3 Governmental Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (x) filings, registrations and recordings necessary to perfect Liens created under the Loan Documents and (y) such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries (other than Liens expressly permitted by Section 7.2).

Section 4.4 Financial Condition; No Material Adverse Change

(a) The Borrower has heretofore furnished to the Credit Parties (i) the consolidated balance sheets and statements of income, stockholders equity and cash flows of the Borrower and its subsidiaries as of and for the fiscal year ended December 31, 2008, reported on by PricewaterhouseCoopers LLP, and (ii) the consolidated balance sheet and statement of income, stockholders equity and cash flows of the Borrower and its subsidiaries as of and for the fiscal quarter ended June 30, 2009, and the portion of the fiscal year then ended. The consolidated financial statements referred to in clauses (i) and (ii) above present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its subsidiaries as of such dates and for the indicated periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, 2008, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole.

Section 4.5 Properties

(a) Each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

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(b) Each of the Borrower and the Subsidiaries owns, or is entitled to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Each of the Borrower and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

Section 4.6 Litigation and Environmental Matters

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) that, if adversely determined (and provided that there exists a reasonable possibility of such adverse determination), could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i) the properties owned, leased or operated by the Borrower and the Subsidiaries (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect,

(ii) the Properties and all operations of the Borrower and the Subsidiaries are in compliance in all material respects, and in the last five years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such noncompliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,

(iii) there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the current or former operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect,

(iv) neither the Borrower nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the current or former operations of the Borrower or the Subsidiaries or with regard to any Person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in

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the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened, and

(v) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect,

(c) Since the Agreement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 4.7 Compliance with Laws and Agreements. Each of the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

Section 4.8 Investment Company Status. Neither the Borrower nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 4.9 Taxes. Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 4.10 ERISA. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such

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underfunded Plans. As of the Agreement Date, neither the Borrower nor any Subsidiary has any obligation or liability in respect of any Plan or Multiemployer Plan.

Section 4.11 Subsidiaries. On the Agreement Date, the Borrower has no direct or indirect Subsidiaries or investments (other than Permitted Investments) in, or joint ventures or partnerships with, any Person, except as disclosed in Schedule 4.11. Such Schedule sets forth the ownership interest of the Borrower in each Subsidiary and identifies each Subsidiary that is a Subsidiary Guarantor on the Agreement Date. Except as disclosed in Schedule 4.11, neither the Borrower nor any Subsidiary has issued any Disqualified Equity (other than the Existing Disqualified Equity) and there are no outstanding options or warrants to purchase Equity Interests of the Borrower or any Subsidiary of any class or kind, and there are no agreements, voting trusts or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing.

Section 4.12 Insurance. Schedule 4.12 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries on the Agreement Date. As of the Agreement Date, all premiums in respect of such insurance that are due and payable have been paid.

Section 4.13 Labor Matters. Except for the Disclosed Matters, (i) there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened, (ii) the hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violations, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (iii) all material payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 4.14 Solvency. Immediately after the consummation of each Transaction, (i) the fair value of the assets of the Borrower and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) each of the Borrower and the Subsidiary Guarantors will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) each of the Borrower and the Subsidiary Guarantors will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date.

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Section 4.15 Federal Reserve Regulations, etc.

(a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. Immediately before and after giving effect to the making of each Loan and the issuance of each Letter of Credit, Margin Stock will constitute less than 25% of the Borrower’s assets as determined in accordance with Regulation U.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X or (ii) to fund a personal loan to or for the benefit of a director or executive officer of the Borrower or any Subsidiary.

Section 4.16 Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any Subsidiary is a party (other than this Credit Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary to make Restricted Payments or loans to, to make any advance on behalf of, or to repay any Indebtedness to, the Borrower or to another Subsidiary.

Section 4.17 Material Licenses, Permits, Privileges and Franchises. The Borrower and each Subsidiary has all licenses, permits, privileges and franchises material to the conduct of its business, each of which is in full force and effect and with which the Borrower and each Subsidiary is in compliance except where the failure to be in compliance could reasonably be expected to result in a Material Adverse Effect.

Section 4.18 Security Documents.

(a) The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Security Agreement), other than uncertificated securities, uncertificated limited liability company interests and uncertificated partnership interests, is delivered to the Administrative Agent together with the proper endorsements, the Lien created under Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 4.18 and all applicable filing fees have been paid, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral (other than Intellectual Property, as defined in the Security Agreement) to the extent such security interest may be perfected by the filing of a UCC financing statement, in each case prior and superior in right to any other Person, other than with respect to Permitted Prior Liens.

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(b) Upon the recordation of the Security Agreement (or a short form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 4.18, the Lien created under the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Permitted Prior Liens.

(c) Each Control Agreement with respect to Deposit Accounts and Securities Accounts (as such terms are defined in the Security Agreement), upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral held therein and constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Prior Liens and except as otherwise expressly provided in such Control Agreement and in Sections 9-327 and 9-340 of Article 9 of the UCC.

(d) The Pledge Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Pledge Agreement), other than uncertificated securities, uncertificated limited liability company interests and uncertificated partnership interests, is delivered to the Administrative Agent together with the proper endorsements, the Lien created under Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the VPDI in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 4.18 and all applicable filing fees have been paid, the Lien created under the Pledge Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of VPDI in such Collateral to the extent such security interest may be perfected by the filing of a UCC financing statement, in each case prior and superior in right to any other Person, other than with respect to Permitted Prior Liens.

Section 4.19 Disclosure. The Borrower has disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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Section 4.20 Inactive Subsidiaries. Each of DPCM Holdings, Inc., an Illinois corporation, and Virtus Alternative Investment Advisers, Inc., a Connecticut corporation, is an Inactive Subsidiary.

ARTICLE 5.

CONDITIONS

Section 5.1 Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a) Credit Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.

(b) Notes. The Administrative Agent shall have received a Note for each Lender that shall have requested one, signed on behalf of the Borrower.

(c) Legal Opinion. The Administrative Agent shall have received favorable written opinions (addressed to the Credit Parties and dated the Closing Date) from (i) Kevin Carr, Esq., counsel to the Loan Parties, substantially in the form of Exhibit B-1, and (ii) Day Pitney LLP, special counsel to the Loan Parties, substantially in the form of Exhibit B-2, each covering such other matters relating to the Loan Parties, the Loan Documents and the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

(d) Officers’ Closing Certificate. The Administrative Agent shall have received a certificate of the President or a Vice President and the Secretary or Assistant Secretary of each Loan Party, dated the Closing Date, substantially in the form of Exhibit I:

(i) attaching a (x) long form certificate of incorporation or formation of such Loan Party, certified as of a recent date by the Secretary of State of the jurisdiction of its incorporation or formation and (y) a true and complete copy of its by laws, operating agreement or other analogous agreement,

(ii) attaching resolutions of its board of directors, general partner or other managing Person authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the Transactions and certifying that (x) such resolutions were duly adopted and in full force and effect and (y) no other resolutions relating to the Loan Documents or the Transactions have been adopted,

(iii) certifying as to the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers,

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(iv) attaching certificates of good standing (or comparable certificates), certified as of a recent date prior to the Closing Date, by the Secretaries of State (or comparable official) of the jurisdiction of its incorporation or formation and each other jurisdiction in which it is qualified to do business,

(v) either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required,

(vi) setting forth reasonably detailed calculations demonstrating compliance with Section 4.14,

(vii) in the case of the certificate of the Borrower, (A) certifying compliance with the conditions set forth in paragraphs (a) and (b) of Section 5.2, and (B) certifying that immediately after giving effect to the Transactions occurring on or prior to the Closing Date, neither the Borrower nor any of the Subsidiaries shall have outstanding (1) any Indebtedness other than as permitted under Section 7.1(a), or (2) any Disqualified Equity (other than the Existing Disqualified Equity);

(viii) in the case of the certificate of the Borrower, attaching (1) financial projections, including projected capital expenditures, covering the period through the Maturity Date, and (2) a business plan and model covering the period through the Maturity Date, and

(ix) in the case of the certificate of the Borrower, certifying (together with calculations and other evidence in appropriate detail) that (1) immediately after giving effect to the Transactions occurring on or prior to the Closing Date, (A) Consolidated Net Worth is not less than $65,000,000, and (B) Consolidated AUM is not less than $15,000,000,000, (2)(A) the Leverage Ratio is not greater than 2.25:1.00, and (B) the Interest Coverage Ratio is not less than 3.00:1.00, and (3) on or after March 31, 2009, VPDI made one or more distributions to the Borrower, in cash, in an aggregate amount not less than $6,000,000.

(e) Fees and Expenses. The Administrative Agent shall have received the following:

(i) for the account of each Lender, an upfront fee in an amount equal to 0.50% of Revolving Commitment of such Lender on the Agreement Date, and

(ii) all other fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(f) Guarantee Agreement. The Administrative Agent shall have received counterparts of the Guarantee Agreement signed on behalf of the Borrower and each Subsidiary (other than VPDI and each Inactive Subsidiary).

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(g) Security Agreement. The Administrative Agent shall have received counterparts of the Security Agreement signed on behalf of the Borrower, and each Subsidiary (other than VPDI and each Inactive Subsidiary), together with the following:

(i) any certificated securities representing shares of capital stock or other similar interests owned by or on behalf of any Loan Party (other than VPDI) constituting Collateral as of the Closing Date after giving effect to the Transactions;

(ii) any promissory notes and other instruments evidencing all loans, advances and other debt owed or owing to any Loan Party (other than VPDI) constituting Collateral as of the Closing Date after giving effect to the Transactions;

(iii) stock powers and instruments of transfer, endorsed in blank, with respect to such certificated securities, promissory notes and other instruments;

(iv) duly executed Control Agreements as required by the Security Agreement;

(v) all instruments and other documents, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;

(vi) five original powers of attorney with respect to intellectual property in the form annexed to the Security Agreement; and

(vii) results of a search of the UCC (or equivalent) filings made and tax and judgment lien searches with respect to the Loan Parties in the jurisdictions contemplated by the Security Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 7.2 or have been released.

(h) Pledge Agreement. The Administrative Agent shall have received counterparts of the Pledge Agreement signed on behalf of VPDI, together with the following:

(i) any certificated securities representing shares of capital stock or other similar interests owned by or on behalf of VPDI constituting Collateral as of the Closing Date after giving effect to the Transactions;

(ii) stock powers and instruments of transfer, endorsed in blank, with respect to such certificated securities, promissory notes and other instruments;

(iii) all instruments and other documents, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement; and

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(iv) results of a search of the UCC (or equivalent) filings made and tax and judgment lien searches with respect to VPDI in the jurisdictions contemplated by the Pledge Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 7.2 or have been released.

(i) Post-Closing Letter. The Administrative Agent shall have received the Post-Closing Letter, duly executed by the Borrower.

(j) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 6.10 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a lender’s loss payable endorsement as required by Section 3.1(b)(vii) of the Security Agreement and to name the Administrative Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

(k) No Violation. The performance by each Loan Party of its obligations under each Loan Document to which it is a party does not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under, any material agreement of any Loan Party or any other Subsidiary.

(l) Termination of Existing Loan Documents. After giving effect to the application of the proceeds of the Loans on the Closing Date, the Indebtedness under the Existing Loan Documents shall have been fully repaid, the Existing Loan Documents (including any Hedging Agreements issued by a lender or otherwise secured thereunder) shall have been canceled or terminated, the Borrower and each of the Subsidiaries shall have been released from all liability thereunder (other than indemnification obligations under the existing credit agreement which, by their terms, survive such termination), all Liens securing such Indebtedness shall have been released and the Administrative Agent shall have received reasonably satisfactory evidence thereof.

(m) Environmental Matters; No Litigation. Each Lender shall be reasonably satisfied (i) with the amount and nature of any environmental and employee health and safety exposures to which the Borrower and the Subsidiaries may be subject, or with the plans of the Borrower with respect thereto, (ii) that there shall be no litigation or administrative proceeding, or regulatory development, that would reasonably be expected to have a material adverse effect on (A) the business, assets, operations, prospects, condition (financial or otherwise) or material agreements of the Borrower and the Subsidiaries, taken as a whole, (B) the ability of any Loan Party to perform any of its obligations under any Loan Document or (C) the rights of or benefits available to any Credit Party under any Loan Document, (iii) with the current status of, and the terms of any settlement or other resolution of, any litigation or other proceedings brought against the Borrower or any Subsidiary relating to its business, or (iv) with the tax position and the contingent tax and other liabilities of, and with any tax sharing agreements among the Borrower and the Subsidiaries, and with the plans of the Borrower with respect thereto.

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The Administrative Agent shall notify the Borrower and the Credit Parties of each of the Closing Date, and each such notice shall be conclusive and binding. The Administrative Agent shall be entitled to assume that each of the conditions set forth in Sections 5.1(k) and 5.1(m) have been satisfied unless it shall have received notice expressly to the contrary from a Credit Party or a Loan Party. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on October 31, 2009 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).

Section 5.2 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Lender to participate in any issuance, amendment, renewal or extension of a Letter of Credit (including not giving a Notice of Non-Extension) is a “Credit Event” and is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of such issuance, amend, renewal or extension (or the last day on which the Issuing Bank could deliver a Notice of Non-Extension in respect of any Evergreen Letter of Credit), as applicable.

(b) At the time of and immediately after giving effect to such Borrowing or such issuance, amend, renewal or extension (or the last day on which the Issuing Bank could deliver a Notice of Non Extension in respect of any Evergreen Letter of Credit), as applicable, no Default shall have occurred and be continuing.

(c) The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection therewith.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section. The Issuing Bank has no obligation under this Credit Agreement to issue, amend, renew or extend any Letter of Credit to the Borrower.

ARTICLE 6.

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

Section 6.1 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender either in hard copy or by electronic communication (including by email, internet and intranet websites) pursuant to procedures approved by the Administrative Agent:

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(a) within 120 days after the end of each fiscal year, its Form 10 K containing its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or another registered independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its Form 10 Q containing its unaudited consolidated balance sheet and related unaudited statements of income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate signed by a Financial Officer (i) attaching reasonably detailed calculations demonstrating compliance with Section 7.8 and Section 7.12, (ii) attaching reasonably detailed information regarding the utilization of the baskets contained in Sections 7.1, 7.2 and 7.4, (iii) listing each Subsidiary as of the date of such Compliance Certificate, specifying whether such Subsidiary is a Domestic Subsidiary or a Foreign Subsidiary, whether such Subsidiary is a Subsidiary Guarantor and, in the case of each Foreign Subsidiary, whether such Foreign Subsidiary is a CFC, (iv) containing either a certification that no Default exists or, specifying the nature of each such Default or Event of Default, the nature and status thereof and any action take or proposed to be taken with respect thereto, (v) certifying that there have been no changes to the jurisdiction of organization nor legal name of any Loan Party since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement, (vi) containing either a certification that there has been no change to the information disclosed in the Schedules to the Security Agreement or the Pledge Agreement or, after the delivery of the first certification delivered pursuant to this subsection, as previously certified, or, if so, specifying all such changes, and (vii) certifying that all UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to Schedule 3.1(a)(v) to the Security Agreement and each other jurisdiction as is necessary to perfect the Liens in the Collateral, and all other actions have been taken, to the extent necessary to protect and perfect the Security Interest (as defined in the Security Agreement) except as noted therein with respect to any continuation statements to be filed within the 12 month period after the date of such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

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(e) within 15 days after each calendar month end, an Asset Coverage Ratio Certificate signed by a Financial Officer setting forth the Asset Coverage Ratio, the Asset Coverage Amount and the aggregate Revolving Credit Exposures of all Lenders as of the last day of such month;

(f) within 30 days after the beginning of each fiscal year, (i) an annual consolidated forecast for the Borrower and the Subsidiaries for such fiscal year, including projected consolidated statements of income of the Borrower and the Subsidiaries, all in reasonable detail acceptable to the Administrative Agent, and (ii) promptly upon preparation thereof, such other forecasts that the Borrower or any Subsidiary may prepare and any revisions that may be made to any forecast previously delivered to the Administrative Agent and the Lenders;

(g) furnish to the Administrative Agent or any Lender promptly such other information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti Money Laundering rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Administrative Agent or such Lender; and

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as any Credit Party may reasonably request.

Section 6.2 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a) the occurrence of any Event of Default or Default, specifying the nature and extent thereof;

(b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

(c) as soon as possible after, and in any event within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $1,000,000;

(d) as soon as possible and in no event later than ten (10) Business Days after the receipt thereof by the Borrower or any Subsidiary, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any Environmental Liability of the Borrower or any Subsidiary, in each case, which could reasonably be expected to have a Material Adverse Effect;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to

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any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(f) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.2; and

(g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Documents required to be delivered pursuant to Sections 6.1(a), 6.1(b), 6.2(e) or 6.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 10.1; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative have access (whether a commercial, third party website or whether sponsored by the Administrative Agent), provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders on a confidential basis materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will notify the Administrative Agent in the event that any non-public information is included in the Borrower Materials and to cooperate with the Administrative Agent to ensure that such non-public information is not distributed to a Public Lender.

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Section 6.3 Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or any sale, lease, transfer or other disposition permitted by Section 7.5.

Section 6.4 Payment and Performance of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay or perform its obligations, including Tax liabilities, that, if not paid or performed, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 6.5 Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 6.6 Books and Records; Inspection Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accounting firm, all at such reasonable times and as often as reasonably requested.

Section 6.7 Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. In addition, and without limiting the foregoing sentence, the Borrower shall comply in all material respects, with (i) the Trading with Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.

Section 6.8 Use of Proceeds

(a) The proceeds of the Loans and the Letters of Credit will be used only as follows: (i) up to $15,000,000 to repay a portion of the outstanding principal balance of the PLC Debt, (ii) for working capital requirements, (iii) for general corporate purposes, including capital expenditures, and (iv) for the issuance of Letters of Credit.

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(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to (i) purchase, acquire or carry any Margin Stock, (ii) for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X, or (iii) in any manner which would violate any of the foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto.

Section 6.9 Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name or jurisdiction of incorporation or formation of any Loan Party, (ii) the location of the chief executive office of any Loan Party, its principal place of business, any office in which it maintains books or records relating to Collateral owned or held by it or on its behalf or, except as provided in the applicable Security Documents, any office or facility at which Collateral owned or held by it or on its behalf with an aggregate book value in excess of $1,000,000 is located (including the establishment of any such new office or facility), (iii) the identity or organizational structure of any Loan Party such that a filed financing statement becomes misleading or (iv) the Federal Taxpayer Identification Number or company organizational number of any Loan Party. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

Section 6.10 Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, (ii) adequate errors and omissions insurance as is customary with companies in the same or similar business operating in the same or similar locations, and (iii) such other insurance as is required pursuant to the terms of any Security Document.

Section 6.11 Casualty and Condemnation

(a) The Borrower will furnish to the Credit Parties prompt written notice of any casualty or other insured damage in excess of $500,000 to any portion of any property owned or held by or on behalf of itself or any Subsidiary or the commencement of any action or proceeding for the taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

(b) If any Commitment Reduction Event results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Administrative Agent is authorized to collect such Net Proceeds and, if received by the Borrower or any Subsidiary, such Net Proceeds shall not be commingled with any of its other funds or property but shall be held separate and apart there from, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith paid over to the Administrative Agent, provided that (i) to the

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extent that the Borrower or any of the Subsidiaries intends to use any such Net Proceeds to repair, restore, reinvest or replace assets of the Borrower or any of the Subsidiaries as provided in the proviso of the definition of the term “Net Proceeds”, the Administrative Agent shall, subject to the terms and conditions of such proviso, deliver such Net Proceeds to the Borrower, (ii) otherwise, the Administrative Agent shall, and the Borrower hereby authorizes the Administrative Agent to, apply such Net Proceeds to prepay the Loans in accordance with Section 2.7 and (iii) all proceeds of business interruption insurance shall be paid over to the Borrower unless a Default has occurred and is continuing.

(c) All proceeds received by or paid to the Administrative Agent that do not constitute Net Proceeds shall be paid over to the Borrower, on behalf of the relevant Loan Parties, unless an Event of Default has occurred and is continuing.

Section 6.12 Additional Subsidiaries. If any Subsidiary is formed or acquired after the Agreement Date or if any Subsidiary that was an Inactive Subsidiary on the Agreement Date continues to be a Subsidiary but ceases to be an Inactive Subsidiary, the Borrower will notify the Credit Parties in writing thereof not later than the tenth Business Day after the date on which such Subsidiary is formed or acquired or ceases to be an Inactive Subsidiary and (i) the Borrower will cause such Subsidiary (unless such Subsidiary is a CFC) to (a) execute and deliver each applicable Guarantee Document (or otherwise become a party thereto in the manner provided therein) and become a party to each applicable Security Document in the manner provided therein, in each case not later than the tenth Business Day after the date on which such Subsidiary is formed or acquired and (b) promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Credit Obligations as the Administrative Agent or the Required Lenders shall reasonably request (it being understood that not more than 100% of the non-voting Equity Interests (if any) and 65% of the voting Equity Interests in a Foreign Subsidiary that is a CFC shall be pledged) and (ii) if any Equity Interests issued by any such Subsidiary are owned or held by or on behalf of the Borrower or any Subsidiary Guarantor or any loans, advances or other debt is owed or owing by any such Subsidiary to the Borrower or any Subsidiary Guarantor, the Borrower will cause such Equity Interests and promissory notes and other instruments evidencing such loans, advances and other debt to be pledged pursuant to the Security Documents not later than the tenth Business Day after the date on which such Subsidiary is formed or acquired.

Section 6.13 Further Assurances

(a) The Borrower will, and will cause each Subsidiary Guarantor to, execute any and all further documents, financing statements, agreements (including guarantee agreements and security agreements) and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), that may be required under any applicable law, the Post-Closing Letter or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect (including as a result of any change in applicable law) the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time

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upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) The Borrower hereby covenants and agrees that, if at any time on or after the date hereof any asset or property acquired, owned or held by or on behalf of the Borrower or any Subsidiary Guarantor that constitutes or would constitute Collateral is not subject to a perfected Lien of the Administrative Agent under the applicable Loan Documents with the priority required thereby (except as a result of the Administrative Agent’s failure to maintain possession of any instrument, stock certificate or other similar document delivered to it hereunder or as a result of such asset or property being used or disposed of in a manner expressly permitted by any Loan Document), then the Borrower shall, at its own cost and expense, promptly (i) notify the Administrative Agent thereof and (ii) execute and deliver or cause the applicable Subsidiary Guarantor to execute and deliver, any and all agreements, instruments and other documents, and take all further action (including the filing and recording of financing statements and other documents), that may be necessary or reasonably requested by the Administrative Agent to cause such asset or property to become subject to a perfected Lien in favor of the Administrative Agent (including, where applicable, perfection by establishing “sole dominion and control” within the meaning of the common law and “control” within the meaning of the UCC), with the priority required hereby. In addition, the Borrower hereby covenants and agrees that each Compliance Certificate delivered pursuant to Section 6.1(c) after the date hereof shall contain a certification that the representations and warranties contained in Section 3.1(a)(v) of the Security Agreement and Section 3.1(a)(v) of the Pledge Agreement made by it and each other Loan Party are true and correct as of the date of such certificate.

(c) If any real estate assets with an appraised value greater than $1,000,000 are acquired by the Borrower or any Subsidiary Guarantor after the Agreement Date (other than assets constituting Collateral under the Security Documents that become subject to the perfected Lien of the Security Documents upon acquisition thereof, and other than assets upon which the Administrative Agent has a first perfected Lien), the Borrower will notify the Credit Parties thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Credit Obligations and will take, and cause the Subsidiaries Guarantors to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Borrower and the Subsidiaries Guarantors.

Section 6.14 Compliance with Environmental Laws. The Borrower will, and will cause each Subsidiary and each lessee and other Person occupying its Properties to, comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties, and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

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ARTICLE 7.

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Borrower covenants and agrees with the Credit Parties that:

Section 7.1 Indebtedness; Equity Securities

(a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness under the Loan Documents;

(ii) Indebtedness existing on the Agreement Date and set forth in Schedule 7.1, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(iii) Indebtedness of the Borrower or any Subsidiary (other than VPDI) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate outstanding principal amount of Indebtedness permitted by this clause (iii) shall not, without duplication, exceed $2,000,000 at any time;

(iv) Indebtedness of any Person that becomes a Subsidiary after the Agreement Date, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate outstanding principal amount of Indebtedness permitted by this clause (iv) shall not, without duplication, exceed $1,000,000 at any time;

(v) intercompany Indebtedness of the Borrower or any Subsidiary (other than VPDI) owing to and held by the Borrower or any of its Subsidiaries; provided, however, that (x) if the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness and any Subsidiary (other than a Subsidiary Guarantor) is the obligee thereof, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Credit Obligations (including, with respect to any Subsidiary Guarantor, its obligations under the Guarantee Documents), (y) Indebtedness owed to the Borrower or any Subsidiary Guarantor must be evidenced by an unsubordinated promissory note pledged to the Administrative Agent under the

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applicable Security Document and (z) Indebtedness of a Subsidiary which is not a Subsidiary Guarantor to the Borrower or a Subsidiary Guarantor shall be subject to the limitations set forth in clause (vi) below;

(vi) Guarantees by the Borrower of Indebtedness of any Subsidiary Guarantor and by any Subsidiary Guarantor of Indebtedness of the Borrower or any other Subsidiary Guarantor, provided that such Indebtedness is otherwise permitted by this Section 7.1(a); and

(vii) obligations under any Hedging Agreements permitted by Section 7.7; and

(viii) so long as at the time of the incurrence thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, other unsecured Indebtedness of the Borrower and the Subsidiary Guarantors in an aggregate outstanding principal amount not, without duplication, exceeding $5,000,000 at any time.

(b) The Borrower will not, and it will not permit any Subsidiary to, (i) issue any Disqualified Equity, or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests (other than the Existing Disqualified Equity) of the Borrower or any Subsidiary, except as permitted under Sections 7.5(d) and 7.8.

Section 7.2 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Agreement Date and set forth in Schedule 7.2, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Agreement Date and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) security interests on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (i) such security interests secure Indebtedness permitted by clause (iii) of Section 7.1(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

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(e) security interests existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Agreement Date prior to the time such Person becomes a Subsidiary, provided that (i) such security interests secure Indebtedness permitted by clause (iv) of Section 7.1(a), (ii) such security interests are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (iii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary and (iv) such security interests shall secure only the Indebtedness that they secure on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

(f) Liens permitted by any Control Agreement.

Section 7.3 Fundamental Changes; Business; Fiscal Year

(a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests issued by any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, provided that, if at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing:

(i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving entity, and any wholly owned Subsidiary may merge into any Subsidiary Guarantor in a transaction in which such Subsidiary Guarantor is the surviving entity;

(ii) any Subsidiary may merge with any Person in a transaction that is not permitted by clause (i) of this Section 7.3(a), provided that such merger is permitted by Sections 7.4 or 7.5, as applicable;

(iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to any Subsidiary Guarantor;

(iv) the Borrower or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not permitted by clause (iii) of this Section 7.3(a), provided that such sale, transfer, lease or other disposition is permitted by Section 7.5;

(v) any Subsidiary (other than a Subsidiary Guarantor) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and

(vi)(1) any one or more of the following Subsidiary Guarantors may liquidate or dissolve, provided that immediately after giving effect thereto no Event of

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Default would exist: Engemann Asset Management, a California corporation, Euclid Advisors, LLC, a New York limited liability company, Pasadena Capital Corporation, a California corporation, and Rutherford Financial Corporation, a Pennsylvania corporation, and (2) VPDI may merge into any other direct or indirect wholly-owned Subsidiary, provided that (W) immediately after giving effect thereto no Event of Default would exist, (X) the Administrative Agent shall have received not less than 10 Business Days written notice thereof, (Y) the Administrative Agent shall have received with respect thereto such information, officer’s certificates and opinions of counsel as it may reasonably request, and (Z) immediately after giving effect thereto, the Administrative Agent shall have a first priority security interest in all of the Equity Interests issued by such Subsidiary and Virtus Investment Advisors, Inc., which security interest shall be perfected by “control”.

(b) The Borrower will not, and will not permit any of the Subsidiaries to, engage to any material extent in any business other than the Business.

(c) The Borrower will not, and will not permit any of the Subsidiaries to, change its fiscal year.

Section 7.4 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit, or purchase or otherwise enter into or become party to any derivative transaction, except:

(a) Permitted Investments;

(b) investments existing on the Agreement Date and set forth in Schedules 4.12 and 7.4;

(c) investments made by the Borrower in the Equity Interests of any Subsidiary Guarantor and made by any Subsidiary Guarantor in the Equity Interests of any other Subsidiary Guarantor;

(d) loans or advances made by (i) the Borrower to any Subsidiary (other than VPDI) or (ii) any Subsidiary to the Borrower or another Subsidiary (other than VPDI), in each case subject to the limitations set forth in Section 7.1(a)(v);

(e) acquisitions made by the Borrower from any Subsidiary Guarantor and made by any Subsidiary Guarantor from the Borrower or any other Subsidiary Guarantor;

(f) Guarantees permitted by Section 7.1(a);

(g) Hedging Agreements permitted by Section 7.7; and

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(h) other acquisitions and investments made by the Borrower or any Subsidiary Guarantor on and subject to the following terms and conditions:

(i) immediately before and after giving effect thereto, no Default shall have occurred and be continuing,

(ii) each such investment shall consist of the investment of seed capital in a newly created Virtus Fund,

(iii) each such acquisition or investment, as the case may be, and all transactions related thereto shall be consummated in accordance with all applicable laws, ordinances, rules, regulations and requirements of all Governmental Authorities,

(iv) the Borrower shall have delivered evidence reasonably satisfactory to the Administrative Agent that, after giving effect to each such acquisition or investment, as the case may be, and, if applicable, the making of a Revolving Loan, the Borrower and its Subsidiaries are in pro forma compliance with all covenants thereof under the Loan Documents,

(v) neither the Borrower nor any Subsidiary shall, in connection with any such acquisition, assume or remain liable with respect to any Indebtedness (except Indebtedness which otherwise would be permitted pursuant to Section 7.1(a) or any material tax or ERISA liability of the related seller, except trade obligations of such seller incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by the Borrower or any Subsidiary hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such acquisition,

(vi) all other assets and properties acquired in connection with any such acquisition shall be free and clear of any Liens, other than Liens expressly permitted under Section 7.2,

(vii) not later than ten (10) Business Days (or such shorter period as may be reasonably practicable, if approved by the Administrative Agent) prior to the consummation of any such acquisition, the Borrower shall have delivered to the Administrative Agent draft copies of all proposed acquisition agreements for such acquisition, together with all schedules thereto (followed by fully executed acquisition agreements within five (5) Business Days after the closing of such acquisition),

(viii) as soon as possible but in any event within the time periods set forth in the applicable provisions of Section 6.12, the Borrower shall have complied with the provisions of Sections 6.12 and 6.13 with respect to each such acquisition or investment, as the case may be,

(ix) in connection with each such acquisition, the Administrative Agent shall have received such opinions of counsel from counsel to the Loan Parties as it shall

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request, each of which shall be in form and substance satisfactory to the Administrative Agent,

(x) the aggregate consideration paid by the Borrower or any Subsidiary (including the maximum amount payable in respect of contingent payment, earn out and similar obligations) in connection with all such acquisitions shall not, when aggregated with the aggregate consideration paid by the Borrower or any Subsidiary in connection with all investments permitted by Section 7.4(h)(xi)(1), exceed $5,000,000 in any four consecutive fiscal quarters, and

(xi) the aggregate consideration paid by the Borrower or any Subsidiary in connection with all such investments shall not exceed the sum of:

(i) when aggregated with the aggregate consideration paid by the Borrower or any Subsidiary in connection with all acquisitions permitted by Section 7.4(h)(x), $5,000,000 in any four consecutive fiscal quarters, plus

(ii) the Virtus General Fund Proceeds.

Section 7.5 Asset Sales; Issuances of Equity Interests by Subsidiaries. The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset, including any asset constituting an Equity Interest in any other Person, nor will the Borrower permit any of the Subsidiaries to issue any additional Equity Interests, except:

(a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

(b) sales, transfers, leases and other dispositions made by the Borrower to any Subsidiary Guarantor and made by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

(c) issuances of Equity Interests by any Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor;

(d) issuances of Equity Interests by the Borrower (other than Disqualified Equity) at any time and from time to time in payment of accrued and unpaid dividends thereon, provided that immediately after giving effect thereto, no Default shall exist or would occur; and

(e) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, other sales, transfers, leases and other dispositions of assets, and issuances of Equity Interests (other than Equity Interests not constituting perpetual common Equity Interests issued by the Borrower and other than Equity Interests issued by any Subsidiary Guarantor), provided that (i) the aggregate fair market value of all assets sold, transferred, leased or otherwise disposed of (other than in connection with the sale or redemption of shares of any Virtus General Fund), and all Equity Interests (other than Equity Interests issued by the Borrower) issued, in each case in reliance upon this clause (e) shall not exceed $500,000 in the aggregate for any fiscal year, and (ii) all sales, transfers, leases and

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other dispositions and all issuances of Equity Interests, in each case permitted by this clause (e), shall be made for fair value and solely for cash consideration.

Section 7.6 Sale and Lease Back Transactions. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback”).

Section 7.7 Hedging Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

Section 7.8 Restricted Payments. The Borrower will not, and will not permit any of the Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, except:

(a) the Borrower may declare and pay, and agree to pay, dividends with respect to its Equity Interests payable solely in perpetual common Equity Interests,

(b) the Borrower may declare and pay, and agree to pay, dividends with respect to the Convertible Preferreds payable solely in additional shares of Convertible Preferreds to the extent permitted under the Certificate of Designations,

(c) any wholly-owned Subsidiary may declare and pay dividends with respect to its Equity Interests to the Borrower or any Subsidiary Guarantor,

(d) during the period from the Closing Date to September 30, 2009, the Borrower and the Subsidiaries may make one or more Restricted Payments in an aggregate amount not in excess of $1,800,000, provided that immediately before and after each such Restricted Payment, no Event of Default shall exist or would occur, and

(e) with respect to each fiscal quarter ending on or after September 30, 2009 (each a “Subject Fiscal Quarter”), the Borrower and the Subsidiaries may make one or more other Restricted Payments (whether due in such Subject Fiscal Quarter or due in an earlier fiscal quarter and unpaid) in an aggregate amount not in excess of 75% of the Free Cash Flow for such Subject Fiscal Quarter, provided that (i) immediately before and after each such Restricted Payment, no Event of Default shall exist or would occur, (ii) prior to each such Restricted Payment, the Borrower shall have delivered to the Administrative Agent and the Lenders (1) in the event such Subject Fiscal Quarter is one of the first three fiscal quarters of a fiscal year, the financial statements required by Section 6.1(b) and the Compliance Certificate required by Section 6.1(c), in each case with respect to such Subject Fiscal Quarter, or (2) in all other cases, the financial statements required by Section 6.1(a) and the Compliance Certificate required by Section 6.1(c), in each case with respect to such Subject Fiscal Quarter, and (iii) each such Restricted Payment made pursuant to this Section 7.8(e) shall be made on or before the last day of the fiscal quarter immediately succeeding such Subject Fiscal Quarter.

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Section 7.9 Transactions with Affiliates. The Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arms length basis from unrelated third parties, provided that this Section shall not apply to any transaction that is permitted under Section 7.1, 7.3, 7.4, 7.5 or 7.8 of this Credit Agreement, or Article 9 of the Guarantee Agreement, between or among the Loan Parties and not involving any other Affiliate.

Section 7.10 Restrictive Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement binding on the Borrower or any Subsidiary that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Secured Parties created under the Loan Documents) or (ii) the ability of any Subsidiary to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) clause (i) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (e) clause (i) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

Section 7.11 Amendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of formation, operating agreement or other organizational documents, other than amendments, modifications or waivers that could not reasonably be expected to adversely affect the Credit Parties, provided that the Borrower shall deliver or cause to be delivered to the Administrative Agent and each Lender a copy of each such amendment, modification or waiver promptly after the execution and delivery thereof.

Section 7.12 Financial Covenants

(a) Leverage Ratio. The Borrower will not permit the Leverage Ratio to be greater than (i) 3.50:1.00, at any time during the period September 30, 2009 through March 30, 2010, or (ii) 2.75:1.00, at any time thereafter.

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(b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than (i) 2.75:1.00, as of any fiscal quarter end during the period commencing on September 30, 2009 and ending on March 30, 2010, or (ii) 3.00:1.00, at any time on or after March 31, 2010.

(c) Capital Expenditures. The Borrower will not permit the aggregate Capital Expenditures made by the Borrower and the Subsidiaries on a consolidated basis in any fiscal year to exceed $2,500,000.

(d) Minimum Consolidated Net Worth. The Borrower shall not, as of any fiscal quarter end, permit the Consolidated Net Worth to be less than the sum of (i) $55,000,000, plus (ii) 50% of the consolidated net income (but not loss) of the Borrower and the Subsidiaries determined in accordance with GAAP for each fiscal quarter ending after the Closing Date plus (iii) 75% of the aggregate net cash proceeds of each issuance of Equity Interests by the Borrower or any Subsidiary after the Closing Date.

(e) Minimum Consolidated AUM. The Borrower shall not, as of any fiscal quarter end, permit Consolidated AUM to be less than $15,000,000,000.

(f) Asset Coverage Ratio. The Borrower shall not permit the Asset Coverage Ratio to be less than 1.75:1.00 at any time.

Section 7.13 Government Regulation. The Borrower shall not, and shall not permit any Subsidiary to, (i) be or become subject at any time to any law, regulation, or list of any government agency (including the United States Office of Foreign Asset Control list) that prohibits or limits any Lender from making any loans or extension of credit including the Loans and the Letters of Credit) to any Loan Party (other than VPDI) or from otherwise conducting business with any such Loan Party, or (ii) fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by any Lender or the Issuing Bank at any time to enable such Lender or the Issuing Bank to verify any Loan Party’s identity or to comply with any applicable law or regulation, including Section 326 of the Patriot Act.

ARTICLE 8.

EVENTS OF DEFAULT

Section 8.1 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non Payment of Principal or LC Disbursement. The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

(b) Other Non Payment. The Borrower shall fail to pay any interest on any Loan or on any reimbursement obligation in respect of any LC Disbursement or any fee, commission or any other amount (other than an amount referred to in clause (a) of this Section)

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payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c) Representations and Warranties. Any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d) Specific Covenants. The Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 6.1(e) and such failure shall continue unremedied for a period of five days, or (ii) Sections 6.3, 6.8, or 6.12, or in Article 7.

(e) Other Covenants. Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after such Loan Party shall have obtained awareness thereof.

(f) Cross Default; Payment Default on Material Obligations. The Borrower or any Subsidiary shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Obligations when and as the same shall become due and payable (after giving effect to any applicable grace period).

(g) Other Cross Defaults. Any event or condition occurs that results in any Material Obligations becoming due prior to their scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Obligations or any trustee or agent on its or their behalf to cause any Material Obligations to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof prior to their scheduled maturity or payment date (in each case after giving effect to any applicable cure period), provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

(h) Involuntary Proceedings. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) Voluntary Proceedings. The Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and

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appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j) Inability to Pay Debts. The Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) Judgments. One or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower or any Subsidiary or any combination thereof (which shall not be fully covered by insurance without taking into account any applicable deductibles) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment.

(l) ERISA Events. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding (i) $1,000,000 in any year or (ii) $2,000,000 for all periods.

(m) Invalidity of Loan Documents. Any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder.

(n) Liens. Any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents.

(o) Licenses. There shall occur the loss, suspension or revocation of, or failure to renew any license or permit now held or hereafter acquired if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect.

(p) Change in Control. A Change in Control shall occur.

Section 8.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, then, and in every such event (other than an event described in Sections 8.1(h) or 8.1(i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in

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part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event described in Sections 8.1(h) or 8.1(i), the Commitments shall automatically terminate (whether before or after the Closing Date) and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 8.3 Application of Funds. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the L/C Disbursements have automatically been required to be cash collateralized as set forth in Section 2.8(i)), any amounts received on account of the Credit Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Credit Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3 but excluding fees described in Section 3.3(b)), in each case payable to the Administrative Agent in its capacity as such;

Second, to the extent of any excess of such proceeds, to the payment of that portion of the Credit Obligations constituting fees, indemnities and other amounts, payable to the Credit Parties (including fees, charges and disbursements of counsel to the respective Credit Parties and amounts payable under Article 3 but excluding fees described in Section 3.3(b)), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to the extent of any excess of such proceeds, to the payment of that portion of the Credit Obligations constituting accrued and unpaid fees under Section 3.3(b) and interest on the Loans, L/C Disbursements and other Credit Obligations, ratably among the Credit Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the extent of any excess of such proceeds, to the payment of that portion of the Credit Obligations constituting unpaid principal of the Loans and L/C Disbursements, ratably among the Credit Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the extent of any excess of such proceeds, to the Administrative Agent for the account of the Issuing Bank, to cash collateralize that portion of L/C Disbursements comprised of the aggregate undrawn amount of Letters of Credit;

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Sixth, to the extent of any excess of such proceeds, to the payment of all other Credit Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Credit Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Credit Obligations owing to the Administrative Agent and the Lenders on such date; and

Last, to the extent of any excess of such proceeds, the balance, if any, after all of the Credit Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.8(i), amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Credit Obligations, if any, in the order set forth above.

ARTICLE 9.

THE ADMINISTRATIVE AGENT

Section 9.1 Appointment and Authority. Each Credit Party hereby irrevocably appoints The Bank of New York to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Credit Parties and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

Section 9.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3 Exculpatory Provisions

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

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(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.2 and Article 9) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such

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Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accounting firm and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.

Section 9.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Credit Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Credit Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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Section 9.7 Non Reliance on Administrative Agent and Other Credit Parties. Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

ARTICLE 10.

MISCELLANEOUS

Section 10.1 Notices

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Borrower, to it at 100 Pearl Street, Hartford, CT 06103 Attention of: Chief Financial Officer (Telephone No. (860) 263-4710; Facsimile No. (860) 241-1113), with a copy to it at 100 Pearl Street, Hartford, CT 06103 Attention of: In-house Counsel (Telephone No. (860) 263-4791; Facsimile No. (860) 241-1028);

(ii) if to the Administrative Agent, or the Issuing Bank to it at One Wall Street, New York, New York 10286, Attention of: Sandra M. Scaglione, Assistant Vice President, (Telephone No. (212) 635-4697, Facsimile No. (212) 635-6365 or 6366 or 6367), with a copy to The Bank of New York, at One Wall Street, New York, New York 10286, Attention of: Richard Shaw, Vice President (Telephone No. (212) 635-7273; Facsimile No. (212) 635-8541); and

(iii) if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for

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the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Credit Party pursuant to Article 2 if such Credit Party has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.2 Waivers; Amendments

(a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan and/or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

(b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by

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the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender or increase the Letter of Credit Commitment without the consent of the Issuing Bank, (ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to a LC Disbursement, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party affected thereby thereof (it being understood that any amendment or modification to the financial definitions in this Credit Agreement or to the calculation or any financial covenant shall not constitute a reduction in the rate of interest or fees for the purposes of this clause (ii), notwithstanding the fact that such amendment or modification actually results in such a reduction), (iii) postpone the date of payment at stated maturity of any Loan, the date of any mandatory reduction of the Revolving Commitments under Section 2.5(b) or the date of payment of any reimbursement obligation with respect to an LC Disbursement, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Revolving Commitments or reduce the amount of or postpone the date of any prepayment required by Section 2.7(b) or Section 2.7(c) without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.9(b) or the pro rata reduction of Revolving Commitments required by Section 2.5(d), without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Loans are to be made, Letters of Credit are to be issued or payment under the Loan Documents is to be made, or add additional borrowers, without the written consent of each Lender, (vi) release any Subsidiary Guarantor from its Guarantee under the Guarantee Documents (except as expressly provided therein), or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vii) release all or substantially all of the Collateral from the Liens of the Loan Documents (except as expressly provided in the applicable Security Document or in connection with a transaction permitted by Section 7.3), without the consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent and the Issuing Bank hereunder without the prior written consent of the Administrative Agent and the Issuing Bank.

Section 10.3 Expenses; Indemnity; Damage Waiver

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent or any Credit Party (including the fees, charges and disbursements of counsel for (1) the Lenders, collectively, (2)

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any Lender that reasonably believes that a conflict of interest exists between it and any other Lender, and (3) the Administrative Agent) in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub agent thereof), each Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub agent) or the Issuing Bank, in connection with such

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capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.9(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable promptly and in no event later than 10 days after demand therefor.

Section 10.4 Successors and Assigns

(a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Credit Party) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitments and the Loans and obligations in respect of its LC Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans and obligations in respect of its LC

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Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility; and

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.5 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.5, 3.6 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.9(h) as though it were a Lender.

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(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.5 or 3.7 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.7 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.7(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any LC Disbursement or any fee or any other amount payable under the Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5, 3.6, 3.7, 10.3, 10.9, 10.10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the LC Disbursements, the expiration or termination of the Letters of Credit and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

Section 10.6 Counterparts; Integration; Effectiveness; Electronic Execution

(a) Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement

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by telecopy shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.7 Severability. In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.8 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party (other than VPDI) against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or the Issuing Bank, as the case may be, irrespective of whether or not such Lender or the Issuing Bank, shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank, or their respective Affiliates may have. Each Lender and the Issuing Bank, agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process

(a) This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

Virtus Investment Partners, Inc. Credit Agreement

(b) Submission to Jurisdiction. The Borrower and each other Loan Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Credit Agreement or in any other Loan Document shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to This Credit Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Virtus Investment Partners, Inc. Credit Agreement

Section 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 10.12 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or LC Disbursement, together with all fees, charges and other amounts that are treated as interest thereon under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding an interest in such Loan or LC Disbursement in accordance with applicable law, the rate of interest payable in respect of such Loan or LC Disbursement hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan or LC Disbursement but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or LC Disbursements or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.13 Treatment of Certain Information; Confidentiality

(a) Each of Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto or any other Secured Party, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Credit Party or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

(b) For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information

Virtus Investment Partners, Inc. Credit Agreement

received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.14 USA Patriot Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

Section 10.15 Publication; Advertisement

(a) Publication. No Loan Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of BNYM or any of its Affiliates or any reference to this Credit Agreement or the financing evidenced hereby, in any case without the prior written consent of BNYM.

(b) Advertisement. Each Loan Party hereby authorizes each of BNYM to publish the name of such Loan Party and the amount of the financing evidenced hereby in any “tombstone” or comparable advertisement which BNYM elects to publish. In addition, each Loan Party agrees that BNYM may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date.

[Signature pages follow]

Virtus Investment Partners, Inc. Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ Michael A. Angerthal
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial
Officer

Virtus Investment Partners, Inc. Credit Agreement

THE BANK OF NEW YORK MELLON, individually, as Issuing Bank and as Administrative Agent

By:	/s/ Richard G. Shaw
Name:	Richard G. Shaw
Title:	Vice President

Virtus Investment Partners, Inc. Credit Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Christine Lavelle
Name:	Christine Lavelle
Title:	Vice President

Virtus Investment Partners, Inc. Credit Agreement

SCHEDULES TO CREDIT AGREEMENT

DATED AS OF SEPTEMBER 1, 2009

AMONG VIRTUS INVESTMENT PARTNERS, INC., THE LENDERS PARTY

THERETO, AND THE BANK OF NEW YORK MELLON

SCHEDULE 1.1

List of Short-Term Bond Funds

1.	The Borrower and the Subsidiaries may make and maintain investments in Virtus Multi Sector Short Term Bond Fund so long as (a) such fund is a Virtus Fund, and (b) the aggregate sum of all such investments at any one time outstanding shall not exceed $2,000,000.

2.	The Borrower and the Subsidiaries may make and maintain investments in Virtus Short/Intermediate Bond Fund so long as (a) such fund is a Virtus Fund, and (b) the aggregate sum of all such investments at any one time outstanding shall not exceed $2,000,000.

SCHEDULE 2.1

List of Commitments

Lender	Commitment
The Bank of New York Mellon	$15,000,000.00
PNC Bank, National Association	$15,000,000.00

Total	$30,000,000.00

SCHEDULE 4.6

List of Disclosed Matters

1.	Inquiry Regarding Phoenix Growth and Income Fund (SEC Division of Enforcement, Chicago, June 11, 2007). Since June 11, 2007, the Borrower has received several voluntary requests for documents and information in connection with a non-public inquiry regarding the Virtus Growth and Income Fund. The Borrower is cooperating in providing the requested information. In addition, the former portfolio manager of the fund and several of the fund’s Trustees have provided requested testimony at the SEC’s offices in Chicago and Boston. The SEC has requested additional documents and testimony.

2.	Inquiry Regarding Money Market Funds. The SEC’s Washington office, conducted a mini sweep exam of money market funds during the week of September 29, 2008. The exam was limited in scope and only asked for portfolio holdings for the month of September. The Borrower has provided the information on all five of its money market funds. The investigator commented that a number of firms have been contacted for data. There has been no further activity on this matter.

3.	SEC Exam of SCM Advisors LLC.

Registered Investment Advisers are routinely examined by the Securities and Exchange Commission (the “SEC”). In the vast majority of cases, the examination results in the issuance of a “deficiency letter” wherein the examiners notify the adviser of alleged deficiencies in the adviser’s practices, policies and procedures and request that the adviser respond to and/or correct such deficiencies. Generally, in an effort to cooperate with its primary regulator, an adviser will attempt to address the deficiencies noted by the examiners, even if it does not agree with the findings, and will respond to the SEC by way of a letter describing the actions being taken in response to each deficiency. In most cases no further action by or communication with the regulators occurs, although in subsequent examinations the examiners will almost certainly look to confirm that corrective actions have in fact been implemented. In rare cases, the examiners may refer serious matters to the enforcement division of the SEC for consideration of further action. The adviser is generally not told what, if any, response will be forthcoming from the SEC after responding to the deficiency letter.

The SEC San Francisco Regional Office commenced an examination of SCM Advisors LLC (“SCM”) by letter dated October 2, 2008. The examination covered the period from September 1, 2006 through September 30, 2008. The on-site portion of the exam began on October 14, 2008 and ended on October 24, 2008. SCM provided additional documents in response to follow-up requests from the SEC examiners. Upon completion of the examination, SCM received a letter from the SEC dated May 27, 2009, noting certain alleged deficiencies. SCM responded by letters dated June 26, 2009 and August

14, 2009, addressing all of the alleged deficiencies noted by the examiners.

The May 27th deficiency letter noted the following alleged deficiencies in SCM’s practices, policies and procedures during the examination period:

I.	Potential conflicts of interest and disclosure omissions with respect to the structuring and marketing of CDOs to advisory clients of SCM while SCM was engaged in that business prior to June of 2007.

II.	Potential deficiencies in the documentation and monitoring of client investment guideline restrictions, particularly “socially responsible” restrictions.

III.	Technical deficiency in the contents of trade memoranda.

IV.	An instance of late reporting of personal securities transactions by a former employee.

V.	Failure to fully disclose compensation paid to a solicitor.

VI.	Delays in the production of records.

VII.	An accounting error in the allocation of a soft dollar arrangement of an affiliated adviser.

VIII.	Alleged deficiencies in compliance policies and procedures relating to maintenance of client files, monitoring for conflicts of interest, access to non-public research information, oversight of portfolio managers, maintenance of books and records.

SCM responded to each of the above items and took corrective action with respect to each item. In addition, Virtus retained an independent compliance consulting firm to conduct a review of client investment restrictions and transactions within client accounts during the examination period to determine if trading violations occurred. The results of the review, which were reported to the SEC in SCM’s August 14th letter, disclosed violations of client investment restrictions of only a nominal number and dollar value. With the assistance of another compliance consultant, SCM has adopted and is implementing enhanced compliance policies and procedures to address the alleged deficiencies noted by the SEC. Although based on current information, SCM believes that it has addressed all of the deficiencies identified by the SEC examination, there is no way to predict the ultimate outcome of the examination.

4.	G-I Holdings, Inc. In April 2006, an adversary proceeding was commenced in a bankruptcy court arising out of notes purportedly held by SCM Advisors LLC. SCM Advisors LLC is unable to ascertain any potential liability or comment on the merits of this action.

5.

Camden National Corporation. Counsel to Camden National Corporation (“CNC”) sent a letter to the DNP Select Income Fund and Duff & Phelps Investment Management Co. regarding certain auction rate securities of the Fund sold to CNC. CNC alleges that the Fund and/or Duff & Phelps Investment Management Co. should provide liquidity to CNC and that it is contemplating legal action against the Fund, Fund officers and directors and Duff & Phelps Investment Management Co. if liquidity is not provided.

2

The Fund and Duff & Phelps Investment Management Co. dispute any liability and have sent letters to CNC to that effect.

6.	St. Anthony’s. A former separate account client of SCM Advisors LLC has asserted that SCM Advisors LLC improperly invested in auction rate securities in the client’s short term cash management account. SCM Advisors LLC has entered into an agreement with the client providing for the tolling of the running of the statute of limitations on claims the client may assert against SCM Advisors LLC while the client seeks to obtain liquidity from the distributor of the securities.

3

SCHEDULE 4.11

List of Subsidiaries

Name	Jurisdiction of Formation	Ownership by Loan Party
DPCM Holdings, Inc.[1]	Illinois	100% by Virtus Partners, Inc.
Duff & Phelps Investment Management Co.	Illinois	100% by Virtus Partners, Inc.
Engemann Asset Management	California	100% by Pasadena Capital Corporation
Euclid Advisors LLC	New York	100% by Zweig Advisers, LLC
Kayne Anderson Rudnick Investment Management, LLC	California	100% by Virtus Partners, Inc.
Pasadena Capital Corporation	California	100% by Virtus Partners, Inc.
Rutherford Financial Corporation[2]	Pennsylvania	100% by Virtus Partners, Inc.
SCM Advisors LLC	California	100% by Virtus Partners, Inc.
Virtus Alternative Investment Advisers, Inc. (formerly Phoenix Alternative Investment Advisers, Inc.)	Connecticut	100% by Virtus Partners, Inc.
Virtus Investment Advisers, Inc. (formerly Phoenix Investment Counsel, Inc.)	Massachusetts	100% by Phoenix Equity Planning Corporation
Virtus Partners, Inc. (formerly Phoenix Investment Partners, Ltd.)	Delaware	100% by Virtus Investment Partners, Inc.
VP Distributors, Inc.[3]	Connecticut	100% by Virtus Partners, Inc.
Zweig Advisers, LLC (formerly Phoenix/Zweig Advisers, LLC)	Delaware	100% by Virtus Partners, Inc.

[1]

DPCM Holdings, Inc. has been administratively dissolved by the State of Illinois. The Company is in the process of causing DPCM Holdings, Inc. to transfer all of its assets to Virtus Partners, Inc. DPCM Holdings, Inc. is not a Subsidiary Guarantor.

[2]	Denotes that such entity is in the process of dissolving in its jurisdiction of incorporation/formation.
[3]	VP Distributors, Inc. is not a Subsidiary Guarantor.

SCHEDULE 4.12

List of Insurance

TYPE OF INSURANCE	LIMITS	DEDUCTIBLES	COMPANY	POLICY NO.	POLICY TERM
CORPORATE INSURANCE

Directors & Officers Liability

Primary- D&O Liability	$10,000,000 Occurrence/Aggregate	$0/$500,000 Each Loss	Axis Surplus Ins. Co.	ELN745248012008	12/31/08-09

1st Excess- D&O Liability	$10,000,000 Occurrence/Aggregate	Excess of $10,000,000	St. Paul Surplus Lines	590CM3631	12/31/08-09

2nd Excess- D&O Liability	$5,000,000 Occurrence/Aggregate	Excess of $20,000,000	Arch Ins. Co.	DOX003128100	12/31/08-09

3rd Excess-Side A DIC	$10,000,000 Occurrence/Aggregate	Excess of $25,000,000	Catlin	XSP937841208	12/31/08-09

TOTAL:	$35,000,000 Occurrence/Aggregate

Fiduciary Liability	$10,000,000 Occurrence/Aggregate	$25,000/$250,000 Each Loss	Travelers	590CM3632	12/31/08-09

Stockbrokers Blanket Bond Bond-Crime Insurance	$5,000,000 Occurrence/Aggregate	$50,000 Deductible	Great American	FS###-##-####	12/29/08-09

Employed Lawyers’ Prof Liability	$3,000,000 Occurrence/Aggregate	$50,000 Each Loss	Ace USA	EONG23658471001	12/31/08-09

Commercial General Liability U.S. and Canada (PACKAGE)	$2,000000 General Aggregate	$1,000 Employee Benefits Liability only	Zurich	CPO594663000	12/31/08-09

	$2,000,000 Products/Completed Operations Aggregate	Retro Date: 7/1/1990 Employee Benefits

$1,000,000 Each Occurrence

$1,000,000 Personal & Advertising Injury

$500,000 Damage to Premises Rented to You

$10,000 Medical Payments

$2,000,000 Empl. Benefits- Aggregate

$1,000,000 Empl Benefits -Each occ.

INCLUDED Host Liquor Liability

Automobile Liability U.S. and Canada (PACKAGE)	$1,000,000 Each Accident	Guaranteed Cost	Zurich	CPO594663000 (all other states)	12/31/08-09

	$1,000,000 Uninsured Motorists/ Underinsured Motorists			MA594306100(MA)

$5,000 Medical Payments Statutory Personal Injury Protection

$1,000 Comprehensive

	$1,000 Collision except: ACV up to $35,000 Limit for Hired Autos	$1,000 Comprehensive, Hired Autos

$1,000 Collision, Hired Autos

106

Property (Included IN Package) “All Risk Form”	$12,400,961 Personal Property Blanket	$5,000 Per Occurrence	Zurich	CPO594663000	12/31/08-09

	$800,000 Original Property Cov.	$50,000 Flood Deductible

Excludes California EQ	$1,000,000 Business Income	$500,000 Earthquake Ded.

	$1,000,000 Extra Expense	24 Hours Business Income Waiting Period

$1,000,000 Earth Movement- Scheduled locations

Workers Compensation	$1,000,000 Employer’s Liability, Each Accident	Guaranteed Cost Program	Zurich	WC594663200	12/31/08-09

$1,000,000 Employer’s Liability, Policy Limit

$1,000,000 Employer’s Liability, Each Employee

Foreign Package Policy Worldwide except: U.S., Puerto Rico, and Canada	$1,000,000 General Liability, Each Occurrence, Bodily Injury and Property Damage		Zurich	EXP938331800	12/31/08-09

$1,000,000 Excess Auto Liability

$10,000 Auto Medical Expenses, Each Person

$50,000 Auto Medical Expenses, Each Accident

$500,000 Employer’s Liability

$100,000 Repatriation, Each Employee and Policy Limit

Statutory Foreign Voluntary Workers Compensation

107

Umbrella Liability (Primary Layer) Worldwide	$25,000,000 Each Occurrence	$10,000 Self-Insured Retention	Zurich	UMB0938168	12/31/08-09

$25,000,000 Aggregate Excess of SIR and Underlying Insurance

Umbrella-Excess	$25,000,000 Each Occurrence	Excess of $25,000,000	Ohio Casualty	ECO0953761677	11/15/08-09

$25,000,000 Aggregate

California Earthquake DIC includes Earthquake Earthquake Sprinkler Leakage and Flood for California Locations Flood Zone A, V, Shaded X excluded	$3,177,849 Contents $563,000 Business Income with Extra Expense $3,740,849 Total Insurable Values Valuation: Replacement Cost $100,000 Off Premises Power Valuable Papers and Accounts Receivable	5% per unit of insurance Earthquake Ded. $100,000 Flood per occ. $100,000 All other perils	Max California Ins. Services Limited (Bliss & Glennon)	MAX4XP0003690	12/31/08-09

Special Contingency Coverage Kidnap & Ransom Coverage	$10,000,000 Kidnap/Ransom and Extortion, Bodily Injury Detention Extension Extortion Property Damage	None	US Specialty Ins. Co	U70885769	11/15/08- 11/15/11 3 Years

TOTAL CORPORATE INS.	TOTAL PREMIUM:

Zweig Advisers,LLC Primary Mutual Fund E&O	$5,000,000 Per Loss and Aggregate	$150,000 Per Claim	St. Paul Travelers	ECO9002522	06/30/09-10

Zweig Advisers, LLC 1st Excess Mutual	$5,000,000 Per Loss and Aggregate	Excess of $5,000,000	CAN Continental Casualty	268122037	06/30/09-10

Zweig Advisers, LLC Independent Director Liability	$5,000,000 Occurrence/Aggregate	Excess of $10,000,000	Federal / Chubb	82119394	06/30/09-10

108

ZWEIG FUND INC	$5,000,000 PREMIUM:

CRIME BONDS

Investment Company Blanket Bond- Fidelity Form 14	$15,000,000 Occurrence/Aggregate	$50,000 Retention	ACE	G21648425007	09/01/08-09

Investment Company Blanket Blanket Bond-Fidelity Form 14	$5,000,000 Occurrence/Aggregate	Excess of $15,000,000	Hartford	FI0237719-08	09/01/08-09

CRIME BONDS	$20,000,000 PREMIUM:

TOTAL MUTUAL FUNDS	PREMIUM:

THIRD PARTY

Investment Advisor Liability Standalone IA/E&O Program	$10,000,000 Occurrence/Aggregate	$1,000,000 Per Claim Retention	XL Specialty Ins. Co.	ELU11247409	06/30/09-10

ERISA and Non-ERISA Bond for various Advisors of Virtus investment Partners including Virtus Investment Advisers, Inc., and SCM Advisers	Single Loss Aggregate Per Plan Limit $10,000,000 Multiple Carriers Third Party Fiduciary Dishonesty $75,000,000 Bond	N/A	Travelers (controlling) Chubb Great American Each carrier shares $25MM p/o $75MM	469BD1927 81906586 CRP3757015	11/15/08-09 11/15/08-09 11/15/08-09

TOTAL THIRD PARTY	PREMIUM:

GRAND	PREMIUM:

109

TOTAL
* Surplus Lines Taxes,

110

SCHEDULE 4.18

List of UCC Filing Offices

Name of Grantor	Secretary of State or comparable official of:
Duff & Phelps Investment Management Co.	Illinois

Engemann Asset Management	California

Euclid Advisors LLC	New York

Kayne Anderson Rudnick Investment Management, LLC	California

Pasadena Capital Corporation	California

Rutherford Financial Corporation	Pennsylvania

SCM Advisors LLC	California

Virtus Investment Advisers, Inc.	Massachusetts

Virtus Investment Partners, Inc.	Delaware

Virtus Partners, Inc.	Delaware

Zweig Advisers, LLC	Delaware

SCHEDULE 7.1

List of Existing Indebtedness

1.	Loan Agreement dated as of December 31, 2008, by and between Phoenix Life Insurance Company and Virtus Investment Partners, Inc. The Indebtedness under this Loan Agreement will be repaid in full at closing.

2.	Guarantee and Collateral Agreement, dated as of December 31, 2008, made by Virtus Investment Partners, Inc. and certain of its Subsidiaries in favor of Phoenix Life Insurance Company. This Guarantee and Collateral Agreement will be terminated as a condition to closing and all security interests granted thereunder will be terminated.

SCHEDULE 7.2

List of Existing Liens

All liens in favor of Phoenix Life Insurance Company (“Phoenix”) described below and all related financing statements will be released and terminated as a condition to closing.

Grantor	Jurisdiction	Current Secured Party of Record	Filing Number	File Date	File Type	Collateral Description
Virtus Investment Partners, Inc.	DE-Secretary of State	Phoenix	20090022894	01/05/2009	Original	All assets

Duff & Phelps Investment Management Co.	IL-Secretary of State	Phoenix	014259937	05/01/2009	Original	All assets

Engemann Asset Management	CA-Secretary of State	Phoenix	097195304896	05/01/2009	Original	All assets

Euclid Advisors LLC	NY-Dept. of State	Phoenix	200905010248804	05/01/2009	Original	All assets

Kayne Anderson Rudnick Investment Management, LLC	CA-Secretary of State	Phoenix	097195304775	05/01/2009	Original	All assets

Pasadena Capital Corporation	CA-Secretary of State	Phoenix	097195305281	05/01/2009	Original	All assets

Phoenix Equity Planning Corporation (now known as VP Distributors, Inc.)	CT Secretary of State	SG Constellation, L.L.C.	0002670056	12/10/2008	Original	Certain Receivables of Grantor as further defined in Schedule 1 to Financing Statement

Grantor	Jurisdiction	Current Secured Party of Record	Filing Number	File Date	File Type	Collateral Description
SCM Advisors LLC	CA-Secretary of State	Phoenix	097195305160	05/01/2009	Original	All assets

Seneca Capital Management LLC	CA-Secretary of State	Konica Minolta Business Solutions U.S.A., Inc.	057019859650	03/21/2005	Original	Equipment Lease covering identified equipment

	CA-Secretary of State	Toshiba Financial Services	067064659225	03/31/2006	Original	Equipment Lease covering identified equipment

Virtus Alternative Investment Advisers, Inc.	CT-Secretary of State	Phoenix	0002692182	05/01/2009	Original	All assets

	CT-Secretary of State	Phoenix	0002692182	05/06/2009	Amendment	Name of Debtor corrected; spelling of Advisers corrected to “Advisers” from “Advisors.”

Virtus Investment Advisers, Inc.	MA-Secretary of State	Phoenix	200972812920	05/01/2009	Original	All assets

	MA-Secretary of State	Phoenix	200972884800	05/06/2009	Amendment	Name of Debtor corrected; spelling of Advisers corrected to “Advisers” from “Advisors.”

Virtus Partners, Inc.	DE-Secretary of State	Phoenix	20090022936	01/05/2009	Original	All assets

Zweig Advisers, LLC	DE-Secretary of State	Phoenix	20091375812	04/30/2009	Original	All assets

2

Grantor	Jurisdiction	Current Secured Party of Record	Filing Number	File Date	File Type	Collateral Description
	DE-Secretary of State	Phoenix	20091399101	05/04/2009	Amendment	Name of Debtor corrected; spelling of Advisers corrected to “Advisers” from “Advisors.”

3

SCHEDULE 7.4

List of Existing Investments

A.	Issued and Outstanding Stock, Partnership Interests, Limited Liability Company Membership Interests or Other Equity Interests of Each Loan Party and Record and Beneficial Owners Thereof:

Issuer	Certificate No. (if Applicable)	Registered Owner	No. and Class of Shares	% of Outstanding Equity Interests of Class
DPCM Holdings, Inc.	5	Virtus Partners, Inc.	1,000 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Duff & Phelps Investment Management Co.	4	Virtus Partners, Inc.	900 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Engemann Asset Management	101	Pasadena Capital Corporation	60 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Euclid Advisors LLC	N/A	Zweig Advisers, LLC	100% membership interest	100% membership interest

Kayne Anderson Rudnick Investment Management, LLC	N/A	Virtus Partners, Inc.	100% membership interest	100% membership interest

Pasadena Capital Corporation	1001	Virtus Partners, Inc.	100 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Rutherford Financial Corporation	V-41	Virtus Partners, Inc.	338,458 shares of voting common stock	100% of issued and outstanding stock

SCM Advisors LLC	N/A	Virtus Partners, Inc.	100% membership interest	100% membership interest

Virtus Alternative Investment Advisers, Inc.	2	Virtus Partners, Inc.	100 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

4

Virtus Investment Advisers, Inc.	4	VP Distributors, Inc.	1 share of Common Stock	100% of issued and outstanding stock (one class – common stock)

Virtus Partners, Inc.	5	Virtus Investment Partners, Inc.	1,000 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

VP Distributors, Inc.	8	Virtus Partners, Inc.	5,000 shares of Common stock	100% of issued and outstanding stock (one class – common stock)

Zweig Advisers, LLC	N/A	Virtus Partners, Inc.	100% membership interest	100% membership interest

B.	Equity Investments of Loan Parties Representing 50% or Less of the Equity of the Entity in which such Investment was made:

The following membership interests are not held in a securities account. Such membership interests are uncertificated and reflected solely on the books and records of Inverness/Phoenix Capital LLC:

Issuer	Class of Stock	Registered Owner	Stock Certificate No.	No. of Shares
Inverness/Phoenix Capital LLC	Membership interest	DPCM Holdings, Inc.	Uncertificated	25% membership interest

The issuer of the following assets has appointed American Stock Transfer & Trust Company (“AST”) as the registrar and/or transfer agent for its securities and AST, as agent of such issuer, lists the indicated Loan Party as the owner of such securities:

Issuer	Registered Owner	Certificated?	No. of Shares
DTF Tax-Free Income Inc.	Virtus Partners, Inc.[4]	8,000 Certificated 13,838.82 Uncertificated	21,838.82

[4]

Successor to Duff & Phelps Corporation as outlined in the long-form good standing certificate dated August 5, 2009, issued by the Secretary of State and delivered to the Administrative Agent pursuant to Section 5.1(d) of the Credit Agreement.

5

(b) The issuer of the following assets has appointed The Bank of New York Mellon (“BNYM”) as the registrar and/or transfer agent for its securities and BNYM, as agent of such issuer, lists the indicated Loan Party as the owner of such securities:

Issuer	Registered Owner	Certificated?	No. of Shares
Duff & Phelps Utility and Corporate Bond Trust	Virtus Partners, Inc.[4]	8,000 Certificated 21,678.4604 Uncertificated	29,678.4604

DNP Select Income Fund	Virtus Partners, Inc. [4]	12,000 Certificated 105,264.2524 Uncertificated	117,264.2524

6

The following assets are held in a securities account maintained at Fidelity Investments:

Issuer	Class of Stock	Registered Owner	Stock Certificate No.	No. of Shares
MF GLOBAL LTD SHS ISIN #BMG606421086 SEDOL #B235GG3 (MF)	common	VP Distributors, Inc.	Uncertificated	2,140

MELLANOX TECHNOLOGIES LTD SHS (MLNX)	common	VP Distributors, Inc.	Uncertificated	1,330

ACETO CORP (ACET)	common	VP Distributors, Inc.	Uncertificated	1,640

ALTRA HLDGS INC COM (AIMC)	common	VP Distributors, Inc.	Uncertificated	870

AMERICAN CARESOURCE HOLDING INC COM S/D 01.06.2006 (ANCI )	common	VP Distributors, Inc.	Uncertificated	1,670

AMERICAN ECOLOGY CRP COM (ECOL)	common	VP Distributors, Inc.	Uncertificated	490

ANNTAYLOR STORES CRP (ANN)	common	VP Distributors, Inc.	Uncertificated	700

BLUE NILE INC (NILE)	common	VP Distributors, Inc.	Uncertificated	130

CALIFORNIA PIZZA KITCHEN INC (CPKI)	common	VP Distributors, Inc.	Uncertificated	450

CALIPER LIFE SCIENCES INC (CALP)	common	VP Distributors, Inc.	Uncertificated	5,550

CAVIUM NETWORKS INC (CAVM)	common	VP Distributors, Inc.	Uncertificated	590

CONCEPTUS INC (CPTS)	common	VP Distributors, Inc.	Uncertificated	550

CONSTANT CONTACT INCCOM (CTCT)	common	VP Distributors, Inc.	Uncertificated	1,050

DG FASTCHANNEL INC COM (DGIT)	common	VP Distributors, Inc.	Uncertificated	710

DARLING INTL INC (DAR)	common	VP Distributors, Inc.	Uncertificated	2,570

EXPONENT INC (EXPO)	common	VP Distributors, Inc.	Uncertificated	440

7

GENOMIC HEALTH INC COM (GHDX)	common	VP Distributors, Inc.	Uncertificated	580

GRAHAM CORP (GHM)	common	VP Distributors, Inc.	Uncertificated	1,010

GULF ISLAND FABRICATION INC (GIFI)	common	VP Distributors, Inc.	Uncertificated	880

HAWK CORP CL A (HWK)	common	VP Distributors, Inc.	Uncertificated	770

HOT TOPIC INC (HOTT)	common	VP Distributors, Inc.	Uncertificated	600

INFOSPACE INC COM PAR $.0001 (INSP)	common	VP Distributors, Inc.	Uncertificated	1,530

INSPIRE PHARMACEUTICALS INC (ISPH)	common	VP Distributors, Inc.	Uncertificated	3,450

INNOPHOS HLDGS INC (IPHS)	common	VP Distributors, Inc.	Uncertificated	1,060

INX INC (INXI)	common	VP Distributors, Inc.	Uncertificated	1,990

ISHARES TR NASDAQ BIOTECHNOLOGY INDEX FD (IBB)	common	VP Distributors, Inc.	Uncertificated	130

MADDEN STEVEN LTD (SHOO)	common	VP Distributors, Inc.	Uncertificated	480

MAIDENFORM BRANDS INC COM (MFB)	common	VP Distributors, Inc.	Uncertificated	1,100

MARKETAXESS HLDGS INC COM (MKTX)	common	VP Distributors, Inc.	Uncertificated	1,330

MATRIXX INITIATIVES INC COM (MTXX)	common	VP Distributors, Inc.	Uncertificated	600

NPS PHARMACEUTICALS INC (NPSP)	common	VP Distributors, Inc.	Uncertificated	1,490

NEOGEN CORP (NEOG)	common	VP Distributors, Inc.	Uncertificated	655

NEUTRAL TANDEM INCCOM (TNDM)	common	VP Distributors, Inc.	Uncertificated	650

NOVEN PHARMACEUTICLS INC (NOVN)	common	VP Distributors, Inc.	Uncertificated	790

8

PARAGON SHIPPING INC (PRGN)	common	VP Distributors, Inc.	Uncertificated	1,460

PETROQUEST ENERGY INC (PQ)	common	VP Distributors, Inc.	Uncertificated	790

PHASE FORWARD INC (PFWD)	common	VP Distributors, Inc.	Uncertificated	740

SXC HEALTH SOLUTIONS CORP ISIN #CA78505P1009 SEDOL #B16NZ59 (SXCI )	common	VP Distributors, Inc.	Uncertificated	400

SMITH MICRO SOFTWARE INC (SMSI)	common	VP Distributors, Inc.	Uncertificated	1,400

SOURCEFIRE INC (FIRE)	common	VP Distributors, Inc.	Uncertificated	610

SUCCESSFACTORS INC COM (SFSF)	common	VP Distributors, Inc.	Uncertificated	890

SYNOVIS LIFE TECHNOLOGIES INC (SYNO)	common	VP Distributors, Inc.	Uncertificated	1,050

TNS INC (TNS)	common	VP Distributors, Inc.	Uncertificated	650

ULTRATECH INC (UTEK)	common	VP Distributors, Inc.	Uncertificated	580

VIVUS INC (VVUS)	common	VP Distributors, Inc.	Uncertificated	2,290

VOLTERRA SEMICONDUCTOR CORP (VLTR)	common	VP Distributors, Inc.	Uncertificated	1,670

The following assets are mutual fund shares held in direct accounts with the funds:

Issuer	Class of Stock	Registered Owner	Stock Certificate No.	No. of Shares
Virtus International Real Estate Securities Fund	A	VP Distributors, Inc.	Uncertificated	209,526.85

Virtus Quality Small Cap Fund	I	VP Distributors, Inc.	Uncertificated	210,164.01

Virtus Intermediate Tax-Exempt Bond Fund	C	VP Distributors, Inc.	Uncertificated	10,404.45

9

Virtus Emerging Markets Opportunities Fund	C	VP Distributors, Inc.	Uncertificated	199,755.62

Virtus International Real Estate Securities Fund	C	VP Distributors, Inc.	Uncertificated	10,485.84

Virtus Multi-Sector Short Term Bond Fund	I	VP Distributors, Inc.	Uncertificated	23,872.40

Virtus Core Equity Fund	C	VP Distributors, Inc.	Uncertificated	5,913.80

Virtus Small-Cap Sustainable Growth Fund	C	VP Distributors, Inc.	Uncertificated	10,000.00

Virtus High Yield Income Fund	C	VP Distributors, Inc.	Uncertificated	10,378.12

Virtus Mid Cap Core Fund	A	VP Distributors, Inc.	Uncertificated	10,000.00

Virtus Global Real Estate Securities Fund	C	VP Distributors, Inc.	Uncertificated	10,000.00

Virtus Global Real Estate Securities Fund	A	VP Distributors, Inc.	Uncertificated	80,000.00

Virtus International Real Estate Securities Fund	I	VP Distributors, Inc.	Uncertificated	10,697.36

Virtus Global Real Estate Securities Fund	I	VP Distributors, Inc.	Uncertificated	10,000.00

Virtus Mid Cap Core Fund	I	VP Distributors, Inc.	Uncertificated	10,000.00

Virtus Mid Cap Core Fund	C	VP Distributors, Inc.	Uncertificated	10,000.00

Virtus Value Opportunities Fund	I	VP Distributors, Inc.	Uncertificated	9,247.22

Virtus Greater European Opportunities Fund	A	VP Distributors, Inc.	Uncertificated	10.00

Virtus Greater European Opportunities Fund	C	VP Distributors, Inc.	Uncertificated	10.00

Virtus Greater European Opportunities Fund	I	VP Distributors, Inc.	Uncertificated	10.00

Virtus Greater Asia ex Japan Opportunities Fund	A	VP Distributors, Inc.	Uncertificated	10.00

10

Virtus Greater Asia ex Japan Opportunities Fund	C	VP Distributors, Inc.	Uncertificated	10.00

Virtus Greater Asia ex Japan Opportunities Fund	I	VP Distributors, Inc.	Uncertificated	10.00

11

SCHEDULE 7.10

List of Existing Restrictions

1.	Loan Agreement dated as of December 31, 2008, by and between Phoenix Life Insurance Company and Virtus Investment Partners, Inc. The Indebtedness under this Loan Agreement will be repaid in full at closing.

2.	Guarantee and Collateral Agreement, dated as of December 31, 2008, made by Virtus Investment Partners, Inc. and certain of its Subsidiaries in favor of Phoenix Life Insurance Company. This Guarantee and Collateral Agreement will be terminated as a condition to closing and all security interests granted thereunder will be terminated.

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the] [each]1 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees hereunder are several and not joint.]2 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, any Letters of Credit, and Guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[2]	Include bracketed language if there are multiple Assignees.

Virtus Investment Partners, Inc. Assignment and Assumption

1. Assignor:

2. Assignee[s]:

        [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3. Borrower: Virtus Investment Partners, Inc.

4. Administrative Agent: The Bank of New York Mellon, as the Administrative Agent under the Credit Agreement.

5. Credit Agreement: The Credit Agreement dated as of September 1, 2009 among Virtus Investment Partners, Inc., the Lenders parties thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank, as from time to time amended, supplemented or otherwise modified.

6. Assigned Interest[s]:

Assignor	Assignee[s][3]	Facility Assigned[4]	Aggregate Amount of Commitment/Loans for all Lenders[5]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[6]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7. Trade Date:             , 20    ]7

[3]	List each Assignee, as appropriate.
[4]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[7]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Virtus Investment Partners, Inc. Assignment and Assumption

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

Virtus Investment Partners, Inc. Assignment and Assumption

Consented to and Accepted:

THE BANK OF NEW YORK MELLON, as Administrative Agent

By:
Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By:
Title:

Virtus Investment Partners, Inc. Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.4(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms

Virtus Investment Partners, Inc. Assignment and Assumption

all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.] [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.]8

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[8]	Administrative Agent to select first or second alternative.

Virtus Investment Partners, Inc. Assignment and Assumption

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT B-1

OPINION OF KEVIN CARR, ESQ.

September 1, 2009

The Bank of New York Mellon (“BNYM”), as Administrative Agent under the Credit Agreement referred to below, and each of the Lenders party thereto from time to time

One Wall Street

New York, New York 10286

Ladies and Gentlemen:

I am Counsel to Virtus Investment Partners, Inc., a Delaware corporation ( the “Borrower”), Duff & Phelps Investment Management Co., an Illinois corporation (“D&P”), Engemann Asset Management, a California corporation (“Engemann”), Euclid Advisors LLC, a New York limited liability company (“Euclid”), Kayne Anderson Rudnick Investment Management, LLC, a California limited liability company (“KARIM”), Pasadena Capital Corporation, a California corporation (“Pasadena”), Rutherford Financial Corporation, a Pennsylvania corporation (“Rutherford”), SCM Advisors LLC, a California limited liability company (“SCM”), Virtus Investment Advisers, Inc., a Massachusetts corporation (“VIA”), Virtus Partners, Inc., a Delaware corporation (“VPI”), VP Distributors, Inc., a Connecticut corporation (“VPDI”), and Zweig Advisers, LLC, a Delaware limited liability company (“Zweig”, and together with the Borrower, D&P, Engemann, Euclid, KARIM, Pasadena, Rutherford, SCM, VAIA, VIA, VPI and VPDI, the “Borrower Credit Parties”) and am rendering this opinion to you in connection with the transactions (the “Transactions”) contemplated by the Credit Documents described and defined below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

In this capacity, I have examined copies of the following documents (collectively, the “Credit Documents”):

(a)	Credit Agreement made as of September 1, 2009 (the “Credit Agreement”) among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent (the “Agent”);

The Bank of New York Mellon

September 1, 2009

(b)	Security Agreement dated as of September 1, 2009 (the “Security Agreement”) by each of the Borrower Credit Parties (other than VPDI) in favor of the Agent;

(c)	Guarantee Agreement dated as of September 1, 2009 (the “Guarantee Agreement”) among each of the Borrower Credit Parties (other than VPDI) , the, and the Agent;

(d)	Pledge Agreement dated as of September 1, 2009 (the “Pledge Agreement”) between VPDI and the Agent;

(e)	The Note dated September 1, 2009 made by the Borrower and payable to the order of BNYM, and the Note dated September 1, 2009 made by the Borrower and payable to the order of PNC Bank, National Association (collectively, the “Notes”);

(f)	Four separate Trademark Security Agreements, dated as of September 1, 2009, between the Agent and, respectively, SCM, VPI, KARIM and Engemann (the “Trademark Security Agreements”);

(g)	Deposit Account Control Agreement, dated as of September 1, 2009, among the Borrower , BNYM and the Agent (the “BNYM Deposit Account Control Agreement”);

(h)	Seven separate Deposit Account Control Agreements, each dated as of September 1, 2009, among VIA, VPI, D&P, Engemann, Euclid, SCM and Zweig, respectively, Wachovia Bank National Association and the Agent (the “Wachovia Deposit Account Control Agreements”);

(i)	Deposit Account Control Agreement dated as of September 1, 2009, among KARIM, U.S. Bank, N.A., and the Agent (the “U.S. Bank Deposit Account Control Agreement”; and together with the BNYM Deposit Account Control Agreement and the Wachovia Deposit Account Control Agreements, the “Deposit Account Control Agreements”);

(j)	the Post Closing Letter, dated September 1, 2009, between the Borrower and the Administrative Agent;

(k)	an undated stock power relating to the DPCM Certificate (as defined below), signed on behalf of VPI;

(l)	an undated stock power relating to the D&P Certificate (as defined below), signed on behalf of VPI;

The Bank of New York Mellon

September 1, 2009

(m)	an undated stock power relating to the Engemann Certificate (as defined below), signed on behalf of Pasadena;

(n)	an undated stock power relating to the Pasadena Certificate (as defined below), signed on behalf of VPI;

(o)	an undated stock power relating to the Rutherford Certificate (as defined below), signed on behalf of VPI;

(p)	an undated stock power relating to the VAIA Certificate (as defined below), signed on behalf of VPI;

(q)	an undated stock power relating to the VIA Certificate (as defined below), signed on behalf of VPDI;

(r)	an undated stock power relating to the VPI Certificate (as defined below), signed on behalf of the Borrower; and

(s)	an undated stock power relating to the VPDI Certificate (as defined below), signed on behalf of VPI.

I have also examined copies of the following documents (the “Additional Reviewed Documents” and, together with the Credit Documents, the “Reviewed Documents”):

(a)	The certificate of incorporation and by-laws of each Borrower Credit Party that is a corporation and the articles of organization and limited liability company operating agreement of each of the Borrower Credit Parties that is a limited liability company (such documents with respect to each Borrower Credit Party, its “Organizational Documents”);

(b)	The following certificates (“Status Certificates”), copies of which have been made available to the Agent:

(i)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of Delaware with respect to the Borrower;

(ii)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of Illinois with respect to D&P;

(iii)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of California with respect to Engemann;

(iv)	Status certificate dated August 5, 2009 issued by the State of New York Department of State with respect to Euclid;

The Bank of New York Mellon

September 1, 2009

(v)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of California with respect to KARIM;

(vi)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of California with respect to Pasadena;

(vii)	Status certificate dated August 12, 2009 issued by the Secretary of State of the State of Pennsylvania with respect to Rutherford;

(viii)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of California with respect to SCM;

(ix)	Status certificate dated August 5, 2009 issued by the Secretary of the Commonwealth of Massachusetts with respect to VIA;

(x)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of Delaware with respect to VPI;

(xi)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of Connecticut with respect to VPDI; and

(xii)	Status certificate dated August 5, 2009 issued by the Secretary of State of the State of Delaware with respect to Zweig;

(c)	Resolutions of (i) the board of directors of each Borrower Credit Party that is a corporation, approving the transactions contemplated by the Credit Documents and (ii) the members and, to the extent applicable, managers and/or directors, of each Borrower Credit Party that is a limited liability company, approving the transactions contemplated by the Credit Documents (collectively, the “Authorizing Resolutions”); and

(d)	Certificates, dated September 1, 2009, of the authorized officers or other authorized personnel of each Borrower Credit Party (the “Officer Certificates”).

(e)	Certificate No. 5, representing 1,000 shares of the common stock, no par value, of DPCM Holdings, Inc., an Illinois corporation, in the name of VPI (the “DPCM Certificate”);

(f)	Certificate No. 5, representing 900 shares of the common stock, par value $100 per share, of D&P, in the name of VPI (the “D&P Certificate”);

(g)	Certificate No. 101, representing 90 shares of the common stock, par value $100 per share, of Engemann, in the name of Pasadena (the “Engemann Certificate”);

The Bank of New York Mellon

September 1, 2009

(h)	Certificate No. 1001, representing 100 shares of the common stock, no par value, of Pasadena, in the name of VPI (the “Pasadena Certificate”);

(i)	Certificate No. V-41, representing 338,458 shares of the voting common stock, par value $0.01 per share, of Rutherford, in the name of Phoenix Investment Partners, Ltd. (now known as VPI) (the “Rutherford Certificate”);

(j)	Certificate No. 2, representing 100 shares of the common stock, no par value, of Virtus Alternative Investment Advisers, Inc., a Connecticut corporation, in the name of VPI (the “VAIA Certificate”);

(k)	Certificate No. 4, representing 1 share of the common stock, par value $1.00 per share, of VIA, in the name of Phoenix Equity Planning Corporation (now known as VPDI) (the “VIA Certificate”);

(l)	Certificate No. 5, representing 1,000 shares of the common stock, par value $0.01 per share, of VPI, in the name of the Borrower (the “VPI Certificate”); and

(m)	Certificate No. 8, representing 5,000 shares of the common stock, par value $100 per share of VPDI, in the name of VPI (the “VPDI Certificate” and, together with the DPCM Certificate, the D&P Certificate, the Engemann Certificate, the Pasadena Certificate, the Rutherford Certificate, the VAIA Certificate, the VIA Certificate and the VPI Certificate, the “Share Certificates”).

In so acting, I have examined copies of each of the Reviewed Documents and originals or photostatic or certified copies of all such other agreements, records, communications, instruments, certificates of public officials, certificates of officers or representatives of the Borrower Credit Parties, public records and such other documents as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

As used herein, the phrase “to my knowledge,” “known to me,” or words of similar import, means my actual knowledge.

In rendering my opinions, I have assumed the genuineness of all signatures, the legal competence of each natural person executing and delivering a document, and the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies, and I have assumed the following:

A. To the extent that the obligations of the Borrower Credit Parties may be dependent upon such matters, I assume that (i) the parties to the Credit Documents other than the Borrower Credit Parties (the “Other Parties”) are duly organized, validly existing and in good standing under the laws of their jurisdictions of formation, (ii) the execution, delivery and performance by the Other Parties of the Credit Documents to which they are a party does not

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violate the laws of the jurisdictions in which they are organized or any other applicable Federal or State laws, and (iii) the execution, delivery and performance by the Other Parties of the Credit Documents to which they are a party does not constitute a breach or violation of any agreement or instrument which is binding upon the Other Parties.

B. The Other Parties will exercise their rights and remedies under the Credit Documents in good faith and in circumstances and a manner which are commercially reasonable.

C. Each of the Credit Documents is a valid and legally binding obligation of the Other Parties.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

(1) Each of (a) the Borrower, D&P, Engemann, Pasadena, Rutherford, VIA, VPI and VPDI, is a corporation, has been duly incorporated and is validly existing and in good standing as a corporation under the law of the jurisdiction of its organization, (b) Euclid, KARIM, SCM, and Zweig, is a limited liability company and has been duly organized and is validly existing under the laws of the jurisdiction of its formation.

(2) Each Borrower Credit Party (a) has the corporate or limited liability company power and authority to execute and deliver each of the Credit Documents to which it is a party and to borrow (in the case of Borrower), and perform its obligations thereunder and (b) has duly authorized, executed and delivered each Credit Document to which it is a party. Each Borrower Credit Party (other than VPDI) has the corporate or limited liability company power and authority to grant the security interests to be granted by it pursuant to the Security Agreement. VPDI has the corporate power and authority to grant the security interests to be granted by it pursuant to the Pledge Agreement.

(3) The execution and delivery by each Borrower Credit Party of the Credit Documents to which it is a party, in the case of the Borrower, its borrowings in accordance with the terms of the Credit Documents, the performance of its obligations thereunder the granting, in the case of VPDI, of the security interests to be granted by it pursuant to the Pledge Agreement, and the granting, in the case of each of the other Borrower Credit Parties, of the security interests to be granted by it pursuant to the Security Agreement (a) will not result in any violation of (i) the articles of incorporation and bylaws of each such Borrower Credit Party that is a corporation, (ii) the articles of organization and limited liability company operating agreement of each Borrower Credit Party that is a limited liability company, (iii) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any Federal or Connecticut statute or any rule or regulation issued pursuant to any Connecticut or Federal statute or any order known to me issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest (other than any such lien or security interest created by the Credit Documents) in the

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Borrower Credit Parties’ properties pursuant to the terms of any agreement or instrument to which it is a party.

(4) No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or Connecticut governmental agency or body is required for the execution and delivery by any Borrower Credit Party of the Credit Documents to which it is a party, the borrowings by any Borrower Credit Party in accordance with the terms of the Credit Documents or the performance by any Borrower Credit Party of any of its obligations under the Credit Documents, or the granting of any security interests under the Security Agreement or the Pledge Agreement, except (a) filings required for the perfection of security interests granted pursuant to the Security Agreement and the Pledge Agreement and (b) consents, waivers, approvals, filings and registrations described on Schedule 4.18 to the Credit Agreement, all of which consents, waivers, approvals, filings and registrations have been obtained, filed or made and remain in full force and effect.

(5) Other than as identified in the Credit Agreement, there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Borrower Credit Party is a party or to which the business, assets or property of any Borrower Credit Party is subject and, to my knowledge, no such action, suit or proceeding is threatened to which any Borrower Credit Party would be a party or to which the business, assets or property of any Borrower Credit Party would be subject, that in either case questions the validity or enforceability of any Credit Document.

(6) No Borrower Credit Party is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

(7) Assuming that each Borrower Credit Party will comply with the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Credit Agreement by the Borrower and the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

The foregoing opinions are also subject to the following qualifications and limitations:

1. I am admitted to practice in the State of Connecticut, and I express no opinion as to the laws of any jurisdictions other than (a) the federal laws of the United States, (b) the laws of the State of Connecticut, (c) the General Corporation Law of the State of Delaware, and (d) the Limited Liability Company Act of the State of Delaware. My opinions in paragraph (1) above are based solely upon my examination of the Status Certificates. My opinions in paragraph (2) above are based solely upon my examination of (i) the Organizational Documents and the Authorizing Resolutions, (ii) the Delaware General Corporation Law, and (iii) the Limited Liability Company Act of the State of Delaware.

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2. The opinions given herein are subject to the effect of generally applicable rules of law that: (a) limit or affect the enforcement of provisions of any contract that purport to require a waiver of the obligations of good faith and fair dealing; (b) limit the enforceability of waivers of the right to trial by jury or rights to notice and other rights or benefits bestowed by operation of law; or (c) limit the enforceability of provisions that grant powers of attorney to any person.

3. No attorney-client relationship exists or has existed by reason of my preparation, execution and delivery of this opinion letter to any addressee hereof or other person or entity except for the Borrower.

4. My opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the date hereof and I expressly disclaim any obligation to update my opinions herein, regardless of whether changes in such facts or laws come to my attention after the delivery hereof.

5. This opinion is rendered to you as a legal opinion only, and not a guaranty or warranty of the matters set forth herein.

6. This opinion is for the benefit and reliance solely of the Agent and the Lenders and may not be used or relied upon by any other person or entity or in connection with any other transaction without my prior written consent, except that copies hereof may be disclosed by each of the Agent and each Lender (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of this opinion and instructed to keep this opinion confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto or any other Secured Party, (v) in connection with the exercise of any remedies under the Loan Documents or any action or proceeding relating to the Loan Documents or the enforcement of rights thereunder, and (vi) on a confidential basis, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Credit Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower Credit Party and its obligations.

Very truly yours,

Kevin Carr Counsel

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT B-2

FORM OF OPINION OF DAY PITNEY LLP

September 1, 2009

The Bank of New York Mellon, as Administrative

Agent under the Credit Agreement referred to below, and

Each of the Lenders party thereto

One Wall Street

New York, New York 10286

Ladies and Gentlemen:

We have served as special counsel to Virtus Investment Partners, Inc., a Delaware corporation (“Borrower”), Duff & Phelps Investment Management Co., an Illinois corporation (“D&P”), Engemann Asset Management, a California corporation (“Engemann”), Euclid Advisors LLC, a New York limited liability company (“Euclid”), Kayne Anderson Rudnick Investment Management, LLC, a California limited liability company (“KARIM”), Pasadena Capital Corporation, a California corporation (“Pasadena”), Rutherford Financial Corporation, a Pennsylvania corporation (“Rutherford”), SCM Advisors LLC, a California limited liability company (“SCM”), Virtus Investment Advisers, Inc., a Massachusetts corporation (“VIA”), Virtus Partners, Inc., a Delaware corporation (“VPI”), VP Distributors, Inc., a Connecticut corporation (“VPDI”), and Zweig Advisers, LLC, a Delaware limited liability company (“Zweig”, and together with the Borrower, D&P, Engemann, Euclid, KARIM, Pasadena, Rutherford, SCM, VIA, VPI and VPDI, the “Borrower Credit Parties”) in connection with the transactions (the “Transactions”) contemplated by the Credit Documents described and defined below. We are rendering this opinion to you at the request of the Borrower Credit Parties. Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement (as defined below).

In our capacity as special counsel to the Borrower Credit Parties, we have examined copies of the following documents (collectively, the “Credit Documents”):

(a)	Credit Agreement dated as of September 1, 2009 (the “Credit Agreement”) among the Borrower, the Lenders party thereto, and The Bank of New York Mellon (“BNYM”), as Administrative Agent (the “Agent”);

(b)	Security Agreement dated as of September 1, 2009 (the “Security Agreement”) among each of the Borrower Credit Parties (other than VPDI) and the Agent;

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(c)	Guarantee Agreement dated as of September 1, 2009 (the “Guarantee Agreement”) among each of the Borrower Credit Parties (other than VPDI) and the Agent;

(d)	Pledge Agreement dated as of September 1, 2009 (the “Pledge Agreement”) between VPDI and the Agent;

(e)	The Note dated September 1, 2009 made by the Borrower and payable to the order of BNYM, and the Note dated September 1, 2009 made by the Borrower and payable to the order of PNC Bank, National Association (collectively, the “Notes”);

(f)	Four separate Trademark Security Agreements, dated as of September 1, 2009, between the Agent and, respectively, SCM, VPI, KARIM and Engemann (the “Trademark Security Agreements”);

(g)	Deposit Account Control Agreement dated as of September 1, 2009 among the Borrower, BNYM and the Agent (the “BNYM Deposit Account Control Agreement”);

(h)	Deposit Account Control Agreement dated as of September 1, 2009 among KARIM, U.S. Bank, N.A. (“U.S. Bank”) and the Agent (the “US Bank Deposit Account Control Agreement”);

(i)	Seven separate Deposit Account Control Agreements, each dated as of September 1, 2009, among VIA, VPI, D&P, Engemann, Euclid, SCM and Zweig, respectively, Wachovia Bank National Association (“Wachovia”) and the Agent (the “Wachovia Deposit Account Control Agreements” and, together with the BNYM Deposit Account Control Agreement and the US Bank Deposit Account Control Agreement, the “Deposit Account Control Agreements”);

(j)	the Post-Closing Letter, dated September 1, 2009, between the Borrower and the Agent;

(k)	the following stock powers (the “Stock Powers”):

(i)	an undated stock power relating to the DPCM Certificate (as defined below), signed on behalf of VPI;

(ii)	an undated stock power relating to the D&P Certificate (as defined below), signed on behalf of VPI;

(iii)	an undated stock power relating to the Engemann Certificate (as defined below), signed on behalf of Pasadena;

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(iv)	an undated stock power relating to the Pasadena Certificate (as defined below), signed on behalf of VPI;

(v)	an undated stock power relating to the Rutherford Certificate (as defined below), signed on behalf of VPI;

(vi)	an undated stock power relating to the VAIA Certificate (as defined below), signed on behalf of VPI;

(vii)	an undated stock power relating to the VIA Certificate (as defined below), signed on behalf of VPDI;

(viii)	an undated stock power relating to the VPI Certificate (as defined below), signed on behalf of the Borrower; and

(ix)	an undated stock power relating to the VPDI Certificate (as defined below), signed on behalf of VPI.

We have also examined copies of the following documents (the “Additional Reviewed Documents” and, together with the Credit Documents, the “Reviewed Documents”):

(a)	The certificate of incorporation and by-laws of VIA and the articles of organization and limited liability company operating agreement of Euclid (VIA and Euclid each sometimes hereinafter referred to as a “Local Opinion Party”);

(b)	The following certificates (“Status Certificates”), copies of which have been made available to the Agent:

(i)	Certificate dated August 5, 2009 issued by the State of New York Department of State with respect to Euclid; and

(ii)	Certificate dated August 4, 2009 issued by the Secretary of the Commonwealth of Massachusetts with respect to VIA;

(c)	Resolutions of (i) the board of directors of VIA and (ii) the members and, to the extent applicable, managers and/or directors, of Euclid, approving the transactions contemplated by the Credit Documents (collectively, the “Authorizing Resolutions”);

(d)	Certificates, dated September 1, 2009, of an officer of the Borrower and certain other Borrower Credit Parties (the “Officer Certificates”);

(e)	The following stock certificates (collectively, the “Share Certificates”):

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(i)	Certificate No. 5, representing 1,000 shares of the common stock, no par value per share, of DPCM Holdings, Inc., an Illinois corporation, in the name of VPI (the “DPCM Certificate”);

(ii)	Certificate No. 5, representing 900 shares of the common stock, par value $100 per share, of D&P, in the name of VPI (the “D&P Certificate”);

(iii)	Certificate No. 101, representing 60 shares of the common stock, par value $100 per share, of Engemann, in the name of Pasadena (the “Engemann Certificate”);

(iv)	Certificate No. 1001, representing 100 shares of the common stock, no par value per share, of Pasadena, in the name of VPI (the “Pasadena Certificate”);

(v)	Certificate No. V-41, representing 338,458 shares of the common stock, par value $0.01 per share, of Rutherford, in the name of Phoenix Investment Partners, Ltd. (now known as VPI) (the “Rutherford Certificate”);

(vi)	Certificate No. 2, representing 100 shares of the common stock, no par value per share, of Virtus Alternative Investment Advisers, Inc. a Connecticut corporation, in the name of VPI (the “VAIA Certificate”);

(vii)	Certificate No. 4, representing 1 share of the common stock, par value $1.00 per share, of VIA, in the name of Phoenix Equity Planning Corporation (now known as VPDI) (the “VIA Certificate”);

(viii)	Certificate No. 5, representing 1,000 shares of the common stock, par value $0.01 per share, of VPI, in the name of the Borrower (the “VPI Certificate”); and

(ix)	Certificate No. 8, representing 5,000 shares of the common stock, par value $100 per share, of VPDI, in the name of VPI (the “VPDI Certificate”); and

(f)	The following financing statements (the “Financing Statements”) naming the Agent as “secured party” and prepared for filing in the respective offices indicated (the “Filing Offices”):

(i)	financing statement naming the Borrower as “debtor” to be filed in the office of the Secretary of State of Delaware;

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(ii)	financing statement naming Euclid as “debtor” to be filed in the office of the Secretary of State of New York;

(iii)	financing statement naming VIA as “debtor” to be filed in the office of the Secretary of the Commonwealth of Massachusetts;

(iv)	financing statement naming VPI as “debtor” to be filed in the office of the Secretary of State of Delaware;

(v)	financing statement naming VPDI as “debtor” to be filed in the office of the Secretary of the State of Connecticut; and

(vi)	financing statement naming Zweig as “debtor” to be filed in the office of the Secretary of State of Delaware.

We have examined originals or photostatic or certified copies of all such other agreements, records, communications, instruments, certificates of public officials, public records and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers of a Borrower Credit Party or its and other appropriate persons.

As used herein, the phrase “to our knowledge,” “known to us,” or words of similar import, means the actual knowledge of those lawyers in this firm who have been actively involved in the representation of Borrower in connection with the Transactions.

In rendering our opinions, we have assumed the genuineness of all signatures, the legal competence of each natural person executing and delivering a document, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies, and we have assumed the following:

(a)	Each of the opinions rendered by Kevin Carr in the opinion letter dated September 1, 2009, and delivered to the Agent in connection with the Transactions, including without limitation, the opinions as to due authorization, execution and delivery of the Credit Documents by the Borrower Credit Parties, are correct.

(b)	Each of the Credit Documents to which the Agent is a party is a valid and legally binding obligation of the Agent.

(c)	To the extent governed by the laws of a jurisdiction other than Connecticut, Massachusetts or New York, each of the Credit Documents constitutes the legal,

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valid and binding obligations of the parties thereto and is enforceable against the parties thereto, in accordance with its terms under the laws of such other jurisdiction.

(d)	Each Borrower Credit Party has sufficient title to and rights in the Collateral.

(e)	“Value” (as defined in the Uniform Commercial Code of the State of New York (the “New York UCC”)) has been given to each Borrower Credit Party.

(f)	The descriptions of the Collateral in the Security Agreement and the Pledge Agreement are accurate.

(g)	No Borrower Credit Party is or, after giving effect to the Transactions, will (i) be insolvent or (ii) not be in compliance with any net capital requirement applicable to it.

(h)	The conduct of the parties to the Transactions complies with any requirement of good faith, fair dealing and conscionability.

(i)	There has not been any mutual mistake of fact or fraud, duress or undue influence.

(j)	The Agent and the Lenders will exercise their rights and remedies under the Credit Documents in good faith and in circumstances and a manner which are commercially reasonable.

(k)	The Credit Documents have not been amended, modified or supplemented by any other agreement or understanding of the parties and there has been no waiver of any of the material provisions of the Credit Documents.

(l)	All relevant factual certifications (including but not limited to those, if any, contained in the Credit Documents) are truthful and accurate.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. VIA is an existing corporation under the laws of the Commonwealth of Massachusetts, and Euclid is an existing limited liability company organized under the laws of the State of New York.

2. Each Local Opinion Party (a) has the corporate or limited liability company power and authority to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and (b) has duly authorized, executed and delivered each Credit Document to which it is a party. Each Local Opinion

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Party has the corporate or limited liability company power and authority to grant the security interests to be granted by it pursuant to the Security Agreement.

3. The execution and delivery by each Local Opinion Party of the Credit Documents to which it is a party, the performance of its obligations thereunder, and the granting of the security interests to be granted by it pursuant to the Security Agreement will not result in any violation of (i) the articles of incorporation and bylaws of such Local Opinion Party that is a corporation or (ii) the articles of organization and limited liability company operating agreement of each Local Opinion Party that is a limited liability company,

4. Assuming that the proceeds of any borrowings under the Credit Agreement are used in accordance with the terms of the Credit Agreement, the execution and delivery by each Borrower Credit Party of the Credit Documents to which it is a party, its borrowings (if any) thereunder, the performance of its obligations thereunder, and the granting of the security interests to be granted by it pursuant to the Security Agreement and the Pledge Agreement will not result in any violation of any law of the State of New York or the Commonwealth of Massachusetts or any order known to us issued by any court or governmental agency or body.

5. Each Credit Document constitutes the valid and legally binding obligation of each Borrower Credit Party which is a party thereto, enforceable against such Borrower Credit Party in accordance with its terms.

6. No consent, approval, authorization, order, filing, registration or qualification of or with any governmental agency or body of the State of New York or the Commonwealth of Massachusetts is required for (a) the execution and delivery by each Borrower Credit Party of the Credit Documents to which it is a party, (b) the borrowings by the Borrower in accordance with the terms of the Credit Documents, (c) the performance by each Borrower Credit Party of its obligations under the Credit Documents, or (d) the granting of the security interests under the Security Agreement and the Pledge Agreement, except (i) such as have been obtained or made and are in full force and effect, (ii) the filing of each Financing Statement in the Filing Office listed thereon, (iii) the filing of the Trademark Security Agreements in the appropriate indexes of the United States Patent and Trademark Office relative to patents and trademarks,

7. The Security Agreement creates in favor of the Agent valid security interests in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (the “Security Agreement Security Interests”).

8. The Pledge Agreement creates in favor of the Agent a valid security interest in the Collateral described therein in which a security interest may be created

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under Article 9 of the New York UCC (the “Pledge Agreement Security Interest” and, together with the Security Agreement Security Interests, the “Security Interests”).

9. Each Financing Statement is in appropriate form for filing in the Filing Office indicated thereon.

10. Upon the filing of each Financing Statement in the Filing Office indicated thereon, the Security Agreement Security Interests granted by the Credit Party that is shown as the “debtor” on such Financing Statement will be perfected to the extent that a security interest may be perfected by filing a financing statement.

11. The Security Interests in that portion of the Collateral that is an Instrument (as defined in the Security Agreement) will be a perfected security interest upon delivery of such Instrument to the Agent in the State of New York.

12. The Security Interests in the Share Certificates will be perfected upon delivery to the Agent in the State of New York of the Share Certificates and the Stock Powers.

13. Assuming that the “issuer’s jurisdiction” (within the meaning of Section 8-110(d) of the New York UCC) is New York, the Security Interests in any Pledged Equity Interest (as defined in the Security Agreement or the Pledge Agreement, as the case may be) that is an “uncertificated security” (within the meaning of the New York UCC) will be perfected by “control” (within the meaning of Section 8-106 of the New York UCC) if either (a) the security is “delivered” (within the meaning of Section 8-301 of the New York UCC) to the Agent or (b) the issuer has agreed that it will comply with instructions originated by the Agent without further consent of the registered owner of the security.

14. Assuming that (a) the accounts of the Borrower and the other Borrower Credit Parties identified in the respective Deposit Account Control Agreements (the “Deposit Accounts”) are “deposit account(s)” within the meaning of Section 9-102(a)(29) of the New York UCC, (b) each of BNYM, U.S. Bank and Wachovia is a “bank” within the meaning of Section 9-102(a)(8) of the New York UCC, (c) one of BNYM, U.S. Bank or Wachovia, as indicated in the respective Deposit Account Control Agreements, is the “bank” (within the meaning of Section 9-102(a)(8) of the New York UCC) with respect to the Deposit Account covered thereby, and (d) the “jurisdiction” (within the meaning of Section 9-304 of the New York UCC) of each of BNYM, U.S. Bank and Wachovia is New York, the Security Interests in the Deposit Accounts are perfected by “control” (within the meaning of the New York UCC). We note that the assumption in the foregoing clause (d) as to U.S. Bank is inconsistent with the provisions of the US Bank Deposit Account Control Agreement, which provide that the “jurisdiction” of U.S. Bank. is Minnesota; however, at your request, the opinion in this Paragraph 14 is provided with

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respect to the U.S. Bank Deposit Account Control Agreement on the assumption that the relevant Minnesota law is the same as New York law.

15. Upon the filing of the Financing Statements in the Filing Offices and the filing of the Trademark Security Agreements in the appropriate indexes of the United States Patent and Trademark Office (the “PTO”) relative to each Trademark (as such term is defined in each of the Trademark Security Agreements) registered with the PTO as of the date of filing (the “Domestic Registered Trademarks”) and identified on Schedule I to any of the Trademark Security Agreements at the time of filing, the Agent will have a perfected security interest in such Domestic Registered Trademarks.

The foregoing opinions are also subject to the following qualifications and limitations:

a. We express no opinion as to any law other than the following (the “Applicable Law”): (i) the federal laws of the United States of America, (ii) the laws of the State of Connecticut, (iii) the laws of the Commonwealth of Massachusetts, (iv) the laws of the State of New York, and (v) the Uniform Commercial Code as in effect in the State of Delaware. The United States of America, the States of Connecticut and New York and the Commonwealth of Massachusetts are herein referred to as the “Applicable Jurisdictions,” and the term “Applicable Governmental Authority” means any Governmental Authority of any Applicable Jurisdiction.

b. Our opinion in Paragraph (5) above is subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws which relate to or affect creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including (x) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (y) concepts of materiality, reasonableness, good faith and fair dealing, and (iii) judicial action giving effect to foreign governmental actions or foreign laws, in either case, affecting creditors’ rights.

c. We express no opinion on the enforceability of any provisions contained in the Credit Documents that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion, (iv) require waivers or amendments to be made only in writing, (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, or (vi) impose liquidated damages or forfeiture to the extent they constitute a penalty in contravention of relevant statutes or judicial decisions.

d. We express no opinion as to the validity or effect of contractual provisions of the Credit Documents concerning choice of forum or consent to the jurisdiction of courts, venue or means of service of process.

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e. We express no opinion as to the effect of provisions of the Credit Documents purporting to waive the right of jury trial, statutes of limitations, marshaling of assets, rights to accounting or similar requirements.

f. We express no opinion as to provisions of the Credit Documents purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party after default, or to indemnify another party therefor, to the extent such provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.

g. We express no opinion as to the enforceability of provisions relating to evidentiary standards or other standards by which the Credit Documents are to be construed.

h. We express no opinion on any provisions of the Credit Documents (other than the Stock Powers) wherein a Borrower Credit Party appoints the Agent or others as the agent or attorney-in-fact for such Borrower Credit Party.

i. We express no opinion as to the enforceability of any provision of the Credit Documents imposing increased interest rates or other fees upon delinquency in payment or default, or providing for premiums on prepayment, acceleration, redemption, cancellation, or termination, to the extent any such provision is deemed to be a penalty or forfeiture.

j. We express no opinion as to the enforceability of provisions in the Credit Documents which provide that, in the event any law is enacted under which a tax is imposed upon the Security Agreement or upon the debt secured thereby, or other similar law, the grantor thereunder is responsible for the payment of same or the lender thereunder may require payment of the debt secured thereby, to the extent such provision may be deemed to be in violation of public policy.

k. We express no opinion as to the enforceability of any provisions of any of the Credit Documents which purport to (i) confer self-help remedies; (ii) waive or release the legal rights, benefits or claims of any party in advance; (iii) allow or authorize the delay or omission or enforcement of any remedy, indemnity or consent judgments; (iv) avoid or ignore the doctrine of commercial reasonableness; (v) establish, waive or define rights relating to subrogation, exculpation, indemnification, waiver or ratification of future acts, trespass, conversions, negligence or fraud, or (vi) permit the Agent to accelerate the maturity of the indebtedness evidenced and governed by the Credit Documents without notice to the Borrower.

l. We express no opinion with respect to matters of title to real or personal property or the priority of security interests.

m. We express no opinion regarding the perfection of security interests in any Collateral under the Security Agreement which constitutes (i) “consumer goods” or “as-extracted collateral” (as such terms are defined in the New York UCC) or (ii) timber to be cut or growing crops.

The Bank of New York Mellon

September 1, 2009

n. We express no opinion regarding the security interest of the Agent in any of the Collateral consisting of claims against any government or governmental agency (including without limitation the United States of America or any state thereof or any agency or department of the United States of America of any state thereof).

o. In the case of any instrument, chattel paper, account, payment intangible or general intangible which is itself secured by other property or which evidences the lease of other property, we express no opinion with respect to the Agent’s rights in and to such underlying property.

p. We express no opinion with respect to the security interest in any commercial tort claims.

q. In the case of any collateral hereafter acquired by a Borrower Credit Party, § 552 of the Bankruptcy Code (11 U.S.C. § 101 et seq., as amended from time to time) limits the extent to which the property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

r. We have not reviewed and do not opine with respect to various laws that are customarily not addressed by a third-party special counsel opinion, including but not limited to the following: (i) compliance by any real property collateral with applicable federal and state zoning, health, safety, antidiscrimination, building, environmental, landmark, archaeological preservation, mobile home, land use or subdivision laws, ordinances, codes, rules or regulations, (ii) federal and state pension and employee benefit laws, rules and regulations, (iii) federal and state taxation, trust, insurance, antitrust and unfair competition, bulk sales, securities or “blue sky” laws, rules or regulations, (iv) federal and state racketeering laws, rules and regulations, (v) federal and state criminal laws, rules and regulations, (vi) federal and state civil forfeiture laws, rules and regulations and (vii) other federal and state laws, rules and regulations of general applicability to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

s. Perfection of the security interest of the Agent in any proceeds of the Collateral is subject to the limitations set forth in § 9-315 of the New York UCC.

t. In order for the security interest of the Agent in that portion of the Collateral perfected by the filing of any Financing Statement to be continuously perfected, (a) it will be necessary to file continuation statements within the period of six (6) months prior to the expiration of each five-year period, commencing with the period starting on the date of filing of such Financing Statement, and (b) such continued perfection may also depend on (i) the continued organization of the applicable Borrower Credit Party in the jurisdiction of its formation and (ii) the continuation of the present name and structure of such Borrower Credit Party. In order for the security interest of the Agent in that portion of the Collateral perfected by

The Bank of New York Mellon

September 1, 2009

physical delivery to be continuously perfected, it will be necessary for the Agent to maintain possession thereof.

u. No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any addressee hereof or other person or entity except for the Borrower Credit Parties. In permitting reliance hereon by any person or entity other than the Borrower Credit Parties, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

v. Our opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

w. This opinion is rendered to you as a legal opinion only, and not a guaranty or warrant of the matters set forth herein or assurance of the performance of any of the matters contemplated by the Credit Documents.

x. This opinion is for the benefit and reliance solely of the Agent and the Lenders and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent, except that copies hereof may be disclosed by each of the Agent and each Lender (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of this opinion and instructed to keep this opinion confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies under the Credit Documents or any action or proceeding relating to the Credit Documents or the enforcement of rights thereunder, and (v) on a confidential basis, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Credit Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower Credit Party and its obligations.

Very truly yours,

Day Pitney LLP

NMC/TRW

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT C

FORM OF CREDIT REQUEST

[Date]

The Bank of New York Mellon, as Administrative Agent

One Wall Street

New York, New York 10286

Attention: Sandra M. Scaglione

Assistant Vice President

The Bank of New York Mellon, as Administrative Agent

One Wall Street

New York, New York 10286

Attention: Richard G. Shaw

Vice President

Reference is made to the Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc. (the “Borrower”), the Lenders parties thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

1. Pursuant to Section 2.3(a) of the Credit Agreement, the Borrower hereby gives notice of its intention to borrow Borrowings in an aggregate principal amount of $             on                     , 200    , which Borrowing(s) shall consist of the following Types:

Type of Borrowing (ABR or Eurodollar)	Amount	Interest Period for Eurodollar Borrowings

2. [Pursuant to Section 2.8(b) of the Credit Agreement, the Borrower hereby requests that the Issuing Bank issue Letter(s) of Credit on                     , 200    , in accordance with the information annexed hereto (attach additional sheets if necessary).]

3. The Borrower hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans [and Letters of Credit] requested hereby there exists and shall exist no Default and each of the representations and warranties contained

Virtus Investment Partners, Inc. Credit Request

in each Loan Document is and shall be true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct at such earlier date.

4. The location and number of the Borrower’s account to which funds are to be disbursed is as follows: [Insert Wire Instructions]

5. Attached hereto is a reasonably detailed calculation of the Leverage Ratio on a pro forma basis immediately after giving effect to such Borrowing.

IN WITNESS WHEREOF, the Borrower has caused this Credit Request to be executed by its authorized officer as of the date and year first written above.

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:
Title:

Virtus Investment Partners, Inc. Credit Request

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT D

FORM OF NOTE

New York, New York

                         , 200

FOR VALUE RECEIVED, the undersigned, VIRTUS INVESTMENT PARTNERS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of ________________ (the “Lender”) the unpaid principal amount of the Loans made by the Lender to the Borrower, in the amounts and at the times set forth in the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank, (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Administrative Agent located at One Wall Street, New York, New York, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States in immediately available funds. Terms not otherwise defined herein but defined in the Credit Agreement are used herein with the same meanings.

The Loans evidenced by this Note are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and shall be construed in accordance with, the provisions of the Credit Agreement and is entitled to the benefits and security set forth in the Loan Documents.

The Lender is hereby authorized to record on the Schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (i) the date of each Loan made by the Lender to the Borrower, (ii) the Type and amount thereof, (iii) the interest rate (without regard to the Applicable Margin) and Interest Period applicable to each Eurodollar Loan, and (iv) the date and amount of each conversion of, and each payment or prepayment of the principal of, any such Loan. The entries made on such Schedule shall be prima facie evidence of the existence and amounts of the obligations recorded thereon, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Credit Agreement.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and all other demands, protests, and notices in connection with the execution, delivery, performance, collection, and enforcement of this Note.

All references to either party in this Note shall be deemed to include the successors and assigns of such party. The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents. No failure or delay of the Lender in exercising any

Virtus Investment Partners, Inc. Note

power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Lender with respect to which such waiver, amendment, modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. The Borrower, and by accepting this Note, the Lender, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

The Borrower, and by accepting this Note, the Lender, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Borrower, and by accepting this Note, the Lender, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Borrower, and by accepting this Note, the Lender, irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Lender to serve process in any other manner permitted by law.

THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

Virtus Investment Partners, Inc. Note

LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH LENDER HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

Virtus Investment Partners, Inc. Note

SCHEDULE TO NOTE

Date	Type of Loan	Amount of Loan	Amount of principal converted, paid or prepaid	Interest Rate on Eurodollar Loans	Interest Period for Eurodollar Loans	Notation Made By

Virtus Investment Partners, Inc. Note

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT E

FORM OF GUARANTEE AGREEMENT

among

VIRTUS INVESTMENT PARTNERS, INC.,

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent

Dated as of September 1, 2009

Virtus Investment Partners, Inc. Guarantee Agreement

SECTION 17.2	COUNTERPARTS	10

SECTION 17.3	RULES OF INTERPRETATION	10

SECTION 17.4	RESOLUTION OF DRAFTING AMBIGUITIES	10

EXHIBITS:

Exhibit A	List of Subsidiaries and Addresses for Notices

Exhibit B	Form of Supplement

(ii)

Virtus Investment Partners, Inc. Guarantee Agreement

GUARANTEE AGREEMENT, dated as of September 1, 2009, among VIRTUS INVESTMENT PARTNERS, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower listed on Exhibit A hereto or which becomes a party hereto in accordance to Article 14 (each such Subsidiary, individually, a “Subsidiary Guarantor” or “Guarantor” and, collectively, the “Subsidiary Guarantors” or “Guarantors”) and THE BANK OF NEW YORK MELLON, as Administrative Agent under the Credit Agreement referred to in the next paragraph acting on behalf of the Secured Parties (as defined in such Credit Agreement).

RECITALS

A. Reference is made to the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent, (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein, and the term “subsidiary”, shall have the meanings assigned to such terms in the Credit Agreement and the terms “Secured Obligations” and “Secured Parties” have the meanings assigned to such terms in the Security Agreement.

B. The Lenders have agreed to make Revolving Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Guarantor is a direct or indirect Subsidiary of the Borrower and each of the Borrower and each Guarantor acknowledges that the Revolving Loans, Letters of Credit and other financial accommodations made under the Loan Documents will enhance the aggregate borrowing powers of the Borrower and credit availability to the other Loan Parties and facilitate their loan relationship with the Credit Parties, all to the mutual advantage of the Borrower and the Guarantors.

C. Each Guarantor further acknowledges that it will derive substantial direct and indirect benefit from the making of the Revolving Loans and the issuance of the Letters of Credit.

D. The execution and delivery by the Guarantors and the Borrower of this Guarantee Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Credit Parties would not have entered into the Credit Agreement if the Guarantors and the Borrower had not executed and delivered this Guarantee Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE 1.

GUARANTEE; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION

Section 1.1 Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the Secured Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed,

Virtus Investment Partners, Inc. Guarantee Agreement

in whole or in part, without notice to or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Secured Obligation.

Section 1.2 Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Secured Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

Section 1.3 Fraudulent Transfer. Anything in this Guarantee Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (A) in respect of intercompany debt owed or owing to the Borrower or Affiliates of the Borrower to the extent that such debt would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (B) under any Guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Secured Obligations, which Guarantee contains a limitation as to maximum amount similar to that set forth in this Section, pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (I) applicable law or (II) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the agreements described in Section 1.4) .

Section 1.4 Contributions. In addition to all rights of indemnity and subrogation, the Subsidiary Guarantors may have under applicable law (but subject to this paragraph), the Borrower agrees that (i) in the event a payment shall be made by any Subsidiary Guarantor hereunder, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment, and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payments shall have been made to the extent of such payment, and (ii) in the event that any assets of any Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy any claim of any Secured Party, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) agrees (subject to this paragraph) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder or assets of any other Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy a claim of any Secured Party and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Borrower

Virtus Investment Partners, Inc. Guarantee Agreement

as provided in this paragraph, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Article 14, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this paragraph shall be subrogated to the rights of such Claiming Subsidiary Guarantor under this paragraph to the extent of such payment. Notwithstanding any provision of this paragraph to the contrary, all rights of the Subsidiary Guarantors under this paragraph and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the final and indefeasible payment in full in cash of the Secured Obligations. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by this paragraph (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations under this paragraph, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under this paragraph.

ARTICLE 2.

OBLIGATIONS NOT WAIVED

To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to any Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement or any other Loan Document, or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guarantee Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Guarantee Agreement or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Secured Party.

Virtus Investment Partners, Inc. Guarantee Agreement

ARTICLE 3.

SECURITY

Each Guarantor authorizes the Administrative Agent and each other Secured Party to (i) take and hold security for the payment of the obligations under this Guarantee Agreement, (including pursuant to the Security Documents), and exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof in accordance with the Loan Documents and (iii) release or substitute any one or more endorsees, other Guarantors or other obligors.

ARTICLE 4.

NO DISCHARGE OR DIMINISHMENT OF GUARANTEE

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in full in cash of the Secured Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Secured Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the final and indefeasible payment in full in cash of all the Secured Obligations).

ARTICLE 5.

DEFENSES OF BORROWER WAIVED

To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the final and indefeasible payment in full in cash of the Secured Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any

Virtus Investment Partners, Inc. Guarantee Agreement

other accommodation with the Borrower or any Guarantor or exercise any other right or remedy available to them against the Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as applicable, or any security.

ARTICLE 6.

AGREEMENT TO PAY; SUBORDINATION

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Secured Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such Guarantor against the applicable Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full in cash of the Secured Obligations. In addition, any debt or Lien of the Borrower or any other Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior final and indefeasible payment in full in cash of the Secured Obligations and the Liens created under the Loan Documents. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such debt of the Borrower or such other Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

ARTICLE 7.

INFORMATION

Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative

Virtus Investment Partners, Inc. Guarantee Agreement

Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

ARTICLE 8.

REPRESENTATIONS AND WARRANTIES

Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

ARTICLE 9.

TERMINATION

The guarantees made hereunder (i) shall terminate when all Commitments have expired or otherwise terminated and the principal of and interest on each Revolving Loan and all fees and other amounts payable under the Loan Documents shall have been finally and indefeasibly paid in full in cash and all Letters of Credit have expired or otherwise terminated and all LC Disbursements have been indefeasibly reimbursed in full in cash and (ii) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any such Credit Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

ARTICLE 10.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Guarantee Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor that are contained in this Guarantee Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Guarantee Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Guarantee Agreement or the other Loan Documents. If any of the Equity Interests in any Subsidiary Guarantor is sold, transferred or otherwise

Virtus Investment Partners, Inc. Guarantee Agreement

disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Subsidiary Guarantor shall no longer be a Subsidiary, then the obligations of such Subsidiary Guarantor under this Guarantee Agreement shall be automatically released. This Guarantee Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

ARTICLE 11.

WAIVERS; AMENDMENTS

Section 11.1 No Waiver. No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guarantee Agreement or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

Section 11.2 Amendments, etc. Neither this Guarantee Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by, between or among the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

ARTICLE 12.

NOTICES

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to the Administrative Agent or the Borrower shall be given to it at its address for notices set forth in such Section, and all communications and notices hereunder to any Guarantor shall be given to it at the address set forth for such Guarantor on Exhibit A, with a copy to the Borrower.

Virtus Investment Partners, Inc. Guarantee Agreement

ARTICLE 13.

SURVIVAL OF AGREEMENT; SEVERABILITY

Section 13.1 Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guarantee Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of any Loan Document, the making of any Revolving Loan and the issuance of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Guarantee Agreement shall terminate.

Section 13.2 Severability. In the event any one or more of the provisions contained in this Guarantee Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ARTICLE 14.

ADDITIONAL GUARANTORS

Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit B, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Guarantee Agreement.

ARTICLE 15.

RIGHT OF SETOFF

If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured

Virtus Investment Partners, Inc. Guarantee Agreement

Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Guarantee Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guarantee Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Article are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

ARTICLE 16.

GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL

Section 16.1 GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 16.2 Consent to Jurisdiction. Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee Agreement or the other Loan Documents against any Guarantor, or any of its property, or in the courts of any jurisdiction.

Section 16.3 Waiver of Objection to Venue. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents in any court referred to in Section 16.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 16.4 Consent to Service of Process. Each party to this Guarantee Agreement irrevocably consents to service of process in the manner provided for notices in Article 12.

Virtus Investment Partners, Inc. Guarantee Agreement

Nothing in this Guarantee Agreement will affect the right of any party to this Guarantee Agreement to serve process in any other manner permitted by law.

Section 16.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 17.

MISCELLANEOUS

Section 17.1 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Guarantee Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guarantee Agreement.

Section 17.2 Counterparts. This Guarantee Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 10), and shall become effective as provided in Article 10. Delivery of an executed counterpart of this Guarantee Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guarantee Agreement.

Section 17.3 Rules of Interpretation. The rules of interpretation specified in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be applicable to this Guarantee Agreement.

Section 17.4 Resolution of Drafting Ambiguities. The Borrower and each Guarantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Guarantee Agreement, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

[Remainder of Page Intentionally Left Blank]

Virtus Investment Partners, Inc. Guarantee Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee Agreement as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

ENGEMANN ASSET MANAGEMENT

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

EUCLID ADVISORS LLC

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

By:
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

Virtus Investment Partners, Inc. Guarantee Agreement

PASADENA CAPITAL CORPORATION

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

RUTHERFORD FINANCIAL CORPORATION

By:
Name:	David Hanley
Title:	Vice President & Treasurer

SCM ADVISORS LLC

By:
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

VIRTUS INVESTMENT ADVISERS, INC.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

VIRTUS PARTNERS, INC.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President, Chief Financial Officer

Virtus Investment Partners, Inc. Guarantee Agreement

ZWEIG ADVISERS, LLC

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

Virtus Investment Partners, Inc. Guarantee Agreement

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:
Name:	Richard G. Shaw
Title:	Vice President

Virtus Investment Partners, Inc. Guarantee Agreement

EXHIBIT A

TO GUARANTEE AGREEMENT

LIST OF SUBSIDIARY GUARANTORS AND ADDRESS FOR NOTICES

Subsidiary Guarantor	Address
Duff & Phelps Investment Management Co.	200 S. Wacker Drive, Suite 500 Chicago, IL 60606 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Engemann Asset Management	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Euclid Advisors LLC	900 Third Avenue New York, NY 10022 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Kayne Anderson Rudnick Investment Management, LLC	1800 Avenue of the Stars 2nd Floor Los Angeles, CA 90067 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Pasadena Capital Corporation	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Investment Partners, Inc. Guarantee Agreement

Rutherford Financial Corporation	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

SCM Advisors LLC	909 Montgomery Street 5th Floor San Francisco, CA 94133 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Investment Advisers, Inc.	100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Partners, Inc.	100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Zweig Advisers, LLC	900 Third Avenue New York, NY 10022 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Investment Partners, Inc. Guarantee Agreement

EXHIBIT B

TO GUARANTEE AGREEMENT

FORM OF SUPPLEMENT

SUPPLEMENT NO.__, dated as of _______________, to the GUARANTEE AGREEMENT, dated as of September 1, 2009, among Virtus Investment Partners, Inc., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower party thereto (each such Subsidiary, individually, a “Subsidiary Guarantor” or “Guarantor” and, collectively, the “Subsidiary Guarantors” or “Guarantors”) and The Bank of New York Mellon, as Administrative Agent under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”).

Reference is made to the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders from time to time party thereto and The Bank of New York Mellon, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein, and the term “subsidiary”, shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement.

The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Revolving Loans and the Issuing Bank to issue Letters of Credit. Article 14 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Revolving Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Revolving Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

1. In accordance with Article 14 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Subsidiary Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance

Virtus Investment Partners, Inc. Guarantee Agreement

with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally.

3. This Supplement may be executed in counterparts (and by each party hereto on a different counterpart), each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7. All communications and notices hereunder shall be in writing and given as provided in Article 12 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

[Signature page follows]

Virtus Investment Partners, Inc. Guarantee Agreement

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement No. __ to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Administrative Agent

By:
Name:
Title:

Virtus Investment Partners, Inc. Guarantee Agreement

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT F

FORM OF SECURITY AGREEMENT

among

VIRTUS INVESTMENT PARTNERS, INC.,

EACH OF THE OTHER GRANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent

Dated as of September 1, 2009

Virtus Investment Partners, Inc. Security Agreement

SCHEDULES:

Schedule I	List of Subsidiaries and Addresses for Notices
Schedule 3.1(a)(i)	List of Chief Executive Offices, Jurisdictions of Organization, Federal Employer Identification Numbers and Company Organizational Numbers
Schedule 3.1(a)(ii)	List of Legal and Other Names
Schedule 3.1(a)(iii)	List of Security Agreements
Schedule 3.1(a)(v)	List of Liens on Collateral; List of Financing Statements
Schedule 3.1(a)(vii)	List of Material Authorizations
Schedule 3.1(a)(viii)	List of Material Licenses
Schedule 3.2	List of Locations of Equipment and Inventory
Schedule 3.4	List of Investment-Related Property
Schedule 3.4(a)(iv)	List of Uncertificated Pledged Equity Interests Not Subject to Blocked Accounts
Schedule 3.4(a)(v)	List of Persons with Control Over Investment-Related Property
Schedule 3.5	List of Letters of Credit
Schedule 3.6	List of Intellectual Property
Schedule 3.7	List of Commercial Tort Claims
Schedule 3.8	List of Deposit Accounts

EXHIBITS:

Exhibit A	Form of Supplement
Exhibit B	Form of Issuer’s Acknowledgment
Exhibit C	Form of Power of Attorney
Exhibit D	Form of Letter Agreement (Secured Hedging Agreements and Secured Cash Management Agreements)

(ii)

Virtus Investment Partners, Inc. Security Agreement

SECURITY AGREEMENT, dated as of September __, 2009, among Virtus Investment Partners, Inc., a Delaware corporation (the “Borrower”), each of the subsidiaries of the Borrower listed on Schedule I or which becomes a party hereto in accordance with Article 10 (each such subsidiary, individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the “Grantors”), and THE BANK OF NEW YORK MELLON, as Administrative Agent under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”).

RECITALS

A. Reference is made to the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Lenders have agreed to make Revolving Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Grantors acknowledge that the Revolving Loans, Letters of Credit and other financial accommodations made under the Loan Documents will enhance the aggregate borrowing powers of the Borrower and credit availability to the other Loan Parties and facilitate their loan relationship with the Credit Parties, all to the mutual advantage of the Grantors.

C. Each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Revolving Loans and the issuance of the Letters of Credit. Each Guarantor has, pursuant to the Guarantee Agreement, unconditionally guaranteed the Secured Obligations.

D. This Security Agreement is given by each Grantor in favor of the Administrative Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

E. The execution and delivery by the Grantors of this Security Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Credit Parties would not have entered into the Credit Agreement if the Grantors had not executed and delivered this Security Agreement.

Accordingly, the Grantors and the Administrative Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1.

DEFINITIONS; GRANT OF SECURITY; CONTINUING PERFECTION AND PRIORITY

Section 1.1 General Definitions. As used in this Security Agreement, the following terms shall have the meanings specified below:

Virtus Investment Partners, Inc. Security Agreement

“Account Debtor” means each Person who is obligated in respect of any Receivable or any Supporting Obligation or Collateral Support relating thereto.

“Accounts” means (i) all “accounts” as defined in Article 9 of the UCC and (ii) all “health-care-insurance receivables”, each as defined in Article 9 of the UCC.

“Additional Grantor” has the meaning assigned to such term in Article 10.

“Applicable Date” means (i) in the case of any Grantor (other than an Additional Grantor), the date hereof, and (ii) in the case of any Additional Grantor, the date of the Supplement executed and delivered by such Additional Grantor.

“Approved Securities Intermediary” means a Securities Intermediary or commodity intermediary selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Securities Account Control Agreement.

“Authorization” means, collectively, any license, approval, permit or other authorization issued by any Governmental Authority.

“Blocked Account” means a Deposit Account or Securities Account maintained by any Grantor with a financial institution or Securities Intermediary, as applicable, selected by such Grantor and reasonably acceptable to the Administrative Agent, which account is the subject of an effective Deposit Account Control Agreement or Securities Account Control Agreement.

“Blocked Account Bank” means a financial institution selected or approved by the Administrative Agent and with respect to which a Grantor has delivered to the Administrative Agent an executed Deposit Account Control Agreement.

“Borrower” has the meaning assigned to such term in the preliminary statement of this Security Agreement.

“Cash Collateral Account” means any Deposit Account or Securities Account established by the Administrative Agent in which cash and/or Permitted Investments may from time to time be on deposit or held therein pursuant to the Loan Documents.

“Cash Management Agreement” means an agreement entered into by a Loan Party with any Lender or an Affiliate thereof pursuant to which such Lender or such Affiliate provides any one or more of the following types or services or facilities to any Loan Party: (a) ACH transactions, (b) other cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, and (e) credit or debit cards.

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC.

Virtus Investment Partners, Inc. Security Agreement

“Claim Proceeds” means, with respect to any Commercial Tort Claim or any Collateral Support or Supporting Obligation relating thereto, all Proceeds thereof, including all insurance proceeds and other amounts and recoveries resulting or arising from the settlement or other resolution thereof, in each case regardless of whether characterized as a “commercial tort claim” under Article 9 of the UCC or “proceeds” under the UCC.

“Collateral” has the meaning assigned to such term in Section 1.3(a).

“Collateral Records” means all books, instruments, certificates, Records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals and other documents, and all computer software, computer printouts, tapes, disks and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any of the Collateral, and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC and all Claim Proceeds; including all claims described on Schedule 3.7.

“Concentration Account” means a Deposit Account of the Grantors with The Bank of New York Mellon or such other bank or financial institution acceptable to the Administrative Agent, which shall be a Blocked Account.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned or held by or behalf of any Grantor or which any Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Copyrights” means all of the following: (i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in the United States of America or any other country, including those described on Schedule 3.6, (iii) all rights and privileges arising under applicable law with respect to the use of such copyrights, (iv) all reissues, renewals, continuations and extensions thereof and amendments thereto, and (v) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof.

Virtus Investment Partners, Inc. Security Agreement

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Security Agreement.

“Deposit Accounts” means all “deposit accounts” as defined in Article 9 of the UCC, including all such accounts described on Schedule 3.8.

“Deposit Account Control Agreement” means a Deposit Account Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Grantor and the Administrative Agent and acknowledged and agreed to by the relevant financial institution, providing for “control” (within the meaning of the UCC) by the Administrative Agent over a Deposit Account.

“Documents” means all “documents” as defined in Article 9 of the UCC.

“Equipment” means (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools, in each case, regardless of whether characterized as “equipment” under the UCC, and (iii) all accessions or additions to any of the foregoing, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing.

“Financial Assets” means all “financial assets” as defined in Article 8 of the UCC.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.3.

“General Intangibles” means (i) all “general intangibles” as defined in Article 9 of the UCC and (ii) all choses in action and causes of action, all indemnification claims, all goodwill, all Hedging Agreements, all tax refunds, all licenses, permits, concessions, franchises and authorizations, all Intellectual Property, all Payment Intangibles, all Authorizations and all Software, in each case regardless of whether characterized as a “general intangible” under the UCC; including all rights and interests under all capital contribution, subscription and similar agreements.

“Goods” means (i) all “goods” as defined in Article 9 of the UCC and (ii) all Equipment and Inventory and any computer program embedded in goods and any supporting information provided in connection with such program, to the extent (a) such program is associated with such goods in such a manner that it is customarily considered part of such goods or (b) by becoming the owner of such goods, a Person acquires a right to use the program in connection with such goods, in each case regardless of whether characterized as a “good” under the UCC.

“Grantor” and “Grantors” have the meanings assigned to such terms in the preliminary statement of this Security Agreement.

“Instruments” means all “instruments” as defined in Article 9 of the UCC.

Virtus Investment Partners, Inc. Security Agreement

“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent or any other Secured Party is the loss payee thereof) and all business interruption insurance policies.

“Intellectual Property” means all intellectual and similar property of any Grantor of every kind and nature, including inventions, designs, Patents, Copyrights, Trademarks, Licenses, domain names, Trade Secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Inventory” means (i) all “inventory” as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business, all goods which are returned to or repossessed by or on behalf of any Grantor, and all computer programs embedded in any goods, and all accessions thereto and products thereof, in each case, regardless of whether characterized as “inventory” under the UCC.

“Investment Property” means “investment property” as defined in Article 9 of the UCC.

“Investment-Related Property” means (i) all Pledged Collateral and (ii) all other Investment Property owned or held by or on behalf of any Grantor.

“Issuer’s Acknowledgment” means an acknowledgment substantially in the form of Exhibit B.

“Letter-of-Credit Rights” means (i) all “letter-of-credit rights” as defined in Article 9 of the UCC and (ii) all rights, title and interests of each Grantor to any letter of credit, in each case regardless of whether characterized as a “letter-of-credit right” under the UCC.

“License” means any Copyright License, Patent License, Trademark License, Trade Secret License or other license (other than any Authorization) or sublicense to which any Grantor is a party.

“Material Commercial Tort Claims” means, with respect to each Grantor, (i) all Commercial Tort Claims asserted by it, or on its behalf, in writing, and (ii) each Commercial Tort Claim in excess of $50,000 to which it has any right, title or interest and of which it is aware.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned or held by or on behalf of any Grantor or which any Grantor otherwise has the

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right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Patents” means all of the following: (i) all letters patent of the United States of America or any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country, including those described on Schedule 3.6, (ii) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (iii) all reissues, continuations, divisions, continuations in part, renewals or extensions thereof and amendments thereto, and the inventions disclosed or claimed therein, and (iv) all income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto.

“Payment Intangibles” means all “payment intangibles” as defined in Article 9 of the UCC.

“Pledged Collateral” means, collectively, Pledged Debt and Pledged Equity Interests.

“Pledged Debt” means all debt owed or owing to any Grantor and not held in a Securities Account or otherwise through a Securities Intermediary, including all such debt described on Schedule 3.4, all Instruments, Chattel Paper or other documents, if any, representing or evidencing such debt, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such debt.

“Pledged Equity Interests” means all Equity Interests owned or held by or on behalf of any Grantor and not held in a Securities Account or otherwise through a Securities Intermediary, including all such Equity Interests described on Schedule 3.4, and all certificates, instruments and other documents, if any, representing or evidencing such Equity Interests and all interests of such Grantor on the books and records of the issuers of such Equity Interests, all of such Grantor’s right, title and interest in, to and under any partnership, limited liability company, shareholder or similar agreements to which it is a party, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Power of Attorney” means a Special Power of Attorney in substantially the form of Exhibit C.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Collateral, (iii) any payment received from

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any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes the Collateral, and (iv) whatever is receivable or received when any of the Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (a) past, present or future infringement of any Patent now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Patent License, (b) past, present or future infringement or dilution of any Trademark now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Trademark License, or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned or held by or on behalf of any Grantor, (c) past, present or future infringement of any Copyright now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Copyright License, (d) past, present or future infringement of any Trade Secret now or hereafter owned or held by or on behalf of any Grantor, or licensed under a Trade Secret License, and (e) past, present or future breach of any License, in each case, regardless of whether characterized as “proceeds” under the UCC.

“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument or other document, General Intangible or Investment-Related Property, together with all of the applicable Grantor’s rights, if any, in any goods or other property giving rise to such right to payment, and all Collateral Support and Supporting Obligations relating thereto and all Receivables Records.

“Receivables Records” means (i) all originals of all documents, instruments or other writings or electronic records or other Records evidencing any Receivable, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to any Receivable, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to any Receivable, whether in the possession or under the control of the applicable Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto, and (v) all other written forms of information related in any way to the foregoing or any Receivable.

“Record” means a “record” as defined in Article 9 of the UCC.

“Secured Cash Management Agreement” means a Cash Management Agreement entered into by a Loan Party with any counterparty that is a Secured Party.

“Secured Hedging Agreement” means a Hedging Agreement entered into by the Borrower with any counterparty that is a Secured Party.

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“Secured Obligations” shall mean (i) the Credit Obligations, and (ii) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Secured Hedging Agreement and Secured Cash Management Agreement.

“Secured Parties” shall mean, collectively, (i) the Administrative Agent, (ii) each Credit Party, (iii) each party (other than any Loan Party) to a Hedging Agreement or Cash Management Agreement, as applicable, if at the date of entering into such Hedging Agreement or Cash Management Agreement, as applicable, such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a letter agreement, substantially in the form of Exhibit D hereto, pursuant to which such Person (x) appoints the Administrative Agent as its agent under the applicable Loan Documents and (y) agrees to be bound by the provisions of Sections 10.3, 10.9 and 10.13 of the Credit Agreement and the provisions of the applicable Loan Documents, including, without limitation, the provisions of Article 9 hereof, (iv) the beneficiaries of each indemnification obligation undertaken by or on behalf of any Grantor under any Loan Document, and (v) the successors and assigns of each of the foregoing. Notwithstanding the foregoing, The Bank of New York Mellon and any of its Affiliates party to any such Hedging Agreement while The Bank of New York Mellon (or any such Affiliate) is a Lender shall be deemed to be a Secured Party with respect thereto without the necessity of delivering the letter agreement referred to in this definition.

“Securities Account” means a “securities account” as defined in Article 8 of the UCC, including all such accounts described on Schedule 3.4.

“Securities Account Control Agreement” means a Securities Account Control Agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Grantor and the Administrative Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary, providing for “control” (within the meaning of the UCC) by the Administrative Agent over a Securities Account.

“Securities Intermediary” has the meaning specified in Article 8 of the UCC.

“Security Interest” has the meaning assigned to such term in Section 1.3(a).

“Software” means all “software” as defined in Article 9 of the UCC.

“Subsidiary Guarantor” and “Subsidiary Guarantors” have the meanings assigned to such terms in the preliminary statement of this Security Agreement.

“Supplement” means a supplement hereto, substantially in the form of Exhibit A.

“Supporting Obligations” means (i) all “supporting obligations” as defined in Article 9 of the UCC and (ii) all Guarantees and other secondary obligations supporting any of the Collateral, in each case regardless of whether characterized as a “supporting obligation” under the UCC.

“Trade Secret Licenses” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trade Secrets now or hereafter owned or held by

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or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trade Secrets now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of any Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, the right to sue for any past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned or held by or on behalf of any Grantor or which such Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including each agreement described on Schedule 3.6.

“Trademarks” means all of the following: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, uniform resource locations (URL’s), domain names, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, (ii) all registrations and recordings thereof and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country, including those described on Schedule 3.6, and (iii) all reissues, continuations, extensions and renewals thereof and amendments thereto, (iv) all goodwill associated therewith or symbolized by any of the foregoing, (v) all income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto and (vi) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Voting Stock” means, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

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Section 1.2 Other Definitions; Interpretation

(a) Other Definitions. Capitalized terms used herein and not otherwise defined herein, and the term “subsidiary” shall have the meanings assigned to such terms in the Credit Agreement.

(b) Rules of Interpretation. The rules of interpretation specified in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be applicable to this Security Agreement. All references herein to (i) a Schedule to this Security Agreement shall refer to such Schedule hereto or to a Supplement, as applicable, and (ii) provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(c) Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Security Agreement, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.3 Grant of Security

(a) As security for the payment or performance, as applicable, in full of the Secured Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in, all personal property and fixtures of such Grantor, including all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(i) all Accounts,

(ii) all Cash Collateral Accounts, Securities Accounts and all Deposit Accounts,

(iii) all Chattel Paper,

(iv) all Commercial Tort Claims listed on Schedule 3.7,

(v) all Documents,

(vi) all Equipment,

(vii) all General Intangibles,

(viii) all Goods,

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(ix) all Instruments,

(x) all Insurance,

(xi) all Intellectual Property,

(xii) all Inventory,

(xiii) all Investment-Related Property, including all Pledged Collateral and all Blocked Accounts,

(xiv) all Letter-of-Credit Rights,

(xv) all Proceeds of Authorizations and, subject to the provisions of Section 1.3(c), all Authorizations and the goodwill associated with all Authorizations,

(xvi) all Receivables and Receivables Records,

(xvii) all other goods and other personal property of such Grantor, whether tangible or intangible, including all “money” as defined in Article 9 of the UCC,

(xviii) to the extent not otherwise included in clauses (i) through (xvii) of this Section, all Collateral Records, Collateral Support and Supporting Obligations in respect of any of the foregoing,

(xix) to the extent not otherwise included in clauses (i) through (xviii) of this Section, all other property in which a security interest may be granted under the UCC or which may be delivered to and held by the Administrative Agent pursuant to the terms hereof (including the account referred to in Section 3.4(c)(ii) and all funds and other property from time to time therein or credited thereto), and

(xx) to the extent not otherwise included in clauses (i) through (xix) of this Section, all Proceeds, products, substitutions, accessions, rents and profits of or in respect of any of the foregoing.

(b) Revisions to UCC. For the avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised after the date hereof such that the definition of any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the Security Interest is intended to apply immediately on the Agreement Date to all of the Collateral to the fullest extent permitted by applicable law, regardless of whether any particular item of the Collateral was then subject to the UCC.

(c) Certain Limited Exclusions. Notwithstanding anything in this Section 1.3 to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have

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granted a Security Interest in, (i) any right under any Authorization, lease, license or other contract or agreement constituting a General Intangible, but only to the extent that the granting of a security interest therein or an assignment thereof would violate any applicable law or any enforceable provision of lease, license or other contract or agreement, as applicable, provided that to the extent such security interest at any time hereafter shall no longer be prohibited by law, and/or immediately upon such provision no longer being enforceable, as the case may be, the Collateral shall automatically and without any further action include, and the Grantors shall be deemed to have granted automatically and without any further action a Security Interest in, such right as if such law had never existed or such provision had never been enforceable, as the case may be, (ii) any Margin Stock, and (iii) any Equity Interests of a Foreign Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Code), provided that this exclusion shall not apply to (x) Voting Stock of any Foreign Subsidiary which is a controlled foreign corporation representing 65% (or such lesser percentage as is owned by the Grantors) of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary and (y) 100% (or such lesser percentage as is owned by the Grantors) of the Equity Interests not constituting Voting Stock of any such Foreign Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treas. Reg. Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this Section 1.3(c).

ARTICLE 2.

SECURITY FOR OBLIGATIONS; NO ASSUMPTION OF LIABILITY

Section 2.1 Security for Secured Obligations. This Security Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Secured Obligations.

Section 2.2 No Assumption of Liability. Notwithstanding anything to the contrary herein, the Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 3.1 Generally

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that:

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(i) As of the Applicable Date, (A) such Grantor’s chief executive office or its principal place of business is, and for the preceding four months has been, located at the office indicated on Schedule 3.1(a)(i), (B) such Grantor’s jurisdiction of organization is the jurisdiction indicated on Schedule 3.1(a)(i), and (C) such Grantor’s Federal Employer Identification Number and company organizational number is as set forth on Schedule 3.1(a)(i).

(ii) As of the Applicable Date, (A) such Grantor’s exact legal name as such name appears in its certificate of incorporation or other organizational document, is as set forth on Schedule 3.1(a)(ii) and (B) such Grantor has not done in the preceding five years, and does not do, business under any other name (including any trade-name or fictitious business name), except for those names set forth on Schedule 3.1(a)(ii).

(iii) Except as set forth on Schedule 3.1(a)(iii), such Grantor has not within the five years preceding the Applicable Date become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not theretofore been terminated.

(iv) Such Grantor has good and valid rights in or title to, the Collateral with respect to which it has purported to grant the Security Interest, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purposes, and except for Liens expressly permitted pursuant to the Loan Documents.

(v) Except as set forth on Schedule 3.1(a)(v), all Collateral owned or rights in Collateral held by it or on its behalf is owned or held by it or on its behalf free and clear of any Lien, except for Liens expressly permitted by the Loan Documents. Except as set forth on Schedule 3.1(a)(v), it has not filed or consented to the filing of (A) any financing statement or analogous document under the UCC or any other applicable laws covering any such Collateral, (B) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or any similar offices in the United States of America or any other country, or (C) any assignment in which it assigns any such Collateral or any security agreement or similar instrument covering any such Collateral with any foreign governmental, municipal or other office, in each case which financing statement, analogous document, assignment or other instrument, as applicable, is still in effect, except for Liens expressly permitted by the Loan Documents.

(vi) The Security Interest in the Collateral owned or rights in Collateral held by it or on its behalf (A) is effective to vest in the Administrative Agent, on behalf of the Secured Parties, the rights of the Administrative Agent in such Collateral as set forth herein and (B) does not violate Regulation T, U or X as of the Applicable Date.

(vii) As of the Applicable Date, all material Authorizations are as listed on Schedule 3.1(a)(vii).

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(viii) Except as set forth on Schedule 3.1(a)(viii), all leases, licenses and other contracts and agreements as to which no security interest is granted by virtue of Section 1.3(c) are not material to the business of the Borrower or any of the Subsidiaries, taken as a whole.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) It shall maintain, at its own cost and expense, such complete and accurate Records with respect to the Collateral owned or held by it or on its behalf as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which it is engaged, but in any event to include complete accounting Records indicating all payments and proceeds received with respect to any part of such Collateral, and, at such time or times as the Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity and amount of any and all such Collateral.

(ii) It shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral owned or rights in Collateral held by it or on its behalf against all Persons and to defend the Security Interest in such Collateral and the priority thereof against any Lien or other interest not expressly permitted by the Loan Documents, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Loan Documents that could impair the Security Interest or the priority thereof or any Secured Party’s rights in or to such Collateral.

(iii) During normal business hours and upon reasonable advance written notice, the Administrative Agent and such Persons as the Administrative Agent may designate shall, as often as reasonably requested, have the right, at the cost and expense of such Grantor, to inspect all of its Records (and to make extracts and copies from such Records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or rights in Collateral held by or on behalf of such Grantor, including, in the case of Receivables, Pledged Debt, General Intangibles, Commercial Tort Claims or Collateral in the possession of any third person, by contacting Account Debtors, contract parties or other obligors thereon or any third person possessing such Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share on a confidential basis any information it gains from such inspection or verification with any Secured Party.

(iv) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of such Grantor, and not permitted by the Loan Documents, and may pay for the maintenance and preservation of such Collateral to the extent such Grantor fails to do so as required by the Loan Documents, and such Grantor agrees, jointly with the other Grantors and severally, to reimburse the Administrative

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Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(v) It shall remain liable for the failure to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral owned or held by it or on its behalf, all in accordance with the terms and conditions thereof, and it agrees, jointly with the other Grantors and severally, to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(vi) It shall not make, or permit to be made, an assignment, pledge or hypothecation of the Collateral owned or held by it or on its behalf, or grant any other Lien in respect of such Collateral, except as expressly permitted by the Loan Documents. Except for Liens or transfers expressly permitted by the Loan Documents, it shall not make or permit to be made any transfer of such Collateral, and it shall remain at all times in possession of such Collateral and the direct owner, beneficially and of record, of the Pledged Equity Interests included in such Collateral, except that (A) Inventory may be sold in the ordinary course of business, (B) ) mutual fund shares included in the Pledged Equity Interests may be sold, exchanged or transferred by the Grantors in the ordinary course of business and (C) unless and until the Administrative Agent shall notify it that an Event of Default shall have occurred and be continuing and that, during the continuance thereof, it shall not sell, convey, lease, assign, transfer or otherwise dispose of any such Collateral (which notice may be given by telephone if promptly confirmed in writing), it may use and dispose of such Collateral in any lawful manner not inconsistent with the provisions of this Security Agreement or any other Loan Document.

(vii) It shall, at its own cost and expense, maintain or cause to be maintained insurance covering physical loss or damage to the Collateral owned or held by it or on its behalf against all risks and liability arising from the use or intended use, or otherwise attributable or relating to, such Collateral, in each case in accordance with Section 6.10 of the Credit Agreement. It shall cause each such insurance policy (other than any policy related to workers’ compensation) to (A) name the Administrative Agent as an “additional insured” and “loss payee” if such policy is a property policy, (B) provide that the Administrative Agent and each Lender shall be notified in writing of any proposed cancellation or material change in risk, of such policy, initiated by such Grantor’s insurer at least 30 days (or at least 10 days with respect to a failure to pay any premium due) prior to any proposed cancellation or material change in risk, (C) contain a waiver of subrogation in favor of the Administrative Agent, (D) provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to the Administrative Agent and the other Secured Parties, (E) provide that the Administrative Agent and other Secured Parties have no responsibility for premiums, warranties or representations to underwriters. On the Agreement Date (as provided in Section 5.1 of the Credit Agreement) and at least 30 days prior to expiry of each such insurance

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policy, such Grantor shall deliver or cause to be delivered to the Administrative Agent an insurance broker’s opinion letter from such Grantor’s independent insurance agent confirming that the insurance premiums with respect to the policies of insurance required to be maintained pursuant to this subsection have been paid, that such policies are in force and that such policies meet the requirements set forth in this subsection. Such Grantor shall also furnish or cause be furnished a certificate of insurance (1) evidencing that all of the coverages listed in this subsection have been renewed and continue to be in full force and effect for such period as shall be then stipulated, (2) specifying the insurers with whom such insurance is carried and (3) containing such other certifications and undertakings as are customarily provided to the Administrative Agent and the other Secured Parties, as reasonably requested by the Administrative Agent. Such Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of such Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that such Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this subsection, including reasonable attorneys’ fees and expenses, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Grantor to the Administrative Agent and shall be additional Secured Obligations secured hereby.

(viii) It will not change its state of organization, maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Schedule 3.1(a)(i) or change its name, state organization number or taxpayer identification number unless the Borrower shall have given the Administrative Agent not less than 30 days’ prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Borrower to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral.

Section 3.2 Equipment and Inventory

(a) Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that, as of the Applicable Date, all of the Equipment and Inventory included in the Collateral owned or held by it or on its behalf (other than mobile goods, Inventory and Equipment in transit and other Collateral in which possession is not maintained in the ordinary course of its business) is kept only at the

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locations specified on Schedule 3.2, which Schedule sets forth with respect to each Grantor, Equipment and Inventory (i) maintained at the premises owned by any Grantor, (ii) maintained at leased premises, (iii) in the possession of a warehouseman or other bailee and (iv) on consignment.

(b) Each Grantor covenants and agrees that it shall not permit any Equipment or Inventory with a value in excess of $25,000 owned or held by it or on its behalf (and shall not permit, with respect to all Grantors, taken as a whole, Equipment and Inventory with a value in excess of $50,000 in the aggregate) to be in the possession or control of any warehouseman, bailee, agent or processor for a period of greater than thirty (30) consecutive days, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and, at the request of the Administrative Agent, shall have agreed in writing to hold such Equipment or Inventory subject to the Security Interest and the instructions of the Administrative Agent and to waive and release any Lien held by it with respect to such Equipment or Inventory, whether arising by operation of law or otherwise.

Section 3.3 Receivables

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that no Receivable included in the Collateral owned or held by it or on its behalf is evidenced by an Instrument or Chattel Paper that has not been delivered to the Administrative Agent.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that:

(i) It shall mark conspicuously, in form and manner reasonably satisfactory to the Administrative Agent, all Chattel Paper, Instruments and other evidence of any Receivables included in the Collateral owned or held by it or on its behalf (other than any delivered to the Administrative Agent as provided herein), as well as the related Receivables Records, with an appropriate reference to the fact that the Administrative Agent has a security interest therein.

(ii) It will not, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any such Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Supporting Obligation or Collateral Support relating thereto, or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, releases, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices or in accordance with such practices reasonably believed by such Grantor to be prudent.

(iii) Except as otherwise provided in this Section, it shall continue to collect all amounts due or to become due to it under all such Receivables and any Supporting Obligations or Collateral Support relating thereto, and diligently exercise each material right it

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may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Administrative Agent may reasonably deem necessary. Notwithstanding the foregoing, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Grantor to notify, any Account Debtor with respect to any such Receivable, Supporting Obligation or Collateral Support of the Administrative Agent’s security interest therein, and in addition, at any time during the continuation of an Event of Default, the Administrative Agent may: (A) direct such Account Debtor to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and (B) enforce, at the cost and expense of such Grantor, collection thereof and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor would be able to have done. If the Administrative Agent notifies such Grantor that it has elected to collect any such Receivable, Supporting Obligation or Collateral Support in accordance with the preceding sentence, any payments thereof received by such Grantor shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary indorsement), and such Grantor shall not grant any extension of the time of payment thereof, compromise, compound or settle the same for less than the full amount thereof, release the same, wholly or partly, or allow any credit or discount whatsoever thereon.

(iv) It shall use its best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

(v) During the continuance of a Default, at the request of the Administrative Agent, it shall direct each Account Debtor to make payment on each Receivable to a Blocked Account or the Concentration Account.

Section 3.4 Investment-Related Property

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that:

(i) Schedule 3.4 sets forth, as of the Applicable Date, (i) all of the Investment-Related Property included in the Collateral owned or rights therein held by or on behalf of such Grantor and (ii) each Securities Account maintained by or on behalf of such Grantor.

(ii) All Pledged Equity Interests (A) consisting of Equity Interests in Subsidiaries included in the Collateral owned or held by it or on its behalf have been duly authorized and validly issued and are fully paid and non-assessable and (B) not described in clause (A) above have, to the knowledge of such Grantor, been duly authorized and validly issued and are fully paid and non-assessable. Each Grantor is the direct owner, beneficially and

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of record of all Pledged Equity Interests pledged by it, free and clear of all Liens (other than Liens expressly permitted by the Loan Documents).

(iii) All Pledged Debt (A) issued by a Subsidiary included in the Collateral owned or held by it or on its behalf has been duly authorized, issued and delivered and, where necessary, authenticated, and (B) not described in clause (A) above has, to the knowledge of such Grantor, been duly authorized, issued and delivered and, where necessary, authenticated. To the knowledge of each Grantor, all Pledged Debt pledged by such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally.

(iv) Except as set forth on Schedule 3.4(a)(iv), other than the Pledged Equity Interests that constitute General Intangibles, there is no Investment-Related Property other than that (x) represented by certificated securities or Instruments in the possession of the Administrative Agent and (y) held in a Securities Account that is a Blocked Account.

(v) Except as set forth on Schedule 3.4(a)(v), no Person other than the Administrative Agent has “control” (within the meaning of Article 8 of the UCC) over any Investment-Related Property of such Grantor.

(b) Registration in Nominee Name; Denominations. Each Grantor hereby agrees that (i) without limiting Section 6.4, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold, where applicable, Investment-Related Property included in the Collateral owned or held by it or on its behalf in the Administrative Agent’s own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned, where applicable, in blank or in favor of the Administrative Agent, (ii) at the Administrative Agent’s request, such Grantor will promptly give to the Administrative Agent copies of any material notices or other written communications received by it with respect to any Investment-Related Property included in the Collateral owned or held by it or on its behalf registered in its name and (iii) the Administrative Agent shall at all times have the right to exchange any certificates, instruments or other documents representing or evidencing any Investment-Related Property included in the Collateral owned or held by or on behalf of such Grantor for certificates, instruments or other documents of smaller or larger denominations for any purpose consistent with this Security Agreement.

(c) Voting and Distributions.

(i) Unless and until an Event of Default shall have occurred and be continuing:

(A) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Investment-Related Property included in the Collateral owned or held by it or on its behalf, or any part

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thereof, for any purpose consistent with the terms of this Security Agreement and the other Loan Documents; provided, however, that such Grantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Investment-Related Property or the rights and remedies of any of the Secured Parties under this Security Agreement or any other Loan Document or the ability of any of the Secured Parties to exercise the same.

(B) The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A) and to receive the cash payments it is entitled to receive pursuant to subsection (c)(i)(C).

(C) Each Grantor shall be entitled to receive, retain and use any and all cash dividends, interest and principal paid on the Investment-Related Property included in the Collateral owned or held by it or on its behalf to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and not otherwise paid in a manner that violates the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All non-cash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Investment-Related Property included in the Collateral owned or held by it or on its behalf, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in any issuer or received in exchange for any Investment-Related Property, or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by such Grantor, shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

(ii) Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default:

(A) All rights of each Grantor to dividends, interest or principal that it is authorized to receive pursuant to subsection (c)(i)(C) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal, as applicable. All dividends, interest and principal received by or on behalf of any Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the

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same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this subsection (c)(ii)(A) shall be retained by the Administrative Agent in an account to be established in the name of the Administrative Agent, for the ratable benefit of the Secured Parties, upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.2. Subject to the provisions of this subsection (c)(ii)(A), such account shall at all times be under the sole dominion and control of the Administrative Agent, and the Administrative Agent shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto as set forth in the Loan Documents. After all Events of Default have been cured or waived, the Administrative Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the applicable Grantor all cash dividends, interest and principal (without interest) that such Grantor would otherwise be permitted to retain pursuant to the terms of subsection (c)(i)(C) and which remain in such account.

(B) All rights of each Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subsection (c)(i)(A), and the obligations of the Administrative Agent under subsection (c)(i)(B), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit such Grantor to exercise such rights. After all Events of Default have been cured or waived, the applicable Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of subsection (c)(i)(A).

(d) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) Each Grantor hereby agrees that all certificates or instruments representing or evidencing Investment-Related Property acquired by such Grantor after the Applicable Date shall be delivered to the Administrative Agent at the time required by the Credit Agreement. All certificated Investment-Related Property shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent.

(ii) Each Grantor agrees that it will not establish or maintain, or permit any other Grantor to establish or maintain, any Securities Account or commodities account that is not a Blocked Account.

(iii) Each Grantor hereby agrees that if any Investment-Related Property (other than Investment-Related Property held in a Securities Account) is at any time not evidenced by certificates of ownership, then it shall (A) cause the issuer thereof to execute and deliver to the Administrative Agent an Issuer’s Acknowledgment of the pledge, (B) if necessary

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to perfect a security interest in such Investment-Related Property, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Investment-Related Property under the terms hereof and (C) after the occurrence and during the continuance of any Event of Default, upon request by the Administrative Agent, (1) cause the Organizational Documents of each such issuer that is a Subsidiary of the Borrower to be amended to provide that such Investment-Related Property shall be treated as “securities” for purposes of the UCC and (2) cause such Investment-Related Property to become certificated and delivered to the Administrative Agent in accordance with the provisions of clause (i) above.

(iv) In the event (A) any Grantor or any Approved Securities Intermediary shall, after the date hereof, terminate an agreement with respect to the maintenance of a Blocked Account for any reason, (B) the Administrative Agent shall demand the termination of an agreement with respect to the maintenance of a Blocked Account as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Securities Account Control Agreement, or (C) the Administrative Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary has materially deteriorated, such Grantor agrees to promptly transfer the assets held in such Blocked Account to another Blocked Account acceptable to the Administrative Agent.

Section 3.5 Letter-of-Credit Rights. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that Schedule 3.5 sets forth, as of the Applicable Date, each letter of credit giving rise to a Letter of Credit Right included in the Collateral owned or held by or on behalf of such Grantor.

Section 3.6 Intellectual Property Collateral

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that Schedule 3.6 sets forth, as of the Applicable Date, a list of all of the (i) Trademarks, Patents and Copyrights, in each case included in the Collateral owned by or on behalf of such Grantor and with respect to which a registration, recording or pending application has been made in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or any similar offices in the United States of America or any other country, and (ii) Trademark Licenses, Patent Licenses, Copyright Licenses and Trade Secret Licenses, in each case included in the Collateral owned or held by or on behalf of such Grantor.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) It will not, nor will it permit any of its licensees (or sublicensees) to, knowingly do any act, or omit to do any act, whereby any material Patent included in the Collateral and that is related to the conduct of its business may become invalidated or dedicated to the public, and it shall continue to mark any products covered by a Patent with the relevant

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patent number as necessary to establish and preserve its maximum rights under applicable patent laws.

(ii) It will (either directly or through its licensees or its sublicensees), for each material Trademark included in the Collateral that is related to the conduct of its business, (A) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (B) maintain the quality of products and services offered under any such Trademark, (C) display such Trademark with notice of Federal or other analogous registration to the extent necessary to establish and preserve its rights under applicable law, and (D) not knowingly use or knowingly permit any of its licensees or sublicensees to use such Trademark in violation of any third party’s valid and legal rights.

(iii) It will (either directly or through its licensees or its sublicensees), for each work covered by a Copyright included in the Collateral that is related to the conduct of its business, continue to publish, reproduce, display, adopt and distribute the material work with appropriate copyright notice as necessary to establish and preserve its maximum rights under applicable copyright laws.

(iv) It will promptly notify the Administrative Agent in writing if it knows that any Intellectual Property included in the Collateral material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office, or any similar offices or tribunals in the United States of America or any other country) regarding such Grantor’s ownership of any such Intellectual Property, its right to register the same, or to keep and maintain the same.

(v) In no event shall it, either directly or through any agent, employee, licensee or designee, file an application for any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar offices in the United States of America or any other country, unless it promptly notifies the Administrative Agent in writing thereof and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property, and such Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(vi) It will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar offices or tribunals in the United States of America or any other country, to maintain and pursue each material application relating to the Intellectual Property included in the Collateral owned or held by it or on its behalf (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registered Trademark and Copyright included in the Collateral that is material to the conduct of its business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of

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maintenance fees, and, if consistent, in good faith, with reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties. In the event that it has reason to believe that any Intellectual Property included in the Collateral material to the conduct of its business has been or is about to be infringed, misappropriated or diluted by a third party, it promptly shall notify the Administrative Agent in writing and shall, if consistent, in good faith, with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions consistent with reasonable business practices under the circumstances to protect such Intellectual Property.

(vii) During the continuance of an Event of Default, it shall use its best efforts to obtain all requisite consents or approvals by the licensor of each License included in the Collateral owned or held by it or on its behalf to effect the assignment (as collateral security) of all of its right, title and interest thereunder to the Administrative Agent or its designee.

(viii) It shall take reasonable steps necessary to protect the secrecy of all Trade Secrets used in the conduct of its business, including restricting access to such Trade Secrets.

(ix) It shall continue to collect all amounts due or to become due to such Grantor under all material Intellectual Property included in the Collateral owned or held by it or on its behalf, and diligently exercise each material right it may have thereunder, in each case at its own cost and expense, and in connection with such collections and exercise, it shall, upon the occurrence and during the continuance of an Event of Default, take such action as it or the Administrative Agent may reasonably deem necessary. Notwithstanding the foregoing, the Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to notify, or require such Grantor to notify, any relevant obligors with respect to such amounts of the Administrative Agent’s security interest therein.

Section 3.7 Commercial Tort Claims

(a) Representations and Warranties. Each of the Grantors, jointly with the other Grantors and severally, represents and warrants to the Administrative Agent and the other Secured Parties that Schedule 3.7 sets forth, as of the Applicable Date, all Material Commercial Tort Claims.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees that it shall provide the Administrative Agent with prompt written notice of each Material Commercial Tort Claim, and any judgment, settlement or other disposition thereof and will take such action as the Administrative Agent may request to grant and perfect a security interest therein in favor of the Administrative Agent and the other Secured Parties.

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Section 3.8 Deposit Accounts; Blocked Accounts

(a) Representations and Warranties. The only Deposit Accounts maintained by any Grantor on the Applicable Date are those listed on Schedule 3.8 which sets forth such information separately for each Grantor.

(b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows:

(i) Each Grantor shall cause all cash and all Proceeds received by such Grantor to be deposited in, or swept into, a Blocked Account or, at the direction of the Administrative Agent, the Concentration Account on a daily basis, except that cash to make Permitted Investments may be deposited in a Blocked Account; provided that after giving effect to such deposit and/or cash sweep, (1) the amount of such cash and Proceeds on deposit in any account other than the Concentration Account or a Blocked Account shall not exceed $25,000 (exclusive of the amounts in accounts for unpaid payroll, payroll taxes and withholding taxes), and (2) the aggregate amount of such cash and Proceeds on deposit in all accounts other than the Concentration Account or a Blocked Account shall not exceed $100,000 (exclusive of the amounts in accounts for unpaid payroll, payroll taxes and withholding taxes), and (B) not establish or maintain, or permit any other Grantor to establish or maintain, any account with any financial or other institution in which Proceeds are deposited other than the Concentration Account or a Blocked Account; provided that amounts in all such accounts are deposited in, or swept into, the Concentration Account or a Blocked Account as set forth in clause (A); provided, further, that the amount in the accounts so indicated on Schedule 3.8 which are for unpaid payroll, payroll taxes and withholding taxes are not required to be swept on a daily basis. So long as no Event of Default has occurred and is continuing, a Grantor may transfer funds from the Blocked Account to any existing disbursement or Deposit Accounts of such Grantor.

(ii) In the event (A) any Grantor or any Blocked Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Blocked Account for any reason, (B) the Administrative Agent shall demand the termination of an agreement with respect to the maintenance of a Blocked Account as a result of the failure of a Blocked Account Bank to comply with the terms of the applicable Deposit Account Control Agreement, or (C) the Administrative Agent determines in its sole discretion that the financial condition of a Blocked Account Bank has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Blocked Account to make all future payments to another Blocked Account.

ARTICLE 4.

FURTHER ASSURANCES; FILING AUTHORIZATION

Section 4.1 Further Assurances. Each Grantor hereby covenants and agrees, at its own cost and expense, to execute, acknowledge, deliver and/or cause to be duly filed all such further agreements, instruments and other documents (including favorable legal opinions in connection with any Transaction if reasonably required by the Administrative Agent), and take all such

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further actions, that the Administrative Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Security Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

Section 4.2 Filings

(a) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, and (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, including the filing of a financing statement describing the Collateral as “all assets now owned or hereafter acquired by the Grantor or in which Grantor otherwise has rights” or any similar phrase. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon the reasonable request by the Administrative Agent.

(b) Each Grantor hereby further authorizes the Administrative Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), including this Security Agreement or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor, and naming such Grantor, as debtor, and the Administrative Agent, as secured party.

ARTICLE 5.

REMEDIES UPON DEFAULT

Section 5.1 Remedies Generally

(a) General Rights. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral owned or held by it or on its behalf to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (i) with respect to any Collateral consisting of Intellectual Property or Commercial Tort Claims, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any such Collateral by the applicable Grantors to the Administrative Agent, or, in the case of Intellectual Property, to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine, unless any of the Grantor’s obligations set forth in this clause (a) would violate any then-existing licensing

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arrangements to the extent that waivers cannot be obtained, (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral owned or held by it or on its behalf and without liability for trespass to enter any premises where such Collateral may be located for the purpose of taking possession of or removing such Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law, and (iii) appoint a receiver for all or any portion of the Collateral. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of any of the Collateral owned or held by or on behalf of such Grantor, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be irrevocably authorized at any such sale of such Collateral constituting securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the applicable Grantor, and such Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Sale of Collateral. The Administrative Agent shall give each Grantor ten days’ written notice (which such Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions)) of the Administrative Agent’s intention to make any sale of any of the Collateral owned or held by or on behalf of such Grantor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which such Collateral will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of any of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold

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again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of such Grantor (all said rights being also hereby waived and released to the extent permitted by law), any of the Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from such Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, (i) a written agreement to purchase any of the Collateral shall be treated as a sale thereof, (ii) the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and (iii) no Grantor shall be entitled to the return of any of the Collateral subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon any of the Collateral and to sell any of the Collateral pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Article shall be deemed to conform to the commercially reasonable standards as provided in Part 6 of Article 9 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions). Without limiting the generality of the foregoing, each Grantor agrees as follows: (A) if the proceeds of any sale of the Collateral owned or held by it or on its behalf pursuant to this Article are insufficient to pay all the Secured Obligations, it shall be liable for the resulting deficiency and the fees, charges and disbursements of any counsel employed by the Administrative Agent or any other Secured Party to collect such deficiency, (B) it hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any such Collateral may have been sold at any private sale pursuant to this Article was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree, (C) there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements in this Section may be specifically enforced, (D) the Administrative Agent may sell any such Collateral without giving any warranties as to such Collateral, and the Administrative Agent may specifically disclaim any warranties of title or the like, and (E) the Administrative Agent shall have no obligation to marshal any such Collateral.

(c) Authorizations. Notwithstanding anything to the contrary contained in any Loan Document or in any other agreement, instrument or document executed by any Grantor and delivered to the Administrative Agent, the Administrative Agent will not take any action pursuant to any Loan Document or any other document referred to above which would constitute or result in any assignment of any Authorization issued by any applicable Governmental Authority, or constitute or result in any change of control (whether de jure or de facto) of such Grantor or any of its subsidiaries if such assignment of any such Authorization or change of control would require, under then existing law, the prior approval from such applicable Governmental Authority, without first obtaining such prior approval of such other Governmental

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Authority. Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, such Grantor agrees to take any action which the Administrative Agent may reasonably request in order to obtain from any Governmental Authority such approval as may be necessary to enable the Administrative Agent to exercise and enjoy the full rights and benefits granted to the Administrative Agent by this Security Agreement and the other documents referred to above, including specifically, at the cost and expense of such Grantor, the use of best efforts to assist in obtaining approval or such Governmental Authority for any action or transaction contemplated by this Security Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with such Governmental Authority the assignor’s or transferor’s portion of any application or applications for consent to the assignment of Authorization or transfer of control necessary or appropriate under such Governmental Authority’s rules and regulations for approval of (i) any sale or other disposition of the Pledged Equity Interests or other Collateral by or on behalf of the Administrative Agent, or (ii) any assumption by the Administrative Agent of voting rights in the Pledged Equity Interests effected in accordance with the terms of this Security Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the statutes, regulations and published policies and decisions enforced by such Governmental Authorities pertaining to such foreclosure and related actions.

Section 5.2 Application of Proceeds of Collateral

(a) Except as expressly provided elsewhere in this Security Agreement and in Section 6.11 of the Credit Agreement, all proceeds received by the Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral as well as any Collateral consisting of cash shall be applied in full or in part by the Administrative Agent against, the Secured Obligations in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Security Agreement, any other Loan Document or any of the Secured Obligations, including all out of pocket court costs and the reasonable fees and expenses of its agents and legal counsel, all amounts for which the Administrative Agent is entitled to indemnification under the Credit Agreement (in its capacity as the Administrative Agent and not as a Lender), the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the extent of any excess of such proceeds, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution) with the amount allocable to the Credit Obligations to be applied to the Credit Obligations in the manner set forth in Section 8.3 of the Credit Agreement; and

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THIRD, to the extent of any excess of such proceeds to the applicable Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have sole and absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Security Agreement. Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.3 Investment-Related Property. In view of the position of each Grantor in relation to the Investment-Related Property, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Investment-Related Property permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Investment-Related Property, and might also limit the extent to which or the manner in which any subsequent transferee of any Investment-Related Property could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Investment-Related Property under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Investment-Related Property, limit the purchasers to those who will agree, among other things, to acquire such Investment-Related Property for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Investment-Related Property, or any part thereof, shall have been filed under the Federal Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Investment-Related Property at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells any such Investment-Related Property.

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Section 5.4 Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article, at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants, to the extent it has the right to grant, to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or held or hereafter acquired or held by or on behalf of such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon such Grantor notwithstanding any subsequent cure of an Event of Default. Any royalties and other payments received by the Administrative Agent shall be applied in accordance with Section 5.2.

ARTICLE 6.

CONCERNING THE ADMINISTRATIVE AGENT

Section 6.1 In General. The Administrative Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Security Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith except for gross negligence or willful misconduct. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Security Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Security Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was the Administrative Agent.

Section 6.2 Standard of Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured

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Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

Section 6.3 Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent and any officer or agent thereof, as its true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Security Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, and without limiting the generality of the foregoing, the Administrative Agent shall have the right, with power of substitution for such Grantor and in such Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default and at such other time or times permitted by the Loan Documents, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral owned or held by it or on its behalf or any part thereof; (ii) to demand, collect, receive payment of, give receipt for, and give discharges and releases of, any of such Collateral; (iii) to sign the name of such Grantor on any invoice or bill of lading relating to any of such Collateral; (iv) to send verifications of Receivables included in the Collateral owned or held by it or on its behalf to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral owned or held by it or on its behalf or to enforce any rights in respect of any of such Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of such Collateral; (vii) to notify, or to require such Grantor to notify, Account Debtors and other obligors to make payment directly to the Administrative Agent, (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral, and (ix) to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Administrative Agent were the absolute owner of such Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Administrative Agent or any other Secured Party with respect to any of the Collateral shall give rise to any defense, counterclaim or offset in favor of such Grantor or to any claim or action against the Administrative Agent or any other Secured Party. In furtherance of the powers granted in this Section 6.3, each Grantor shall execute and deliver to the Administrative Agent a Special Power of Attorney in the form of Exhibit C hereto. The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under the other Loan Documents with respect to any of the Collateral or impose any obligation on the Administrative Agent or any other Secured Party to proceed in any particular manner with respect to any of the Collateral, or

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in any way limit the exercise by the Administrative Agent or any other Secured Party of any other or further right that it may have on the date of this Security Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. Any sale pursuant to the provisions of this paragraph shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions).

Section 6.4 Reimbursement of Administrative Agent. Each Grantor agrees, jointly with the other Grantors and severally, to pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees, other charges and disbursements of counsel and of any experts or agents, that the Administrative Agent may incur in connection with (i) the administration of this Security Agreement relating to such Grantor or any of its property, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral owned or held by or on behalf of such Grantor, (iii) the exercise, enforcement or protection of any of the rights of the Administrative Agent hereunder relating to such Grantor or any of its property, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof. Without limitation of its indemnification obligations under the other Loan Documents, each of the Grantors agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (a) the execution or delivery by such Grantor of this Security Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, or the performance by such Grantor of its obligations under the Loan Documents and the other transactions contemplated thereby or (b) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Any amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Security Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Security Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section shall be payable within ten days of written demand therefor and shall bear interest at the rate specified in Section 3.1 of the Credit Agreement.

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ARTICLE 7.

WAIVERS; AMENDMENTS

No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances. Neither this Security Agreement nor any provision hereof may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except pursuant to an agreement or agreements in writing entered into by, between or among the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment, other modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

ARTICLE 8.

SECURITY INTEREST ABSOLUTE

All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (iii) except as otherwise expressly permitted under the Loan Documents or effected pursuant thereto, any exchange, release or non-perfection of any Lien on any other collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or in respect of this Security Agreement or any other Loan Document.

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ARTICLE 9.

TERMINATION; RELEASE

This Security Agreement and the Security Interest shall terminate when all Commitments have expired or otherwise terminated and all Credit Obligations have been finally and indefeasibly paid in full in cash and all Letters of Credit have expired and all LC Disbursements have been reimbursed in full in cash. Upon termination of this Security Agreement, the Collateral shall be released from the Lien of this Security Agreement. Upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to Section 10.2 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released. Upon any sale, transfer or other disposition of Collateral permitted by the Loan Documents (other than to a Loan Party), the Security Interest in such Collateral shall be automatically released (other than to the extent any such sale, transfer or other disposition of such Collateral would, immediately after giving effect thereto, result in the receipt by such Grantor of any other property (whether in the form of Proceeds or otherwise) that would, but for the release of the Security Interest therein pursuant to this clause, constitute Collateral, in which event the Lien created hereunder shall continue in such property). In addition, if any of the Pledged Equity Interests in any Subsidiary or subsidiary, as applicable, are sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Subsidiary or subsidiary, as applicable, would no longer be a Subsidiary or a subsidiary, as applicable, then the obligations of such Subsidiary or subsidiary, as applicable, under this Security Agreement and the Security Interest in the Collateral owned or rights in Collateral held by or on behalf of such Subsidiary or such subsidiary, as applicable, shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to the applicable Grantor, at such Grantor’s own cost and expense, all Uniform Commercial Code termination statements and similar documents that such Grantor may reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Article shall be without recourse to or warranty by the Administrative Agent or any other Secured Party.

ARTICLE 10.

ADDITIONAL GRANTORS

Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a Supplement, such Subsidiary or subsidiary, as applicable, shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein (each an “Additional Grantor”). The execution and delivery of any Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder and each other Loan Party and other party (other than a Credit Party) under the Loan Documents shall remain in full force and effect notwithstanding the addition of any Additional Grantor as a party to this Security Agreement.

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ARTICLE 11.

NOTICES

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to the Administrative Agent or the Borrower shall be given to it at its address for notices set forth in such Section, and all communications and notices hereunder to any Grantor shall be given to it at the address set forth for such Guarantor on Schedule I, with a copy to the Borrower.

ARTICLE 12.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of any Grantor that are contained in this Security Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Security Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Security Agreement or the other Loan Documents. This Security Agreement shall be construed as a separate agreement with respect to each of the Grantors and may be amended, supplemented, waived or otherwise modified or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

ARTICLE 13.

SURVIVAL OF AGREEMENT; SEVERABILITY

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of any Loan Document and the making of any Revolving Loan or issuance of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Security Agreement shall terminate. In the event any one or more of the provisions contained in this Security Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in

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any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

ARTICLE 14.

MISCELLANEOUS

Section 14.1 GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 14.2 Counterparts; Integration. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 12), and shall become effective as provided in Article 12. This Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Security Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.

Section 14.3 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

Section 14.4 Jurisdiction; Venue; Consent to Service of Process. Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Security Agreement or the other Loan Documents against any Grantor or any of its property in the courts of any jurisdiction. Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying

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of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or the other Loan Documents in any foregoing court referred to in this Article. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Article 11. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 14.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

ENGEMANN ASSET MANAGEMENT

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

EUCLID ADVISORS LLC

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Treasurer

KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC

By:
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

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PASADENA CAPITAL CORPORATION

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

RUTHERFORD FINANCIAL CORPORATION

By:
Name:	David Hanley
Title:	Vice President & Treasurer

SCM ADVISORS LLC

By:
Name:	Michael A. Angerthal
Title:	Senior Vice President & Chief Financial Officer

VIRTUS INVESTMENT ADVISERS, INC.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

VIRTUS PARTNERS, INC.

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President, Chief Financial Officer

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ZWEIG ADVISERS, LLC

By:
Name:	Michael A. Angerthal
Title:	Executive Vice President & Chief Financial Officer

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THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:
Name:	Richard G. Shaw
Title:	Vice President

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SCHEDULE I

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF SUBSIDIARY GUARANTORS AND ADDRESS FOR NOTICES

Subsidiary Guarantor	Address
Duff & Phelps Investment Management Co.	200 S. Wacker Drive, Suite 500 Chicago, IL 60606 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Engemann Asset Management	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Euclid Advisors LLC	900 Third Avenue New York, NY 10022 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Kayne Anderson Rudnick Investment Management, LLC	1800 Avenue of the Stars 2nd Floor Los Angeles, CA 90067 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Pasadena Capital Corporation	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

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Rutherford Financial Corporation	c/o Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

SCM Advisors LLC	909 Montgomery Street 5th Floor San Francisco, CA 94133 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Investment Advisers, Inc.	100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Virtus Partners, Inc.	100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

Zweig Advisers, LLC	900 Third Avenue New York, NY 10022 Attention: Chief Compliance Officer with a copy to: Virtus Investment Partners, Inc. 100 Pearl Street Hartford, CT 06103 Attn.: Legal Counsel

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SCHEDULE 3.1(a)(i)

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF CHIEF EXECUTIVE OFFICES, JURISDICTIONS OF ORGANIZATION,

FEDERAL EMPLOYER IDENTIFICATION NUMBERS AND COMPANY

ORGANIZATION NUMBERS

Name	Jurisdiction of Formation	Chief Executive Office	EIN	Co. Org. No.
Virtus Investment Partners, Inc.	Delaware	100 Pearl Street Hartford, CT 06103	26-3962811	4607257

Duff & Phelps Investment Management Co.	Illinois	200 S. Wacker Drive, Suite 500 Chicago, IL 60606	36-3027981	51781538

Engemann Asset Management	California	909 Montgomery Street, 5th Floor San Francisco, CA 94133	95-2755531	C0643640

Euclid Advisors LLC	New York	900 Third Ave. New York, NY 10022	13-3937581	None

Kayne Anderson Rudnick Investment Management, LLC	California	1800 Ave. of the Stars, 2nd Floor Los Angeles, CA 90067	95-4575414	199523710008

Pasadena Capital Corporation	California	909 Montgomery Street, 5th Floor San Francisco, CA 94133	95-4187880	C1625252

Rutherford Financial Corporation	Pennsylvania	None; Mail c/o Virtus Investment Partners 100 Pearl Street Hartford, CT 06103	23-2335627	856971

SCM Advisors LLC	California	909 Montgomery Street, 5th Floor San Francisco, CA 94133	94-3239114	199536510001

Virtus Investment Partners, Inc. Security Agreement

Virtus Investment Advisers, Inc.	Massachusetts	100 Pearl Street Hartford, CT 06103	04-2453743	042453743

Virtus Partners, Inc.	Delaware	100 Pearl Street Hartford, CT 06103	95-4191764	2174528

Zweig Advisers, LLC	Delaware	900 Third Ave. New York, NY 10022	13-4051439	3007878

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.1(a)(ii)

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF LEGAL AND OTHER NAMES

A.	Exact Legal Names of Grantors.

1.	Virtus Investment Partners, Inc.

2.	Duff & Phelps Investment Management Co.

3.	Engemann Asset Management

4.	Euclid Advisors LLC

5.	Kayne Anderson Rudnick Investment Management, LLC

6.	Pasadena Capital Corporation

7.	Rutherford Financial Corporation

8.	SCM Advisors LLC

9.	Virtus Investment Advisers, Inc.

10.	Virtus Partners, Inc.

11.	Zweig Advisers, LLC

B.	Other Names.

Grantor	Trade Name or other Name
Virtus Partners, Inc.	Virtus Investment Partners

Engemann Asset Management	Engemann Asset Management Co. (MN)

Virtus Investment Partners, Inc. Security Agreement

C.	Prior Names of Grantors.

1. Set forth below is the name of each Grantor that changed its legal name within the five (5) years immediately preceding the date hereof, together with a list of each legal name used by such Grantor during such five (5) years and the period of use thereof during such five (5) years:

Grantor	Former Name(s)	Period of Use
Virtus Investment Partners, Inc.	Virtus Holdings, Inc.	October 1, 2008 – November 13, 2008

SCM Advisors LLC	Seneca Capital Management LLC	July 17, 1997 – February 1, 2007

Virtus Investment Advisers, Inc.	Phoenix Investment Counsel, Inc.	March 1, 1982 – September 30, 2008

Virtus Partners, Inc.	Phoenix Investment Partners, Ltd.	May 7, 1998 – September 30, 2008

Virtus Partners, Inc.	Virtus Investment Partners, Inc.	October 1, 2008 – November 13, 2008

Zweig Advisers, LLC	Phoenix/Zweig Advisers LLC	May 1, 2000 – September 30, 2008

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.1(a)(iii)

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF SECURITY AGREEMENTS

Guarantee and Collateral Agreement, dated as of December 31, 2008, made by Virtus Investment Partners, Inc. and certain of its Subsidiaries in favor of Phoenix Life Insurance Company. This agreement will be terminated as a condition to closing and all security interests granted thereunder will be terminated.

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.1(a)(v)

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF LIENS ON COLLATERAL; LIST OF FINANCING STATEMENTS

All Collateral owned or rights in Collateral held by each Grantor or on its behalf is owned or held by it or on its behalf free and clear of any Lien, except for Liens expressly permitted by the Loan Documents, and those as set forth below. All liens in favor of Phoenix Life Insurance Company (“Phoenix”) and all related financing statements will be released and terminated as a condition to closing.

Grantor	Jurisdiction	Current Secured Party of Record	Filing Number	File Date	File Type	Collateral Description
Virtus Investment Partners, Inc.	DE-Secretary of State	Phoenix	90022894	01/05/2009	Original	All assets

Duff & Phelps Investment Management Co.	IL-Secretary of State	Phoenix	014259937	05/01/2009	Original	All assets

Engemann Asset Management	CA-Secretary of State	Phoenix	097195304896	05/01/2009	Original	All assets

Euclid Advisors LLC	NY-Dept. of State	Phoenix	200905010248804	05/01/2009	Original	All assets

Kayne Anderson Rudnick Investment Management, LLC	CA-Secretary of State	Phoenix	097195304775	05/01/2009	Original	All assets

Pasadena Capital Corporation	CA-Secretary of State	Phoenix	097195305281	05/01/2009	Original	All assets

SCM Advisors LLC	CA-Secretary of State	Phoenix	097195305160	05/01/2009	Original	All assets

Seneca Capital Management LLC	CA-Secretary of State	Konica Minolta Business Solutions U.S.A., Inc.	057019859650	03/21/2005	Original	Equipment Lease covering identified equipment

	CA-Secretary of State	Toshiba Financial Services	067064659225	03/31/2006	Original	Equipment Lease covering identified equipment

Virtus Investment Advisers, Inc.	MA-Secretary of State	Phoenix	200972812920	05/01/2009	Original	All assets

Virtus Investment Partners, Inc. Security Agreement

Grantor	Jurisdiction	Current Secured Party of Record	Filing Number	File Date	File Type	Collateral Description
	MA-Secretary of State	Phoenix	200972884800	05/06/2009	Amendment	Name of Debtor corrected; spelling of Advisers corrected to “Advisers” from “Advisors”.

Virtus Partners, Inc.	DE-Secretary of State	Phoenix	90022936	01/05/2009	Original	All assets

Zweig Advisers, LLC	DE-Secretary of State	Phoenix	91375812	04/30/2009	Original	All assets

	DE-Secretary of State	Phoenix	91399101	05/04/2009	Amendment	Name of Debtor corrected; spelling of Advisers corrected to “Advisers” from “Advisors.”

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.1(a)(vii)

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF MATERIAL AUTHORIZATIONS

The following Grantors have federal investment adviser registrations that are material to the business of the Borrower and the Subsidiaries, taken as a whole:

1.	Duff & Phelps Investment Management Co.

2.	Engemann Asset Management

3.	Euclid Advisors LLC

4.	Kane Anderson Rudnick Investment Management, LLC

5.	SCM Advisors LLC

6.	Virtus Investment Advisers, Inc.

7.	Zweig Advisers, LLC

B.	The Grantors currently have the following foreign entity qualifications:

Company	Jurisdiction
Duff & Phelps Investment Management Co.	CT
Kayne Anderson Rudnick Investment Management, LLC	OH
Virtus Investment Advisers, Inc.	CA
Virtus Investment Advisers, Inc.	CT
Virtus Partners, Inc.	CT
Zweig Advisers, LLC	NY

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.1(a)(viii)

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF MATERIAL LICENSES

In the event that federal investment adviser registrations are excluded from the Collateral pursuant to Section 1.3(c) of this Security Agreement, the following federal investment adviser registrations are material to the business of the Borrower and the Subsidiaries, taken as a whole:

1.	Duff & Phelps Investment Management Co.

2.	Engemann Asset Management

3.	Euclid Advisors LLC

4.	Kane Anderson Rudnick Investment Management, LLC

5.	SCM Advisors LLC

6.	Virtus Investment Advisers, Inc.

7.	Zweig Advisers, LLC

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.2

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF LOCATIONS OF EQUIPMENT AND INVENTORY

Loan Party	Locations
Virtus Investment Partners, Inc.	100 Pearl Street Hartford, CT 06103

Duff & Phelps Investment Management Co.	200 S. Wacker Drive, Suite 500 Chicago, IL 60606

Engemann Asset Management	100 Pearl Street Hartford, CT 06103

Euclid Advisors LLC	900 Third Ave. New York, NY 10022

Kayne Anderson Rudnick Investment Management, LLC	1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067

Pasadena Capital Corporation	100 Pearl Street Hartford, CT 06103

Rutherford Financial Corporation	100 Pearl Street Hartford, CT 06103

SCM Advisors LLC	909 Montgomery Street, 5th Floor San Francisco, CA 94133

Virtus Investment Advisers, Inc.	100 Pearl Street Hartford, CT 06103

Virtus Partners, Inc.	100 Pearl Street Hartford, CT 06103

Zweig Advisers, LLC	900 Third Ave. New York, NY 10022

Virtus Investment Partners, Inc. Security Agreement

Set forth below is the name and address of each Person that has possession of any property of any Loan Party:

LOAN PARTY	OTHER PERSON[1]
VIRTUS INVESTMENT PARTNERS, INC.	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 1100 KENNEDY ROAD WINDSOR, CT 06095

DUFF & PHELPS INVESTMENT MANAGEMENT CO.	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 1301 S. ROCKWELL CHICAGO, IL 60608

ENGEMANN ASSET MANAGEMENT	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 23475 EICHLER STREET HAYWARD, CA 94545 DIGITAL SERVICES & SOFTWARE 120 TURNPIKE ROAD SOUTHBOROUGH, MA 01772

EUCLID ADVISORS LLC	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 1100 KENNEDY ROAD WINDSOR, CT 06095

[1]

All parties listed herein have possession solely of books and records, except that The Phoenix Companies, Inc. also has possession of stock certificates relating to shares of stock of certain Grantors that were pledged to Phoenix Life Insurance Company in connection with the Loan Agreement, dated as of December 31, 2008, by and between Phoenix Life Insurance Company and Virtus Investment Partners, Inc. Such pledge is being terminated as a condition to closing and such stock certificates will be delivered to the Administrative Agent at closing with related undated stock powers.

Virtus Investment Partners, Inc. Security Agreement

LOAN PARTY	OTHER PERSON[1]
KAYNE ANDERSON RUDNICK INVESTMENT MANAGEMENT, LLC	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 23475 EICHLER STREET HAYWARD, CA 94545 THE DATALOCK COMPANY 4881 145TH STREET HAWTHORNE, CA 90250

PASADENA CAPITAL CORPORATION	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 23475 EICHLER STREET HAYWARD, CA 94545 DIGITAL SERVICES & SOFTWARE 120 TURNPIKE ROAD SOUTHBOROUGH, MA 01772

RUTHERFORD FINANCIAL CORPORATION	N/A

SCM ADVISORS LLC	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 23475 EICHLER STREET HAYWARD, CA 94545 DIGITAL SERVICES & SOFTWARE 120 TURNPIKE ROAD SOUTHBOROUGH, MA 01772

Virtus Investment Partners, Inc. Security Agreement

LOAN PARTY	OTHER PERSON[1]
VIRTUS INVESTMENT ADVISERS, INC.	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 1100 KENNEDY ROAD WINDSOR, CT 06095

VIRTUS PARTNERS, INC.	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 1100 KENNEDY ROAD WINDSOR, CT 06095

ZWEIG ADVISERS, LLC	THE PHOENIX COMPANIES, INC. ONE AMERICAN ROW HARTFORD, CT 06103 IRON MOUNTAIN 1100 KENNEDY ROAD WINDSOR, CT 06095

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.4

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF INVESTMENT-RELATED PROPERTY

1. Issued and Outstanding Stock, Partnership Interests, Limited Liability Company Membership Interests or Other Equity Interests of Each Grantor and Record and Beneficial Owners Thereof:

Issuer	Certificate No. (if Applicable)	Registered Owner	No. and Class of Shares	% of Outstanding Equity Interests of Class
DPCM Holdings, Inc.	5	Virtus Partners, Inc.	1,000 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Duff & Phelps Investment Management Co.	5	Virtus Partners, Inc.	900 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Engemann Asset Management	101	Pasadena Capital Corporation	60 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Euclid Advisors LLC	N/A	Zweig Advisers, LLC	100% membership interest	100% membership interest

Kayne Anderson Rudnick Investment Management, LLC	N/A	Virtus Partners, Inc.	100% membership interest	100% membership interest

Pasadena Capital Corporation	1001	Virtus Partners, Inc.	100 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Rutherford Financial Corporation	V-41	Virtus Partners, Inc.	338,458 shares of voting common stock	100% of issued and outstanding stock

SCM Advisors LLC	N/A	Virtus Partners, Inc.	100% membership interest	100% membership interest

Virtus Alternative Investment Advisers, Inc.	2	Virtus Partners, Inc.	100 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

Virtus Investment Partners, Inc. Security Agreement

Virtus Partners, Inc.	5	Virtus Investment Partners, Inc.	1,000 shares of Common Stock	100% of issued and outstanding stock (one class – common stock)

VP Distributors, Inc.	8	Virtus Partners, Inc.	5,000 shares of Common stock	100% of issued and outstanding stock (one class – common stock)

Zweig Advisers, LLC	N/A	Virtus Partners, Inc.	100% membership interest	100% membership interest

2. Excluded Investments:

(a) The issuer of the following assets has appointed American Stock Transfer & Trust Company (“AST”) as the registrar and/or transfer agent for its securities and AST, as agent of such issuer, lists the indicated Loan Party as the owner of such securities:

Issuer	Registered Owner	Certificated?	No. of Shares
DTF Tax-Free Income Inc.	Virtus Partners, Inc.[2]	8,000 Certificated 13,838.82 Uncertificated	21,838.82

(b) The issuer of the following assets has appointed The Bank of New York Mellon (“BNYM”) as the registrar and/or transfer agent for its securities and BNYM, as agent of such issuer, lists the indicated Loan Party as the owner of such securities:

Issuer	Registered Owner	Certificated?	No. of Shares
Duff & Phelps Utility and Corporate Bond Trust	Virtus Partners, Inc.[2]	8,000 Certificated 21,678.4604 Uncertificated	29,678.4604

DNP Select Income Fund	Virtus Partners, Inc. [2]	12,000 Certificated 105,264.2524 Uncertificated	117,264.2524

[2]

Successor to Duff & Phelps Corporation as outlined in the long-form good standing certificate dated August 5, 2009, issued by the Secretary of State and delivered to the Administrative Agent pursuant to Section 5.1(d) of the Credit Agreement.

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.4(a)(iv)

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF UNCERTIFICATED PLEDGED EQUITY INTERESTS NOT SUBJECT TO

BLOCKED ACCOUNTS

None

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.4(a)(v)

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF PERSONS WITH CONTROL OVER INVESTMENT-RELATED PROPERTY

The following Investment-Related Property is currently held by Phoenix Life Insurance Company as collateral to secure the obligations of the Grantors under that certain Loan Agreement, dated as of December 31, 2008, by and between Phoenix Life Insurance Company and Virtus Investment Partners, Inc. and that certain Guarantee and Collateral Agreement, dated as of December 31, 2008, by and between Phoenix Life Insurance Company and Virtus Investment Partners, Inc. The security interest of Phoenix Life Insurance Company is being released as a condition to closing and the certificates will be pledged to The Bank of New York Mellon, as Administrative Agent, as a condition precedent to the closing.

1.	Stock Certificate No. 5 registered in the name of Virtus Partners, Inc. representing 1,000 shares of Common Stock, no par value, of DPCM Holdings, Inc.

2.	Stock Certificate No. 5 registered in the name of Virtus Partners, Inc. representing 900 shares of Common Stock, par value $100.00 per share, of Duff & Phelps Investment Management Co.

3.	Stock Certificate No. 101 registered in the name of Pasadena Capital Corporation representing 60 shares of Common Stock, par value $100.00 per share, of Engemann Asset Management

4.	Stock Certificate No. 1001 registered in the name of Virtus Partners, Inc. representing 100 shares of Common Stock, no par value, of Pasadena Capital Corporation

5.	Stock Certificate No. 5 registered in the name of Virtus Investment Partners, Inc. representing 1,000 shares of Common Stock, par value $0.01 per share, of Virtus Partners, Inc.

6.	Stock Certificate No. 2 registered in the name of Virtus Partners, Inc. representing 100 shares of Common Stock, no par value, of Virtus Alternative Investment Advisers, Inc.

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.5

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF LETTERS OF CREDIT

None

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.6

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF INTELLECTUAL PROPERTY

Patents

None.

Patent Licenses

None.

Trademarks

Grantor	Mark	Reg. No.	Reg. Date	Serial No.	Filing Date	Status
Virtus Partners, Inc.	OAKHURST	Not Available	Not Available	77505130	June 23, 2008	Non-final action mailed – Request for more info. and/or making initial refusal – no final determination made

Virtus Partners, Inc.	KNOW MORE. GUIDE RESPONSIBLY. INVEST WISELY.	2857446	June 29, 2008	76489221	February 11, 2003	Registered

Virtus Partners, Inc.	INVESTORS BEHAVING BADLY	2687213	February 11, 2003	76192107	January 10, 2001	Registered

Virtus Partners, Inc.	COMMITTED TO INVESTOR SUCCESS	3061436	February 28, 2006	76159809	November 6, 2000	Registered

Virtus Partners, Inc.	GOODWIN	2384711	September 12, 2000	75564417	October 5, 1998	Section 8 and 15 affidavits accepted and acknowledged

Virtus Partners, Inc.	DUFF & PHELPS INVESTMENT MANAGEMENT CO.	1579407	January 23, 1990	73790727	April 3, 1989	Renewed

Virtus Investment Partners, Inc. Security Agreement

Virtus Partners, Inc.	DUFF & PHELPS CREDIT RATING CO.	1575504	January 2, 1990	73790725	April 3, 1989	Renewed

Engemann Asset Management	ENGEMANN	2984642	August 16, 2005	76572872	January 30, 2004	Registered

Kayne Anderson Rudnick Investment Management LLC	QUALITY AT A REASONABLE PRICE	2693264	March 4, 2003	76422448	June 19, 2002	Registered

SCM Advisors LLC	SCM	2370812	July 25, 2000	75732995	June 21, 1999	Section 8 and 15 affidavits accepted & acknowledged
SCM Advisors LLC	SCM	2397440	October 24, 2000	75732994	June 21, 1999	Registered

Trademark Licenses

1.	The Loan Parties do not have exclusive use of the name “Duff & Phelps.” Pursuant to that certain Name Use Agreement dated October 31, 1994, Duff & Phelps Credit Rating Co. was granted the right to use this name and related intellectual property.

2.	The Loan Parties do not have exclusive use of the name “SCM.” Pursuant to that certain Co-Existence Agreement dated January 31, 2007, SCM Advisors, LP was afforded certain rights regarding this name.

Copyrights

None.

Virtus Investment Partners, Inc. Security Agreement

Copyright Licenses

Licenser	Licensee	Date of License Agreement	Expiration Date of License	Copyrights Licensed
Stephen D. Gresham	Virtus Partners, Inc.	December 9, 2002, as amended and restated on November 20, 2006	Not Applicable	First Edition of the book
entitled “The Managed
Account Handbook:
How to Build Your
Financial Advisor
Practice Using
Separately Managed
Accounts” (Reg. No.
TX-5-665-156,
published October 16,
2002, registered
December 2, 2002)

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.7

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF MATERIAL COMMERCIAL TORT CLAIMS

None.

Virtus Investment Partners, Inc. Security Agreement

SCHEDULE 3.8

TO SECURITY AGREEMENT

Dated as of September 1, 2009

LIST OF DEPOSIT ACCOUNTS

Name of Account Holder	Name and Address of Depositary Institution	Account Number
Virtus Investment Partners, Inc.	The Bank of New York Mellon One Wall Street New York, New York 10286	8900726881

Duff & Phelps Investment Management Co.	Wachovia Bank 401 Linden St. Mail Code: NC6956 Attn: Marcia Allgood Winston Salem, NC 27101	2000028307767

Engemann Asset Management	Wachovia Bank 401 Linden St. Mail Code: NC6956 Attn: Marcia Allgood Winston Salem, NC 27101	2000028307796

Euclid Advisors LLC	Wachovia Bank 401 Linden St. Mail Code: NC6956 Attn: Marcia Allgood Winston Salem, NC 27101	2000028307783

Kayne Anderson Rudnick Investment Management, LLC	U.S. Bank National Association 633 W. 5th St, Fl. 25 Los Angeles, CA 90071	265701082793

Kayne Anderson Rudnick Investment Management, LLC	U.S. Bank National Association 633 W. 5th St, Fl. 25 Los Angeles, CA 90071	165706247815

Kayne Anderson Rudnick Investment Management, LLC	U.S. Bank National Association 633 W. 5th St, Fl. 25 Los Angeles, CA 90071	165706248037

SCM Advisors LLC	Wachovia Bank 401 Linden St. Mail Code: NC6956 Attn: Marcia Allgood Winston Salem, NC 27101	2000028307806

Virtus Investment Partners, Inc. Security Agreement

Virtus Investment Advisers, Inc.	Wachovia Bank 401 Linden St. Mail Code: NC6956 Attn: Marcia Allgood Winston Salem, NC 27101	2000028307709

Virtus Partners, Inc.	Wachovia Bank 401 Linden St. Mail Code: NC6956 Attn: Marcia Allgood Winston Salem, NC 27101	2000028307725

Virtus Partners, Inc.	Wachovia Bank 401 Linden St. Mail Code: NC6956 Attn: Marcia Allgood Winston Salem, NC 27101	2000041710137

Zweig Advisers, LLC	Wachovia Bank 401 Linden St. Mail Code: NC6956 Attn: Marcia Allgood Winston Salem, NC 27101	2000028307738

Virtus Investment Partners, Inc. Security Agreement

EXHIBIT A

TO SECURITY AGREEMENT

Dated as of September 1, 2009

FORM OF SUPPLEMENT

SUPPLEMENT NO.         , dated as of                     , to the Security Agreement, dated as of September 1, 2009, among VIRTUS INVESTMENT PARTNERS, INC., a Delaware corporation (the “Borrower”), the subsidiaries of the Borrower party thereto, and THE BANK OF NEW YORK MELLON, as Administrative Agent under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”).

Reference is made to the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders from time to time party thereto and The Bank of New York Mellon, as Administrative Agent thereunder (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms (and the term “subsidiary”) used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.

The Grantors have entered into the Security Agreement in order to induce the Credit Parties to enter into the Credit Agreement. Article 10 of the Security Agreement provides that additional Subsidiaries may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Revolving Loans and as consideration for Revolving Loans previously made.

Accordingly, the Administrative Agent and the New Grantor hereby agree as follows:

1. In accordance with Article 10 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant, subject to the terms and conditions of the Security Agreement, to the Administrative Agent (and its successors and assigns), for the benefit of the Secured Parties (and their successors and assigns), a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) owned or held by or on behalf of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that (i) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization,

Virtus Investment Partners, Inc. Security Agreement

moratorium or other similar laws affecting creditors’ rights generally, (ii) set forth on the Schedules attached hereto are true and complete schedules of all of the information that would have been required to have been delivered by or on behalf of the New Grantor pursuant to the Security Agreement and the Schedules thereto if the New Grantor had been originally named in the Security Agreement, and (iii) the representations and warranties made by it as a Grantor under the Security Agreement are true and correct on and as of the date hereof based upon the applicable information referred to in clause (ii) of this Section.

3. This Supplement may be executed in counterparts (and by each party hereto on a different counterpart), each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7. All communications and notices hereunder shall be in writing and given as provided in Article 12 of the Security Agreement.

8. The New Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

[Signature page follows]

Virtus Investment Partners, Inc. Security Agreement

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement No. __ to the Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Administrative Agent

By:
Name:
Title:

[ATTACH SCHEDULES CORRESPONDING TO THE

SCHEDULES TO THE SECURITY AGREEMENT]

Virtus Investment Partners, Inc. Security Agreement

EXHIBIT B

TO SECURITY AGREEMENT

Dated as of September     , 2009

FORM OF ISSUER’S ACKNOWLEDGMENT

The undersigned (the “Issuer”) hereby [acknowledges receipt of a copy of that certain Security Agreement dated as of September 1, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Virtus Investment Partners, Inc., the other Grantors party thereto and The Bank of New York Mellon, as Administrative Agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement).

The Issuer is the issuer of [describe Pledged Stock] owned of record by [name of grantor] (the “Grantor”), which Pledged Stock is an [uncertificated security], [uncertificated limited liability company interest] [uncertificated partnership interest]. The Issuer hereby (i) agrees, with respect to such Pledged Stock, that it will comply with any and all instructions originated by the Administrative Agent without further consent by the Grantor and that it will not comply with instructions with respect to such Pledged Stock originated by any other person other than a court of competent jurisdiction and (ii) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Pledged Collateral thereunder in the name of the Administrative Agent or its nominees or the exercise of voting rights by the Administrative Agent or its nominees.

[ ]

By:
Name:
Title:

Virtus Investment Partners, Inc. Security Agreement

EXHIBIT C

TO SECURITY AGREEMENT

Dated as of September     , 2009

FORM OF SPECIAL POWER OF ATTORNEY

Dated as of                     , 200

STATE OF ______________	)
)
COUNTY OF ___________	)

KNOW ALL PERSONS BY THESE PRESENTS, THAT [Name of Grantor] a ____________ _________ (the “Grantor”), pursuant to that certain Security Agreement, dated as of September 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantor, other entities party thereto from time to time and The Bank of New York Mellon, as Administrative Agent (in such capacity, the “Administrative Agent”) for the financial institutions (collectively, the “Lenders”) which are from time to time parties to that certain Credit Agreement, dated as of September 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Virtus Investment Partners, Inc., the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent, hereby appoints and constitutes the Administrative Agent its true and lawful attorney-in-fact, with full power of substitution, and with full power and authority to perform the following acts on behalf of the Grantor:

1. For the purpose of (a) assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to (i) any letters patent of the United States of America or any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country, (ii) any inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein, (iii) any reissues, continuations, divisions, continuations in part, renewals or extensions thereof and amendments thereto, and the inventions disclosed or claimed therein, and (iv) any income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto (items (i) through and including (iv) being referred to herein as the “Patents”) and (b) for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

2. For the purpose of (a) assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to (i) any trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, uniform resource locations (URL’s), domain names, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications

Virtus Investment Partners, Inc. Security Agreement

filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in the United States of America or any other country, and reissues, continuations, extensions and renewals thereof and amendments thereto, (ii) goodwill associated therewith or symbolized by any of the foregoing, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto and (iv) all other assets, rights and interests that uniquely reflect or embody such goodwill (items (i) through and including (iv) being referred to herein as the “Trademarks”) and (b) for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

3. For the purpose of (a) assigning, selling, licensing or otherwise disposing of all right, title and interest of the Grantor in and to (i) any copyright rights in any work subject to the copyright laws of the United States of America or any other country, whether as author, assignee, transferee or otherwise, (ii) any registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or any similar offices in the United States of America or any other country, (iii) any rights and privileges arising under applicable law with respect to such the of such copyrights, (iv) reissues, renewals, continuations and extensions thereof and amendments thereto, and (v) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof (items (i) through and including (iv) being referred to herein as the “Copyrights”), and (b) for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

4. For the purpose of evidencing and perfecting the Administrative Agent’s interest in any Patent, Trademark or Copyright not previously assigned to the Administrative Agent as security, or in any Patent, Trademark or Copyright, which the Grantor may acquire from a third party, and for the purpose of the recording, registering and filing of, or accomplishing any other formality with respect to, the foregoing, to execute and deliver any and all agreements, documents, instruments of assignment or other papers necessary or advisable to effect such purpose.

5. To execute any and all documents, statements, certificates or other papers necessary or advisable in order to obtain the purposes described above as the Administrative Agent may in its sole discretion determine.

Virtus Investment Partners, Inc. Security Agreement

This power of attorney is made pursuant to the Security Agreement and takes effect solely for the purposes thereof and is subject to the terms and conditions thereof and may not be revoked until termination of the Security Agreement as provided therein.

[Name of Grantor]

By:
Name:
Title:

STATE OF NEW YORK )
)	ss:
COUNTY OF NEW YORK)

On this          day of             , 200    , before me personally appeared _____________ to me known who, being by me duly sworn, did depose and say that he is a [Title] of [Name of Grantor], the [corporation/limited liability company] described herein and which executed the foregoing instrument, and that he signed his name thereto pursuant to the authority granted by such corporation.

Notary Public

Virtus Investment Partners, Inc. Security Agreement

EXHIBIT D

TO SECURITY AGREEMENT

Dated as of September        , 2009

FORM OF LETTER AGREEMENT RELATING TO

HEDGING AGREEMENTS AND CASH MANAGEMENT AGREEMENTS

[Date]

The Bank of New York Mellon, as Administrative Agent

One Wall Street

New York, New York 10286

Attention: ______________________

Agency Function Administration

The Bank of New York, as Administrative Agent

One Wall Street

New York, New York 10286

Attention: Richard G. Shaw

Vice President

Reference is made to the Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and The Bank of New York Mellon as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the Guarantee Documents and the Security Documents (each as defined in the Credit Agreement). Capitalized terms used herein and not otherwise defined herein and the term “subsidiary” shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned is a Lender or an Affiliate of a Lender and is entering into [an Interest Rate Protection Agreement or Hedging Agreement designed to hedge risk in respect of currency fluctuations (the “Hedging Agreement”) with the Borrower and desires that such Hedging Agreement be a Secured Hedging Agreement as defined in the Security Agreement] [a Cash Management Agreement with [name of Loan Party] and desires that such Cash Management Agreement be a Secured Cash Management Agreement as defined in the Security Agreement]3. Accordingly, the undersigned hereby (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 10.3, 10.9 and 10.13 of the Credit Agreement and the provisions of the applicable Loan Documents, including, without limitation, the provisions of Article 9 of the Security Agreement.

[3]	Delete inapplicable provision.

Virtus Investment Partners, Inc. Security Agreement

Very truly yours,

[NAME OF COUNTERPARTY]

By:
Name:
Title:

Virtus Investment Partners, Inc. Security Agreement

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

I, ______________, do hereby certify that I am the __________ of Virtus Investment Partners. Inc. (the “Borrower”), and that, as such, I am duly authorized to execute and deliver this Compliance Certificate on the Borrower’s behalf pursuant to Section 6.1(c) of the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein which are not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

I hereby certify that:

1. To the best of my knowledge, all financial statements delivered herewith have been prepared in accordance with GAAP. There have been no changes in GAAP or in the application thereof since the date of the audited financial statements referred to in Section 4.4(a) of the Credit Agreement[, except as follows:]1.

2. There exists no violation of any covenant or agreement contained in any Loan Document, and no condition or event has occurred which would constitute a Default [, except as follows] 2.

3. Attached are true and correct calculations demonstrating compliance with Section 7.8 and Section 7.12 of the Credit Agreement.

4. Attached are true and correct calculations demonstrating the utilization and remaining availability of each basket contained in Sections 7.1, 7.2 and 7.4 of the Credit Agreement.

5. Attached is a list of all of the Subsidiaries of the Borrower and a list of all of the Subsidiary Guarantors as of the date hereof, and each Person required to execute and deliver the Guarantee Documents or the Security Documents pursuant to the Credit Agreement or any other Loan Document has heretofore done so[, except as follows:]3.

[1]	Specify each such change and the effect thereof on the financial statements accompanying this Compliance Certificate.
[2]	Specify all such violations, conditions and events, the nature and status thereof and any action taken or proposed to be taken with respect thereto.
[3]	Identify each Subsidiary which has not heretofore executed the Security Documents and specify the date of the creation or acquisition thereof.

Virtus Investment Partners, Inc. Compliance Certificate

6. There has been no change to the information disclosed in the Schedules to the Security Agreement or the Pledge Agreement, as most recently supplemented [or as previously certified][, except as follows:]4.

7. All agreements, instruments, and other documents have been executed and delivered, and all further action (including the filing and recording of financing statements and other documents) has been taken, that may be necessary to cause the Collateral to become subject to a perfected Lien of the Administrative Agent under the applicable Loan Documents, with the priority required thereby.

8. There has been no change to the jurisdiction of organization or legal name of any Loan Party since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement [, except as follows:]5 .

IN WITNESS WHEREOF, I have executed this Compliance Certificate on this          day of                     , 200    .

By:
Name:
Title:

[4]	Specify each such change.
[5]	Specify each such change.

Virtus Investment Partners, Inc. Compliance Certificate

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT H

FORM OF NOTICE OF CONVERSION OR CONTINUATION

[Date]

The Bank of New York Mellon, as Administrative Agent

One Wall Street

New York, New York 10286

Attention: Sandra M. Scaglione

Assistant Vice President

The Bank of New York Mellon, as Administrative Agent

One Wall Street

New York, New York 10286

Attention: Richard G. Shaw

Vice President

Reference is made to the Credit Agreement, dated as of September 1, 2009, by and among Virtus Investment Partners, Inc. (the “Borrower”), the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

1. Pursuant to Section 3.2 of the Credit Agreement, the Borrower hereby gives notice of its intention to convert or continue Borrowings, as set forth below1:

(a) on [Date], to convert $             in principal amount of now outstanding Eurodollar Borrowings comprising Revolving Loans having an Interest Period that expires on [Date] to ABR Borrowings.

(b) on [Date], to continue $             in principal amount of now outstanding Eurodollar Borrowings comprising Revolving Loans having an Interest Period that expires on [Date] as new Eurodollar Borrowings that have an Interest Period of __ month(s);

(c) on [Date], to convert $             in principal amount of now outstanding ABR Borrowings comprising Revolving Loans to Eurodollar Borrowings that have an Interest Period of __ month(s).

2. The Borrower hereby certifies that, on the date hereof and on the effective date of any conversion or continuation set forth above (after giving effect to the conversion or continuation requested hereby), there exists and there shall exist no Event of Default.

[1]	Delete inapplicable paragraphs

Virtus Investment Partners, Inc. Notice of Conversion or Continuation

IN WITNESS WHEREOF, the Borrower has caused this Notice of Conversion or Continuation to be executed as of the date and year first written above.

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:
Title:

Virtus Investment Partners, Inc. Notice of Conversion or Continuation

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT I

FORM OF OFFICERS’ CLOSING CERTIFICATE1

This Officers’ Closing Certificate (this “Certificate”) is being delivered pursuant to Section 5.1(d) of that certain Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc. (the “Borrower”), the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

Each of the undersigned, being the duly appointed and acting [President or Vice President] and the duly appointed and acting [Secretary or Assistant Secretary] of [Name of Company], a [Jurisdiction] [Type of Entity] (the “Company”), hereby certifies that he has been duly appointed and has the authority to execute and deliver this Certificate to the Administrative Agent and hereby certifies on behalf of the Company as follows:

1. Annexed hereto as Exhibit A is a true, complete and correct copy of a long form [Certificate of Incorporation] [Certificate of Formation] of the Company certified by the Secretary of State of the State of [            ], including, without limitation, all amendments thereto through the date hereof.

2. Annexed hereto as Exhibit B is a true, complete and correct copy of the [By-laws] [Operating Agreement] of the Company, including, without limitation, all amendments thereto through the date hereof.

3. Annexed hereto as Exhibit C is a true, complete and correct copy of all resolutions of the [Board of Directors] [Managers] [Members] of the Company, adopted [at a meeting duly called at which a quorum was present and voting throughout] [by unanimous written consent], authorizing the execution, delivery and performance of the Loan Documents to which it is a party and the transactions contemplated thereby, all of which resolutions are in full force and effect on the date hereof. There are no other resolutions adopted by the Company related to the Loan Document or the transactions contemplated thereby.

4. The following persons are duly elected or appointed, as the case may be, and qualified officers of the Company holding the offices indicated opposite their respective names, and the signatures appearing opposite their respective names and offices are the genuine signatures of such persons:

[1]	Delete Inapplicable items.

Virtus Investment Partners, Inc. Officers’ Closing Certificate

Name	Title	Signature

5. Attached hereto as Exhibit D are certificates of good standing issued by the Secretaries of State of the State of the jurisdiction of the Company’s [incorporation] [formation] and each other jurisdiction in which the Company is qualified to do business.

6. All consents, licenses and approvals required in connection with the execution, delivery, and performance by the Company and the validity against the Company of the Loan Documents to which it is a party have been obtained and are in full force and effect as of the date hereof. Attached hereto as Exhibit E are true and complete copies of all such required consents, licenses, and approvals.

7. Attached hereto as Exhibit F are reasonably detailed calculations demonstrating compliance with Section 4.14 of the Credit Agreement.

8. All of the conditions set forth in paragraphs (a) and (b) of Section 5.2 of the Credit Agreement have been complied with by the Borrower and, immediately after giving effect to the Transactions occurring on or prior to the Closing Date, neither the Borrower nor any of the Subsidiaries has outstanding any Disqualified Equity, , except for the 9.783 shares of Series B Voting Convertible Preferred Stock of the Borrower held by Harris Bankcorp, Inc., or any Indebtedness, other than as permitted under Section 7.1(a) of the Credit Agreement.2

9. Attached hereto as Exhibit G are (a) financial projections, including projected capital expenditures, covering the period through the Maturity Date, and (b) a business plan and model covering the period through the Maturity Date.

10. Immediately after giving effect to the Transactions occurring on or prior to the Closing Date (a) Consolidated Net Worth is not less than $65,000,000, (b) Consolidated AUM is not less than $15,000,000,000, (c) the Leverage Ratio is not greater than 2.25:1.00, and (d) the Interest Coverage Ratio is not less than 3.00:1.00. Attached hereto as Exhibit H are calculations in reasonable detail demonstrating the accuracy of the foregoing.

11. On [specify date(s) which must be on or after March 31, 2009], VPDI distributed to the Borrower, in cash, an aggregate amount not less than $6,000,000.

[2]	Items 8 through 12 are to be included in Borrower’s certificate only.

Virtus Investment Partners, Inc. Officers’ Closing Certificate

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand and the corporate seal of the Company this ___ day of September, 2009.

[President] [Vice President]

[Secretary] [Assistant Secretary]

Virtus Investment Partners, Inc. Officers’ Closing Certificate

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT J

FORM OF INTERCOMPANY NOTE

New York, New York

_____________, 200_

FOR VALUE RECEIVED, the undersigned, [Name of Intercompany Borrower], a [______ corporation] (the “Payor”), hereby promises to pay to the order of [Name of Intercompany Payee], a [______ corporation] (the “Payee”), UPON DEMAND by the Payee, in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by the Payee to the Payor. The Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by the Payor and the Payee.

This note (the “Intercompany Note”) is an Intercompany Note referred to in the Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and is subject to the terms thereof. The Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Intercompany Note as long as the Security Agreement remains in effect. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

The Loans evidenced by this Intercompany Note are prepayable. The Payee is hereby authorized to record on the Schedule annexed hereto, and any continuation sheets which the Payee may attach hereto, (i) the date of each loan, advance or other extension of credit made by the Payee to the Payor and (ii) the interest rate applicable thereto. The entries made on such Schedule shall be prima facie evidence of the existence and amounts of the obligations recorded thereon, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Payor to repay the loans.

[Anything in this Intercompany Note to the contrary notwithstanding, the indebtedness evidenced by this Intercompany Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Credit Obligations (as defined in the Credit Agreement) of the Payor under the Credit Agreement and the other Loan Documents (such Obligations being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, of the Payor, or to its property, and in the event of any proceedings for

Virtus Investment Partners, Inc. Intercompany Note

voluntary liquidation, dissolution or other winding up of the Payor in connection with an insolvency or bankruptcy event referred to above, then (x) the holders of Senior Indebtedness shall be indefeasibly paid in full in cash in respect of all amounts constituting Senior Indebtedness before any the Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Intercompany Note and (y) until the holders of Senior Indebtedness are indefeasibly paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which the Payee would otherwise be entitled (other than debt securities of the Payor that are subordinated, to at least the same extent as this Intercompany Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) if any Event of Default (as defined under the Credit Agreement) occurs and is continuing with respect to any Senior Indebtedness, then no payment or distribution of any kind or character shall be made by the Payor to the Payee with respect to this Intercompany Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Intercompany Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent on behalf of the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amount remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Intercompany Note by any act or failure to act on the part of the Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. The Payee and the Payor hereby agree that the subordination of this Intercompany Note is for the benefit of the Secured Parties (such term used herein shall mean the “Secured Parties” as defined in the Credit Agreement and the related Loan Documents) and that the Administrative Agent may, on behalf of itself and the other Secured Parties as defined in the Credit Agreement, proceed to enforce the subordination provisions herein.]1

The Payor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Intercompany Note.

Whenever in this Intercompany Note either party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. The Payor shall not have

[1]	Include these subordination provisions if the Payor is a Loan Party and the Payee is not a Loan Party.

Virtus Investment Partners, Inc. Intercompany Note

the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents. No failure or delay of the Payee in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Intercompany Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Payor and the Payee with respect to which such waiver, amendment, modification or consent is to apply.

THIS INTERCOMPANY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

The Payor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Intercompany Note or the other Loan Documents, or for recognition or enforcement of any judgment, and the Payor hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. The Payor, and by accepting this Intercompany Note, the Payee, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Intercompany Note shall affect any right that the Payee may otherwise have to bring any action or proceeding relating to this Intercompany Note or any other Loan Document against the Payor, or any of its property, in the courts of any jurisdiction.

The Payor, and by accepting this Intercompany Note, the Payee, hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Intercompany Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Payor, and by accepting this Intercompany Note, the Payee, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Payor, and by accepting this Intercompany Note, the Payee, irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Payee to serve process in any other manner permitted by law.

THE PAYOR, AND BY ACCEPTING THIS INTERCOMPANY NOTE, THE PAYEE, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INTERCOMPANY NOTE. THE PAYOR

Virtus Investment Partners, Inc. Intercompany Note

(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE PAYEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PAYEE WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT SUCH PAYEE HAS BEEN INDUCED TO ACCEPT THIS INTERCOMPANY NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

[NAME OF PAYOR]

By:
Name:
Title:

Virtus Investment Partners, Inc. Intercompany Note

SCHEDULE TO INTERCOMPANY NOTE

Date	Advance	Repayment	Balance Outstanding

Virtus Investment Partners, Inc. Intercompany Note

INDORSEMENT

The undersigned, [NAME OF PAYEE], a ________ [corporation] (the “Payee”), hereby assigns, transfers and endorses to and makes payable to the order of ______________________________________________ that certain Intercompany Note, dated [Date], made by [NAME OF PAYOR] to the order of the Payee. This endorsement is made with recourse to the undersigned for payment or collection.

DATED:

[NAME OF PAYEE]

By:
Name:
Title:

Virtus Investment Partners, Inc. Intercompany Note

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT K

FORM OF ASSET COVERAGE RATIO CERTIFICATE

I, ______________, do hereby certify that I am the __________ of Virtus Investment Partners. Inc. (the “Borrower”), and that, as such, I am duly authorized to execute and deliver this Asset Coverage Ratio Certificate on the Borrower’s behalf pursuant to Section 6.1(e) of the Credit Agreement, dated as of September 1, 2009, among the Borrower, the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein which are not defined herein shall have the meanings assigned to such terms in the Credit Agreement. In the event of any conflict between the calculations set forth in this Asset Coverage Ratio Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

This Asset Coverage Ratio Certificate is delivered for the month ended ___________, 20__ (the “Test Date”). As of the Test Date, the Asset Coverage Ratio was _.__:1:00, calculated as set forth on the attached Schedule.

IN WITNESS WHEREOF, I have executed this Asset Coverage Ratio Certificate on this ___ day of ________, 20__.

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:
Title:

Virtus Investment Partners, Inc. Asset Coverage Ratio Certificate

SCHEDULE TO ASSET COVERAGE RATIO CERTIFICATE

FOR THE MONTH ENDED _________ ___, 20__

1.	The book value of all cash of the Borrower and its Subsidiaries on a consolidated basis as of the Test Date	$	_______________

2.	The book value of all cash attributable to VPDI as of the Test Date	$	_______________

3.	Item 1 minus Item 2	$	_______________

4.	The book value of all marketable securities (including all investments in Virtus Funds to the extent constituting marketable securities) of the Borrower and its Subsidiaries on a consolidated basis as of the Test Date	$	_______________

5.	The book value of all marketable securities (including all investments in Virtus Funds to the extent constituting marketable securities) attributable to VPDI as of the Test Date	$	_______________

6.	Item 4 minus Item 5	$	_______________

7.	The net book value of all investment management receivables of the Borrower and its Subsidiaries on a consolidated basis as of the Test Date	$	_______________

8.	The net book value of all investment management receivables attributable to VPDI as of the Test Date	$	_______________

9.	Item 7 minus Item 8	$	_______________

10.	Excluded Amount of all Excluded Investments	$	_______________

11.	Investment in a Virtus Short-term Bond Fund to the extent in excess of $2,000,000	$	_______________

12.	Asset Coverage Amount ((Item 3 + Item 6 + Item 9) minus (Item 10 + Item 11)	$	_______________

13.	The aggregate Revolving Credit Exposure of all the Lenders as of the Test Date	$	_______________

14.	Asset Coverage Ratio (Item 12:Item 13)	$	_______________

Virtus Investment Partners, Inc. Asset Coverage Ratio Certificate

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT L

FORM OF POST-CLOSING LETTER

VIRTUS INVESTMENT PARTNERS, INC.

100 Pearl Street

Hartford, CT 06103

September 1, 2009

The Bank of New York Mellon, as Administrative Agent

under the Credit Agreement referred to below

One Wall Street

New York, New York 10286

Attention: Richard G. Shaw

                  Vice President

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used in this letter agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The Borrower hereby agrees that, with respect to each matter set forth on Schedule I attached hereto, unless the Administrative Agent agrees in writing to the contrary, it will ensure that each such matter shall have been accomplished promptly, and in no event later than the date specified on Schedule I or such later date as shall be specified by the Administrative Agent in writing. The parties hereto agree that this letter shall constitute a Loan Document for all purposes of the Credit Agreement, and each of the agreements set forth in this letter agreement shall be deemed to constitute a covenant under the Credit Agreement, which for purposes of Article 8 of the Credit Agreement will be governed by Section 8.1(d)(ii) thereof.

This letter agreement may not be amended or modified except in writing signed by the Borrower and the Agent.

This letter agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles that would require the application of the laws of another jurisdiction. This letter agreement may be executed in two or more counterparts (including, without limitation, delivery via facsimile or electronic mail in accordance with the Credit Agreement), each of which

Virtus Investment Partners, Inc. Post-Closing Letter

when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

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Virtus Investment Partners, Inc. Post-Closing Letter

VIRTUS INVESTMENT PARTNERS, INC.

By:
Name:
Title:

Accepted as of the date first written above by:

THE BANK OF NEW YORK MELLON as Administrative Agent

By:
Name:
Title:

Virtus Investment Partners, Inc. Post-Closing Letter

SCHEDULE I

POST-CLOSING OBLIGATIONS

1. With respect to each Excluded Investment, the Excluded Investment Termination Date shall have occurred on or before October 31, 2009.

2. On or before October 31, 2009, deliver to the Administrative Agent a share certificate representing 338,458 shares of the common stock, par value $0.01 per share, of Rutherford Financial Corporation, a Pennsylvania corporation (“Rutherford”), in the name of Virtus Partners, Inc., a Delaware corporation, in replacement of Certificate No. V-41, representing 338,458 shares of the common stock, par value $0.01 per share, of Rutherford, in the name of Phoenix Investment Partners, Ltd.

3. On or before October 31, 2009, deliver to the Administrative Agent a share certificate, representing 1 share of the common stock, par value $1.00 per share, of Virtus Investment Advisers, Inc., a Massachusetts corporation (“VIA”), in the name of VPDI, in replacement of Certificate No. 4, representing 1 share of the common stock, par value $1.00 per share, of VIA, in the name of Phoenix Equity Planning Corporation.

Virtus Investment Partners, Inc. Post-Closing Letter

VIRTUS INVESTMENT PARTNERS, INC.

EXHIBIT M

FORM OF PLEDGE AGREEMENT

between

VP DISTRIBUTORS, INC.,

and

THE BANK OF NEW YORK MELLON,

as Administrative Agent

Dated as of September 1, 2009

VP Distributors, Inc. Pledge Agreement

		Page
SECTION 14.3	HEADINGS	19
SECTION 14.4	JURISDICTION; VENUE; CONSENT TO SERVICE OF PROCESS	19
SECTION 14.5	WAIVER OF JURY TRIAL	20

SCHEDULES:

Schedule 1.1	Proposed Reorganization
Schedule 3.1(e)	Other Names
Schedule 3.1(h)	List of Pledged Equity Interests

(ii)

VP Distributors, Inc. Pledge Agreement

PLEDGE AGREEMENT, dated as of September 1, 2009, between VP DISTRIBUTORS, INC., a Connecticut corporation (the “Grantor”), and THE BANK OF NEW YORK MELLON, as Administrative Agent under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”).

RECITALS

A. Reference is made to the Credit Agreement, dated as of September 1, 2009, among Virtus Investment Partners, Inc. (the “Borrower”), the Lenders party thereto, and The Bank of New York Mellon, as Administrative Agent and as Issuing Bank (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Lenders have agreed to make Revolving Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Grantor acknowledges that the Revolving Loans, Letters of Credit and other financial accommodations made under the Loan Documents will enhance the aggregate borrowing powers of the Borrower and credit availability to the other Loan Parties and facilitate their loan relationship with the Credit Parties, to the mutual advantage of the Grantor.

C. The Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Revolving Loans and the issuance of the Letters of Credit.

D. This Pledge Agreement is given by the Grantor in favor of the Administrative Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

E. The execution and delivery by the Grantor of this Pledge Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Credit Parties would not have entered into the Credit Agreement if the Grantor had not executed and delivered this Pledge Agreement.

Accordingly, the Grantor and the Administrative Agent, on behalf of itself and each other Secured Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE 1.

DEFINITIONS; GRANT OF SECURITY; CONTINUING PERFECTION AND PRIORITY

Section 1.1 General Definitions. As used in this Pledge Agreement, the following terms shall have the meanings specified below:

“Advisers” means Virtus Investment Advisers, a Massachusetts corporation.

“Borrower” has the meaning assigned to such term in the preliminary statement of this Pledge Agreement.

VP Distributors, Inc. Pledge Agreement

“Cash Management Agreement” means an agreement entered into by a Loan Party with any Lender or an Affiliate thereof pursuant to which such Lender or such Affiliate provides any one or more of the following types or services or facilities to any Loan Party: (a) ACH transactions, (b) other cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, and (e) credit or debit cards.

“Collateral” has the meaning assigned to such term in Section 1.3(a).

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Pledge Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.3.

“Grantor” has the meaning assigned to such terms in the preliminary statement of this Pledge Agreement.

“Pledged Equity Interests” means all Equity Interests now owned or hereafter acquired by the Grantor in Advisers and all Security Certificates and other documents, if any, representing or evidencing such Equity Interests.

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Collateral, (iii) any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes the Collateral, and (iv) whatever is receivable or received when any of the Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Proposed Reorganization” means the proposed reorganization of the Grantor as described on Schedule 1.1.

“Secured Cash Management Agreement” means a Cash Management Agreement entered into by a Loan Party with any counterparty that is a Secured Party.

“Secured Hedging Agreement” means a Hedging Agreement entered into by the Borrower with any counterparty that is a Secured Party.

“Secured Obligations” shall mean (i) the Credit Obligations, and (ii) the due and punctual payment and performance of all obligations of Borrower and the other Loan Parties under each Secured Hedging Agreement and Secured Cash Management Agreement.

“Secured Parties” shall have the meaning assigned to such term in the Security Agreement.

“Security Agreement” means the Security Agreement, dated as of September 1, 2009, by and among the Borrower, the Subsidiary Guarantors, and the Administrative Agent.

VP Distributors, Inc. Pledge Agreement

“Security Certificate” has the meaning assigned to such term in Article 9 of the UCC.

“Security Interest” has the meaning assigned to such term in Section 1.3(a).

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Virtus Partners” means Virtus Partners, Inc., a Delaware corporation.

Section 1.2 Other Definitions; Interpretation

(a) Other Definitions. Capitalized terms used herein and not otherwise defined herein, and the term “subsidiary” shall have the meanings assigned to such terms in the Credit Agreement.

(b) Rules of Interpretation. The rules of interpretation specified in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be applicable to this Pledge Agreement. All references herein to (i) a Schedule to this Pledge Agreement shall refer to such Schedule hereto, as applicable, and (ii) provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

(c) Resolution of Drafting Ambiguities. The Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Pledge Agreement, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.3 Grant of Security

(i) As security for the payment or performance, as applicable, in full of the Secured Obligations, the Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all of the Grantor’s right, title and interest in and to (A) all Pledged Equity Interests and (B) and any and all Proceeds thereof, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”).

(b) Revisions to UCC. For the avoidance of doubt, it is expressly understood and agreed that, to the extent the UCC is revised after the date hereof such that the definition of

VP Distributors, Inc. Pledge Agreement

any of the foregoing terms included in the description or definition of the Collateral is changed, the parties hereto desire that any property which is included in such changed definitions, but which would not otherwise be included in the Security Interest on the date hereof, nevertheless be included in the Security Interest upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the Security Interest is intended to apply immediately on the Agreement Date to all of the Collateral to the fullest extent permitted by applicable law, regardless of whether any particular item of the Collateral was then subject to the UCC.

ARTICLE 2.

SECURITY FOR OBLIGATIONS; NO ASSUMPTION OF LIABILITY

Section 2.1 Security for Secured Obligations. This Pledge Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, or any similar provision of any other bankruptcy, insolvency, receivership or other similar law), of all Secured Obligations.

Section 2.2 No Assumption of Liability. Notwithstanding anything to the contrary herein, the Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 3.1 Representations and Warranties. The Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:

(a) The Grantor is duly organized, validly existing and in good standing under the laws of the State of Connecticut and has all requisite power and authority to own and hold the Pledged Equity Interests.

(b) The execution and delivery by the Grantor of this Pledge Agreement and the performance of its obligations hereunder are within the corporate powers of the Grantor and have been duly authorized by all necessary corporate and, if required, stockholder action. This Pledge Agreement has been duly executed and delivered by the Grantor and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

(c) The execution and delivery by the Grantor of this Pledge Agreement and the performance of its obligations hereunder will not (i) violate the organizational documents of

VP Distributors, Inc. Pledge Agreement

the Grantor and (ii) violate or result in a default under any indenture, agreement or other instrument binding upon the Grantor or its assets.

(d) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Grantor, threatened against or affecting the Grantor that involve this Pledge Agreement.

(e) As of the date hereof, (i) the Grantor’s chief executive office or its principal place of business is, and for the preceding four months has been, located at 100 Pearl Street, Hartford, CT 06103, (ii) the Grantor’s jurisdiction of organization is Connecticut, (iii) the Grantor’s Federal Employer Identification Number is 06-0847856 and company organizational number is 0036560, (iv) the Grantor’s exact legal name as such name appears in its certificate of incorporation or other organizational document, is VP Distributors, Inc., and (v) except as set forth on Schedule 3.1(e), the Grantor has not done in the preceding five years, and does not do, business under any other name (including any trade-name or fictitious business name), except under the name Phoenix Equity Planning Corporation, between July 16, 1968, and February 5, 2009.

(f) The Grantor has not within the five years preceding the date hereof become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not theretofore been terminated.

(g) The Grantor has good and valid rights in or title to, the Pledged Equity Interests free and clear of all Liens, except for Liens created under this Pledge Agreement. The Grantor has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any such Pledged Equity Interests, or (ii) any assignment in which it assigns any such Pledged Equity Interests or any security agreement or similar instrument covering any such Pledged Equity Interests with any foreign governmental, municipal or other office, in each case which financing statement, analogous document, assignment or other instrument, as applicable, is still in effect.

(h) Schedule 3.1(h) sets forth, as of the date hereof, all of the Equity Interests in Advisers owned or rights therein held by or on behalf of the Grantor, including the certificate numbers of all Security Certificates, representing such Equity Interests, and the number and class thereof. The Grantor is not a party to, or has knowledge of, any agreement, voting trust or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing.

(i) This Pledge Agreement is effective to create in favor of the Administrative Agent, for the benefit of itself and the Lenders, a legal, valid, binding and enforceable security interest in the Collateral as security for the Secured Obligations. When the Security Certificates representing the Collateral are delivered to the Administrative Agent duly endorsed in blank, and when UCC-1 financing statements in appropriate form are filed in office of the Secretary of State of the State of Connecticut, the Security Interest in the Collateral created by this Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and

VP Distributors, Inc. Pledge Agreement

interest of the Grantor in such Collateral, as security for the Secured Obligations, free of all adverse claims.

(j) All pledged Equity Interests (i) have been duly authorized and validly issued and are fully paid and non-assessable and (ii) are evidenced by Security Certificates, all of which have been delivered to the Administrative Agent.

(k) No Person other than the Administrative Agent has “control” (within the meaning of Article 8 of the UCC) over the Collateral.

Section 3.2 Covenants and Agreements. The Grantor hereby covenants and agrees as follows:

(a) It shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral owned or rights in Collateral against all Persons and to defend the Security Interest in such Collateral and the priority thereof against any Lien or other interest, and in furtherance thereof, it shall not take, or permit to be taken, any action not otherwise expressly permitted by the Loan Documents that could impair the Security Interest or the priority thereof or any Secured Party’s rights in or to such Collateral.

(b) During normal business hours and upon reasonable advance notice, the Administrative Agent and such Persons as the Administrative Agent may designate shall, as often as reasonably requested, have the right, at the cost and expense of the Grantor, to inspect all of its records (and to make extracts and copies from such records), to discuss its affairs with its officers and independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral owned or rights in Collateral held by or on behalf of the Grantor. The Administrative Agent shall have the absolute right to share on a confidential basis any information it gains from such inspection or verification with any Secured Party.

(c) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral owned or held by or on behalf of the Grantor, and not permitted by the Loan Documents, and may pay for the maintenance and preservation of such Collateral to the extent the Grantor fails to do so as required by the Loan Documents, and the Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(d) It shall not make, or permit to be made, an assignment, pledge or hypothecation of the Collateral, or grant any other Lien in respect of such Collateral. Except for Liens or transfers expressly permitted by the Loan Documents, it shall not make or permit to be

VP Distributors, Inc. Pledge Agreement

made any transfer of such Collateral, and it shall remain at all times the direct owner, beneficially and of record, of the Collateral.

(e) It will not change its state of organization, maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified in Section 3.1(e) or change its name, state organization number or taxpayer identification number unless the Grantor shall have given the Administrative Agent not less than 30 days’ prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral.

(f) The Grantor hereby agrees that all pledged Equity Interests shall at all times be evidenced by Security Certificates, all of which shall be in the possession of the Administrative Agent and accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent.

(g) The Grantor hereby agrees that it will not create or acquire any subsidiary.

(h) The Grantor may consummate the Proposed Reorganization provided that:

(i) the consummation of the Proposed Reorganization is permitted by the Credit Agreement;

(ii) the Grantor complies with the provisions of clause (e) above;

(iii) VP Distributors, LLC, the survivor of the Merger (as defined in Schedule 1.1), shall have executed and delivered to the Administrative Agent an instrument of assumption, in form and substance satisfactory to the Administrative Agent, by which it assumes the obligations of the Grantor hereunder;

(iv) the distribution of the Pledged Equity Interests to Virtus Partners is subject to the security interest granted hereunder;

(v) substantially contemporaneously with the distribution of the Pledged Equity Interests to Virtus Partners, the Security Certificate evidencing the Pledged Equity Interests shall have been replaced by a new Security Certificate registered in the name of Virtus Partners, which Security Certificate (together with an undated stock power executed in blank) shall have been pledged to the Administrative Agent by Virtus Partners under the Security Agreement, it being understood and agreed that upon receipt of such new Security Certificate, the Security Certificate delivered by the Grantor on the Closing Date shall be delivered by the Administrative Agent to Virtus Partners which will cancel the same;

(vi) the Administrative Agent shall have received from VP Distributors, LLC, such certificates (including good standing certificates), UCC-1 financing

VP Distributors, Inc. Pledge Agreement

statements and search reports required of the Grantor on the Closing Date pursuant to Section 5.1 of the Credit Agreement; and

(vii) the Administrative Agent shall have received such opinions of counsel regarding the Proposed Reorganization, the assumption by VP Distributors, LLC of this Agreement, the perfection of the security interest granted by Virtus Partners in the Pledged Equity Interests and the Equity Interests in VP Distributors, LLC as it shall reasonably require.

Section 3.3 Registration in Nominee Name; Denominations. The Grantor hereby agrees that (a) without limiting Section 6.4, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold, where applicable, the Pledged Equity Interests in the Administrative Agent’s own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Grantor, endorsed or assigned, where applicable, in blank or in favor of the Administrative Agent, (b) at the Administrative Agent’s request, the Grantor will promptly give to the Administrative Agent copies of any material notices or other written communications received by it with respect to any Pledged Equity Interests registered in its name, and (c) the Administrative Agent shall at all times have the right to exchange any Security Certificates or other documents representing or evidencing any Pledged Equity Interests for Security Certificates or other documents of smaller or larger denominations for any purpose consistent with this Pledge Agreement.

Section 3.4 Voting and Distributions

(a) Unless and until an Event of Default shall have occurred and be continuing:

(i) The Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Equity Interests, or any part thereof, for any purpose consistent with the terms of this Pledge Agreement and the other Loan Documents; provided, however, that the Grantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Equity Interests or the rights and remedies of any of the Secured Parties under this Pledge Agreement or any other Loan Document or the ability of any of the Secured Parties to exercise the same.

(ii) The Administrative Agent shall execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subsection (a)(i) and to receive the cash payments it is entitled to receive pursuant to subsection (a)(iii).

(iii) The Grantor shall be entitled to receive, retain and use any and all cash dividends, interest and principal paid on the Pledged Equity Interests to the extent and only to the extent that such cash dividends, interest and principal are not prohibited by, and not otherwise paid in a manner that violates the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws. All non-cash dividends, interest and principal, and

VP Distributors, Inc. Pledge Agreement

all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Equity Interests, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in any issuer or received in exchange for any Pledged Equity Interests, or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Equity Interests, and, if received by the Grantor, shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

(b) Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default:

(i) All rights of the Grantor to dividends, interest or principal that it is authorized to receive pursuant to subsection (a)(iii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal, as applicable. All dividends, interest and principal received by or on behalf of the Grantor contrary to the provisions of this Section shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of the Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this subsection (b)(i) shall be retained by the Administrative Agent in an account to be established in the name of the Administrative Agent, for the ratable benefit of the Secured Parties, upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.2. Subject to the provisions of this subsection (b)(i), such account shall at all times be under the sole dominion and control of the Administrative Agent, and the Administrative Agent shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto as set forth in the Loan Documents. After all Events of Default have been cured or waived, the Administrative Agent shall, within five Business Days after all such Events of Default have been cured or waived, repay to the Grantor all cash dividends, interest and principal (without interest) that the Grantor would otherwise be permitted to retain pursuant to the terms of subsection (a)(iii) and which remain in such account.

(ii) All rights of the Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to subsection (a)(i), and the obligations of the Administrative Agent under subsection (a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantor to exercise such rights. After all Events of Default have been cured or waived, the Grantor will

VP Distributors, Inc. Pledge Agreement

have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of subsection (a)(i).

ARTICLE 4.

FURTHER ASSURANCES; FILING AUTHORIZATION

Section 4.1 Further Assurances. The Grantor hereby covenants and agrees, at its own cost and expense, to execute, acknowledge, deliver and/or cause to be duly filed all such further agreements, instruments and other documents (including favorable legal opinions in connection with any Transaction if reasonably required by the Administrative Agent), and take all such further actions, that the Administrative Agent may from time to time reasonably request to preserve, protect and perfect the Security Interest granted by it and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with its execution and delivery of this Pledge Agreement, the granting by it of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

Section 4.2 Filings

(a) The Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor, and (ii) any financing or continuation statements or other documents without the signature of the Grantor where permitted by law. The Grantor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon the reasonable request by the Administrative Agent.

ARTICLE 5.

REMEDIES UPON DEFAULT

Section 5.1 Remedies Generally

(a) General Rights. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (i) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where such Collateral may be located for the purpose of taking possession of or removing such Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law, and (ii) appoint a receiver for all or any portion of the Collateral. Without limiting the generality of the foregoing, the Grantor agrees that the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, subject to the requirements of applicable law, to

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sell or otherwise dispose of any of the Collateral owned or held by or on behalf of the Grantor, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be irrevocably authorized at any such sale of such Collateral constituting securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Sale of Collateral. The Administrative Agent shall give the Grantor ten days’ written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions)) of the Administrative Agent’s intention to make any sale of any of the Collateral owned or held by or on behalf of the Grantor. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which such Collateral will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of any of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), any of the Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, (i) a written agreement to purchase any of the Collateral shall be treated as a sale thereof, (ii) the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and (iii) the Grantor shall not be entitled to the return of any of the Collateral subject

VP Distributors, Inc. Pledge Agreement

thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon any of the Collateral and to sell any of the Collateral pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Article shall be deemed to conform to the commercially reasonable standards as provided in Part 6 of Article 9 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions). Without limiting the generality of the foregoing, the Grantor agrees as follows: (A) if the proceeds of any sale of the Collateral pursuant to this Article are insufficient to pay all the Secured Obligations, it shall be liable for the resulting deficiency and the fees, charges and disbursements of any counsel employed by the Administrative Agent or any other Secured Party to collect such deficiency, (B) it hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any such Collateral may have been sold at any private sale pursuant to this Article was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree, (C) there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements in this Section may be specifically enforced, (D) the Administrative Agent may sell any such Collateral without giving any warranties as to such Collateral, and the Administrative Agent may specifically disclaim any warranties of title or the like, and (E) the Administrative Agent shall have no obligation to marshal any such Collateral.

Section 5.2 Application of Proceeds of Collateral

(a) Except as expressly provided elsewhere in this Pledge Agreement and in Section 6.11 of the Credit Agreement, all proceeds received by the Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral as well as any Collateral consisting of cash shall be applied in full or in part by the Administrative Agent against, the Secured Obligations in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Pledge Agreement, any other Loan Document or any of the Secured Obligations, including all out of pocket court costs and the reasonable fees and expenses of its agents and legal counsel, all amounts for which the Administrative Agent is entitled to indemnification under the Credit Agreement (in its capacity as the Administrative Agent and not as a Lender), the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the extent of any excess of such proceeds, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured

VP Distributors, Inc. Pledge Agreement

Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution) with the amount allocable to the Credit Obligations to be applied to the Credit Obligations in the manner set forth in Section 8.3 of the Credit Agreement; and

THIRD, to the extent of any excess of such proceeds to the Grantor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have sole and absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Pledge Agreement. Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

Section 5.3 Pledged Equity Interests. In view of the position of the Grantor in relation to the Pledged Equity Interests included in the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Equity Interests included in the Collateral permitted hereunder. The Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Equity Interests included in the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Equity Interests included in the Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Equity Interests included in the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Equity Interests included in the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Equity Interests for their own account, for investment, and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Equity Interests, or any part thereof, shall have been filed under the Federal Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. The Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Equity Interests included in the Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if

VP Distributors, Inc. Pledge Agreement

more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells any such Pledged Equity Interests.

ARTICLE 6.

CONCERNING THE ADMINISTRATIVE AGENT

Section 6.1 In General. The Administrative Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Pledge Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith except for gross negligence or willful misconduct. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Pledge Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Pledge Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Pledge Agreement while it was the Administrative Agent.

Section 6.2 Standard of Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Collateral.

Section 6.3 Administrative Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Administrative Agent and any officer or agent thereof, as its true and lawful agent and attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, and without limiting the generality of the foregoing, the Administrative Agent shall have the right, with power of substitution for the Grantor and in the Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the other Secured Parties,

VP Distributors, Inc. Pledge Agreement

upon the occurrence and during the continuance of an Event of Default and at such other time or times permitted by the Loan Documents, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for, and give discharges and releases of, any of such Collateral; (iii) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on any of the Collateral or to enforce any rights in respect of any of such Collateral; (iv) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to any of such Collateral; (v) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any of such Collateral, and (vi) to do all other acts and things necessary to carry out the purposes of this Pledge Agreement, as fully and completely as though the Administrative Agent were the absolute owner of such Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to any of the Collateral or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Administrative Agent or any other Secured Party with respect to any of the Collateral shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Administrative Agent or any other Secured Party. The provisions of this Article shall in no event relieve the Grantor of any of its obligations hereunder or under the other Loan Documents with respect to any of the Collateral or impose any obligation on the Administrative Agent or any other Secured Party to proceed in any particular manner with respect to any of the Collateral, or in any way limit the exercise by the Administrative Agent or any other Secured Party of any other or further right that it may have on the date of this Pledge Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. Any sale pursuant to the provisions of this paragraph shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the UCC as in effect in the State of New York or its equivalent in other jurisdictions (or any successor provisions).

Section 6.4 Reimbursement of Administrative Agent. The Grantor agrees to pay to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees, other charges and disbursements of counsel and of any experts or agents, that the Administrative Agent may incur in connection with (i) the administration of this Pledge Agreement relating to the Grantor or any of its property, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral owned or held by or on behalf of the Grantor, (iii) the exercise, enforcement or protection of any of the rights of the Administrative Agent hereunder relating to the Grantor or any of its property, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof. The Grantor agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out-of-pocket expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (a) the execution or delivery by the Grantor of this Pledge Agreement or any agreement or instrument contemplated hereby, or the performance by the Grantor of its obligations under this Pledge Agreement and the other transactions contemplated hereby or (b) any claim,

VP Distributors, Inc. Pledge Agreement

litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Any amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Pledge Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section shall be payable within ten days of written demand therefor and shall bear interest at the rate specified in Section 3.1 of the Credit Agreement.

ARTICLE 7.

WAIVERS; AMENDMENTS

No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or any other Loan Document or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances. Neither this Pledge Agreement nor any provision hereof may be waived, amended, supplemented or otherwise modified, or any departure therefrom consented to, except pursuant to an agreement or agreements in writing entered into by, between or among the Administrative Agent and the Grantor with respect to which such waiver, amendment, other modification or consent is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

ARTICLE 8.

SECURITY INTEREST ABSOLUTE

All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations, or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other

VP Distributors, Inc. Pledge Agreement

term of, all or any of the Secured Obligations, or any other waiver, amendment, supplement or other modification of, or any consent to any departure from, the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing, (iii) except as otherwise expressly permitted under the Loan Documents or effected pursuant thereto, any exchange, release or non-perfection of any Lien on any other collateral, or any release or waiver, amendment, supplement or other modification of, or consent under, or departure from, any guaranty, securing or guaranteeing all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Secured Obligations or in respect of this Pledge Agreement or any other Loan Document.

ARTICLE 9.

TERMINATION; RELEASE

This Pledge Agreement and the Security Interest shall terminate when all Commitments have expired or otherwise terminated and all Credit Obligations have been finally and indefeasibly paid in full in cash and all Letters of Credit have expired and all LC Disbursements have been reimbursed in full in cash. Upon termination of this Pledge Agreement, the Collateral shall be released from the Lien of this Pledge Agreement. Upon the effectiveness of any written consent to the release of the Security Interest in any Collateral pursuant to Section 10.2 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released. Upon any sale, transfer or other disposition of Collateral permitted by the Loan Documents (other than to a Loan Party), the Security Interest in such Collateral shall be automatically released (other than to the extent any such sale, transfer or other disposition of such Collateral would, immediately after giving effect thereto, result in the receipt by the Grantor of any other property (whether in the form of Proceeds or otherwise) that would, but for the release of the Security Interest therein pursuant to this clause, constitute Collateral, in which event the Lien created hereunder shall continue in such property).

ARTICLE 10.

LIMITED RECOURSE

NOTWITHSTANDING ANY PROVISION OF THIS PLEDGE AGREEMENT OR THE LOAN DOCUMENTS TO THE CONTRARY, RECOURSE FOR ANY AND ALL OBLIGATIONS OR OTHER LIABILITIES OF THE GRANTOR UNDER OR IN RESPECT OF THIS PLEDGE AGREEMENT AND THE LOAN DOCUMENTS SHALL UNDER ANY AND ALL CIRCUMSTANCES BE LIMITED EXCLUSIVELY TO THE COLLATERAL PLEDGED BY THE GRANTOR HEREUNDER.

VP Distributors, Inc. Pledge Agreement

ARTICLE 11.

NOTICES

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to the Administrative Agent shall be given to it at its address for notices set forth in such Section, and all communications and notices hereunder to the Grantor shall be given to it at its address set forth in Section 3.1(a)(i) of this Pledge Agreement, with a copy to the Borrower as provided in Section 10.1 of the Credit Agreement.

ARTICLE 12.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantor that are contained in this Pledge Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Pledge Agreement shall become effective as to the Grantor when a counterpart hereof executed on behalf of the Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Grantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that the Grantor shall not have the right to assign its rights or obligations hereunder or any interest herein or in any of the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Pledge Agreement or the other Loan Documents.

ARTICLE 13.

SURVIVAL OF AGREEMENT; SEVERABILITY

All covenants, agreements, representations and warranties made by the Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of any Loan Document and the making of any Revolving Loan or issuance of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Pledge Agreement shall terminate. In the event any one or more of the provisions contained in this Pledge Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid,

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illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

ARTICLE 14.

MISCELLANEOUS

Section 14.1 GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.2 Counterparts; Integration. This Pledge Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 12), and shall become effective as provided in Article 12. This Pledge Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Pledge Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Pledge Agreement.

Section 14.3 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Pledge Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Pledge Agreement.

Section 14.4 Jurisdiction; Venue; Consent to Service of Process. The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United Stated District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Pledge Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Pledge Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Pledge Agreement or the other Loan Documents against the Grantor or any of its property in the courts of any jurisdiction. The Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge Agreement or the other Loan Documents in any foregoing court referred to in this Article. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Article 11.

VP Distributors, Inc. Pledge Agreement

Nothing in this Pledge Agreement will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 14.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT. EACH PARTY HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.

[Remainder of Page Intentionally Left Blank]

VP Distributors, Inc. Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the day and year first above written.

VP DISTRIBUTORS, INC.

By:
Name:	Michael A. Angerthal
Title:	Senior Vice President

VP Distributors, Inc. Pledge Agreement

THE BANK OF NEW YORK MELLON,
as Administrative Agent

By:
Name:	Richard G. Shaw
Title:	Vice President

VP Distributors, Inc. Pledge Agreement

SCHEDULE 1.1

TO PLEDGE AGREEMENT

Dated as of September 1, 2009

Proposed Reorganization

The Grantor is contemplating consummating a reorganization transaction pursuant to which:

1. Virtus Partners will form Virtus BD Holding, LLC (“Virtus BD Holding”), a Connecticut limited liability company, with Virtus Partners as its sole member.

2. The Grantor will merge (the “Merger”) with and into Virtus BD Holding with Virtus BD Holding as the survivor. In connection with the Merger, Virtus BD Holding will change its name to VP Distributors, LLC. By virtue of the Merger, VP Distributors, LLC will own 100% of the Pledged Equity Interests.

3. Immediately after giving effect to the Merger, VP Distributors, LLC will distribute the Pledged Equity Interests to Virtus Partners and as a result thereof, Virtus Partners will own 100% of (a) the membership interests of VP Distributors, LLC and (b) the Pledged Equity Interests.

If the Grantor were to consummate this transaction, its name will change and it may be required to obtain a different Taxpayer Identification Number and State Organization Number.

VP Distributors, Inc. Pledge Agreement

SCHEDULE 3.1(e)

TO PLEDGE AGREEMENT

Dated as of September 1, 2009

Other Names

VP Distributors, Inc. has conducted and currently conducts business in the State of Kentucky under the fictitious name VP Distributors, Inc. (Connecticut).

VP Distributors, Inc. Pledge Agreement

SCHEDULE 3.1(h)

TO PLEDGE AGREEMENT

Dated as of September 1, 2009

List of Collateral

Issuer	Certificate No.	Registered Owner	No. and Class of Shares	% of Outstanding Equity Interests of Class
Virtus Investment Advisers, Inc.	4	VP Distributors, Inc.	1 share of Common Stock	100% of issued and outstanding stock (one class – common stock)

VP Distributors, Inc. Pledge Agreement